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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2008

Notice of 2008 Annual Meeting
of Stockholders,
Proxy Statement and 2007
Annual Financial Report(1)

Aon Corporation

www.aon.com

(1)
The 2007 Annual Financial Report and the letter to our stockholders from Aon's President and Chief Executive Officer are not included in this filing. The information contained in the 2007 Annual Financial Report (other than the pages captioned "Stock Performance Graph" and "Certifications") was previously filed as part of our Annual Report on Form 10-K for the year ended December 31, 2007. The 2007 Annual Financial Report is attached to the Proxy Statement as Appendix A, and, together with the letter to our stockholders and certain corporate information, is being furnished to the Securities and Exchange Commission under Rule 14a-3(c) of the Securities Exchange Act of 1934, as amended, and mailed to our stockholders beginning April 8, 2008.

Table of Contents
Notice of 2008 Annual Meeting of Stockholders
1	Proxy Statement—Annual Meeting of Stockholders—May 16, 2008
1	Why did I receive these proxy materials?
1	What matters will be presented for consideration at the Annual Meeting?
1	Will any other matters be decided at the Annual Meeting?
1	Who is entitled to vote at the Annual Meeting?
1	What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?
2	How do I vote?
2	What should I do if I receive more than one proxy card?
2	How is a quorum determined?
3	What is a broker non-vote?
3	What are the voting requirements to elect Directors and approve each of the proposals?
3	Can I change my vote?
3	Will the Annual Meeting be webcast?
4	Who can attend the Annual Meeting?
4	What do I need to do to attend the Annual Meeting?
4	Who will pay the costs of this proxy solicitation?
4	Who will count the vote?
5	Principal Holders of Voting Securities
7	Proposal 1—Election of Directors
14	Security Ownership of Certain Beneficial Owners and Management
16	Corporate Governance
20	Board of Directors and Committees
24	Report of the Audit Committee
25	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
27	Compensation Committee Report
28	Executive Compensation
102	Certain Relationships and Related Transactions
104	Legal Proceedings Against Officers and Directors
104	Section 16(a) Beneficial Ownership Reporting Compliance
104	Stockholder Proposals for 2009 Annual Meeting
105	Annual Report on Form 10-K
105	Incorporation by Reference
105	Other Matters

AON CORPORATION

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Aon Corporation:

        The 2008 Annual Meeting of Stockholders of Aon Corporation will be held on Friday, May 16, 2008, at 10:00 A.M (local time), at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, for the following purposes:

  1.
  To elect fifteen Directors to serve until our 2009 Annual Meeting of Stockholders. Our Board of Directors unanimously recommends that you vote "FOR" the election of all nominees.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of common stock at the close of business on March 19, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, both at the Annual Meeting and during normal business hours at our corporate offices for ten days prior to the Annual Meeting.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President, Associate General Counsel and Secretary

  Chicago, Illinois
  April 8, 2008

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by telephone, through the Internet or by completing and returning the enclosed proxy card.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2008—This Notice of 2008 Annual Meeting of Stockholders and Proxy Statement and our 2007 Annual Financial Report are available at www.aon.com.

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – MAY 16, 2008

        Why did I receive these proxy materials?

        We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Aon Corporation ("Aon," "we," "us" or "our"), a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders to be held at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, at 10:00 a.m. (local time), on Friday, May 16, 2008, and at any adjournment or postponement thereof.

        This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 8, 2008.

        What matters will be presented for consideration at the Annual Meeting?

        Action will be taken at the Annual Meeting with respect to the following items:

  1.
  Election of fifteen Directors to serve until our 2009 Annual Meeting of Stockholders.

  2.
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008.

        Will any other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we did not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, your signed proxy card gives authority to the persons named in your proxy card to vote on such matters in their discretion.

        Who is entitled to vote at the Annual Meeting?

        Holders of our common stock, par value $1.00 per share (the "Common Stock") as of the close of business on March 19, 2008, are entitled to vote at the Annual Meeting. As of that date, there were 299,146,650 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

        If your shares of Common Stock are registered directly in your name with Aon's transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Common Stock, the stockholder of record, and these proxy materials are being sent directly to you by Aon.

        If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct

Aon Corporation

your broker, bank or other nominee how to vote your shares of Common Stock by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or through the Internet.

        How do I vote?

        If you are a stockholder of record, you may vote using any of the following methods:

  •
  By telephone using the toll-free telephone number shown on your proxy card;

  •
  Through the Internet at www.investorvote.com;

  •
  By completing and signing your proxy card and returning it in the prepaid envelope provided; or

  •
  By written ballot at the Annual Meeting.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. If you vote by telephone or through the Internet, your vote must be received by 11:59 p.m., Eastern Time, on Thursday, May 15, 2008, the day before the Annual Meeting. If you properly cast your vote by telephone, through the Internet or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your Common Stock will be voted in accordance with your instructions. If you execute and return the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of all nominees for Director named below, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

        If you are a beneficial owner, you should follow the voting directions provided by your broker, bank or other nominee. You may complete and mail a voting instruction card to your broker, bank or other nominee, or, in most cases, submit voting instructions by telephone or through the Internet to your broker, bank or other nominee. If you hold shares through the Aon Savings Plan, the plan trustees will vote according to the instructions received on your proxy provided your voting instruction is received by 11:59 p.m., Eastern Time, on Wednesday, May 14, 2008.

        We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

        What should I do if I receive more than one proxy card?

        We have endeavored to consolidate all of your Common Stock on one proxy card; however, if you receive more than one proxy card, you should vote the Common Stock represented by each proxy card to ensure that all of your Common Stock is voted.

        How is a quorum determined?

        The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

Aon Corporation

        What is a broker non-vote?

        A broker non-vote occurs when a nominee, such as a broker or bank, holding shares of Common Stock on behalf of a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal.

        What are the voting requirements to elect Directors and approve each of the proposals?

        Except as otherwise required by applicable law or our Second Amended and Restated Certificate of Incorporation, as amended, any proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. Accordingly, the election of fifteen Directors and the ratification of the appointment of our independent registered public accounting firm will be decided by the vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on these matters. For the election of Directors, a vote withheld for a nominee for Director will have the effect of a vote against that nominee. For the ratification of the appointment of our independent registered public accounting firm, a stockholder who submits a ballot or proxy is considered present and entitled to vote, so an abstention will have the effect of a vote against the proposal.

        Under the rules of the New York Stock Exchange (the "NYSE"), if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares of Common Stock on the election of Directors and the ratification of the appointment of our independent registered public accounting firm.

        Can I change my vote?

        If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

  •
  Entering a later-dated vote by telephone or through the Internet;

  •
  Delivering a valid, later-dated proxy card;

  •
  Sending written notice to the Office of the Secretary of Aon; or

  •
  Voting by ballot in person at the Annual Meeting.

        If you are a beneficial owner of shares of Common Stock, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

        All shares of Common Stock that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

        Will the Annual Meeting be webcast?

        You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

Aon Corporation

        Who can attend the Annual Meeting?

        Stockholders as of the close of business on March 19, 2008, which is the record date for voting, may attend the Annual Meeting.

        What do I need to do to attend the Annual Meeting?

        If you are a stockholder of record, you do not need to take any additional action in order to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of your Common Stock as of the close of business on March 19, 2008, which is the record date for voting. Alternatively, you may contact the broker, bank or other nominee in whose name your Common Stock is registered and obtain a proxy to bring to the Annual Meeting.

        Who will pay the costs of this proxy solicitation?

        We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain Directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication, and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. Georgeson will receive a fee of $7,000 for its services. We will also reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

2007 Annual Financial Report

Appendix A to this proxy statement contains our 2007 Annual Financial Report, including our consolidated financial statements, the notes thereto and management's discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the Securities and Exchange Commission (the "SEC").

Aon Corporation

PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of February 29, 2008, the beneficial owners of 5% or more of our Common Stock entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percent of Class
Patrick G. Ryan c/o Aon Corporation, 200 East Randolph Street, Chicago, IL 60601	21,215,069	(1)	7.09
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119	30,470,323	(2)	10.19
State Street Bank and Trust Company One Lincoln Street, Boston, MA 02111	17,619,590	(3)	5.89
Lord, Abbett & Co. LLC 90 Hudson Street, Jersey City, NJ 07302	16,114,872	(4)	5.39
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101, Tucson, AZ 85706	15,696,306	(5)	5.25

(1)
Includes 8,343,871 shares of Common Stock beneficially owned by Mr. Ryan and 8,885,846 shares of Common Stock beneficially owned and attributed to Mr. Ryan pursuant to trusts for the benefit of family members. Also includes 962,970 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control. Also includes 433,483 shares of Common Stock representing a beneficial interest in shares of Common Stock of the Employee Stock Ownership Plan ("ESOP") Account of the Aon Savings Plan attributable to Mr. Ryan and a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to Mr. Ryan. Under the terms of the Aon Savings Plan, as a participant in such plan, Mr. Ryan is entitled to direct the manner in which the trustees will vote the shares of Common Stock attributed to him; in addition, all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as the shares of Common Stock for which voting instructions are received. Also includes 2,588,899 shares of Common Stock that Mr. Ryan has the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 29, 2008.

Of this amount, approximately 1,500,100 shares of Common Stock beneficially owned by Mr. Ryan, 2,145,000 shares of Common Stock beneficially owned by a trust for the benefit of Mrs. Ryan, and 138,000 shares of Common Stock held by the charitable foundation are pledged as security to a financial institution.

(2)
Based upon information contained in an amendment filed February 13, 2008 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to a Schedule 13G originally filed on January 10, 2003. Southeastern Asset Management, Inc. ("Southeastern") is a registered investment adviser and has: (a) sole voting power as to 15,600,733 shares of Common Stock; (b) shared voting power as to 11,668,090 shares of Common Stock; (c) no voting power as to 3,201,500 shares of Common Stock; (d) sole dispositive power as to 18,781,233 shares of Common Stock; (e) shared dispositive power as to 11,688,090 shares of Common Stock; and (f) no dispositive power as to 21,000 shares of Common Stock. All of the shares of Common Stock covered by the Schedule 13G are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As

Aon Corporation

  permitted by Rule 13d-4 of the Exchange Act, Southeastern disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

(3)
Based upon information contained in a Schedule 13G filed February 12, 2008 pursuant to Rule 13d-1(b) of the Exchange Act. State Street Bank and Trust Company ("State Street") is a bank as defined in Section 3(A)(6) of the Exchange Act that acts in various fiduciary capacities with respect to certain benefit plans of Aon. State Street has: (a) sole voting power as to 10,836,732 shares of Common Stock; (b) shared voting power as to 6,782,858 shares of Common Stock; (c) sole dispositive power as to 0 shares of Common Stock; and (d) shared dispositive power as to 17,619,590 shares of Common Stock. State Street expressly disclaims beneficial ownership of all shares of Common Stock reported in the Schedule 13G pursuant to Rule 13d-4 of the Exchange Act.

(4)
Based on information contained in a Schedule 13G filed February 13, 2008 pursuant to Rule 13d-1(b) of the Exchange Act. Lord, Abbett & Co. LLC is a registered investment adviser and has: (a) sole voting power as to 15,275,843 shares of Common Stock; (b) shared voting power as to 0 shares of Common Stock; (c) sole dispositive power as to 16,030,036 shares of Common Stock; and (d) shared dispositive power as to 0 shares of Common Stock.

(5)
Based on information contained in an amendment filed February 13, 2008 pursuant to Rule 13d-1(c) of the Exchange Act to a Schedule 13G originally filed on February 12, 2004. Davis Selected Advisers, L.P. is an investment company registered under Section 8 of the Investment Company Act of 1940 and has sole voting and sole dispositive power as to 15,696,306 shares of Common Stock.

Aon Corporation

PROPOSAL 1—ELECTION OF DIRECTORS

        Fifteen Directors are to be elected at the Annual Meeting of Stockholders. All of the current members of our Board of Directors (the "Board") are standing for election. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a Director at each annual meeting of stockholders during the period of his employment. The term of each Director expires at the next Annual Meeting of Stockholders, and each Director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board of Directors consists of a number of Directors as is fixed from time to time by resolution adopted by the Board of Directors as provided in our bylaws. The Board of Directors currently is authorized to have up to twenty-one members.

        All nominees are currently Directors of Aon. All nominees for Director have consented to be named and have agreed to serve as Directors if elected. The Governance/Nominating Committee recommended to the full Board of Directors that each Director be nominated to serve for an additional term. If elected, Mr. Ryan intends to serve until his retirement as a Director and Aon's Executive Chairman in August 2008.

        The fifteen Directors will be elected by the vote of the majority of the Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, since votes withheld will count as present at the Annual Meeting (and will therefore also count toward the establishment of a quorum), a vote withheld for a nominee will adversely affect that nominee's ability to secure the necessary majority of votes present at the Annual Meeting.

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election of the fifteen nominees for Director named on the following pages, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a Director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

        Set forth on the following pages is biographical information concerning each nominee for election as a Director, the nominee's principal occupation and the period during which the nominee has served as a Director of Aon, including service as a Director or employee of Ryan Insurance Group, Inc. ("Ryan Group"), which merged with Aon in 1982. The information presented has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all Directors are as of December 31, 2007.

Aon Corporation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Patrick G. Ryan	Director since 1965

Mr. Ryan has been Chairman of the Board of Aon since 1990 and was Chief Executive Officer from 1982 until April 4, 2005. He currently serves as Aon's Executive Chairman. He was elected President and Chief Executive Officer of Aon at the time of the merger of Aon and Ryan Group in 1982, and served as President of Aon until April 1999. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. Mr. Ryan serves as Chairman of the Board of Trustees of Northwestern University and as a Life Trustee of Rush University Medical Center. Mr. Ryan also serves as Chairman and Chief Executive Officer of the Chicago 2016 Bid Committee ("Chicago 2016"), a charitable organization whose mission is to bring the 2016 Olympic Games to Chicago. He serves as Chairman of the Executive Committee of our Board of Directors and as a Trustee of Aon Foundation.
Age: 70

Gregory C. Case	Director since 2005

Mr. Case was elected President, Chief Executive Officer and Director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a Director of Discover Financial Services. He serves as a member of the Executive Committee of our Board of Directors and as a Trustee of Aon Foundation.
Age: 45

Fulvio Conti	Director since 2008

Mr. Conti currently services as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he has held since May 2005. From 1999 until his appointment as CEO and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti has a financial career spanning over 35 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy. In April 2006, Mr. Conti was appointed to the boards of Barclays PLC and Barclays Bank PLC as a non-executive director. He serves as a member of the Compliance Committee and Finance Committee of our Board of Directors.
Age: 60

Aon Corporation

Edgar D. Jannotta	Director since 1995

In March 2001, Mr. Jannotta was named Chairman of William Blair & Company, L.L.C., an international investment banking firm, and Chairman of its Executive Committee. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Trustee of the University of Chicago and Chairman of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a Director of Molex Incorporated and Commonwealth Edison Company. He serves as a member of the Compliance Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.
Age: 76

Jan Kalff	Director since 2003

Mr. Kalff is the former Chairman of the Managing Board of ABN AMRO Holding N.V./ABN AMRO Bank N.V., an international banking concern. Mr. Kalff also serves on the Supervisory Boards of HAL Holding N.V. and N.V. Luchthaven Schiphol. He serves as a member of the Governance/Nominating Committee and Finance Committee of our Board of Directors.
Age: 70

Lester B. Knight	Director since 1999

Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and Director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a Director from 1995. He was Chairman and a Director of The Baxter Allegiance Foundation. He is a Director of Evanston Northwestern Healthcare and Junior Achievement of Chicago and a Trustee of Northwestern University. Mr. Knight serves as Chairman of the Finance Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.
Age: 49

Aon Corporation

J. Michael Losh	Director since 2003

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of AMB Property Corporation, Cardinal Health, Inc., H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a Director of The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as a member of the Governance/Nominating Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.
Age: 61

R. Eden Martin	Director since 2002

Mr. Martin is Of Counsel to the law firm Sidley Austin LLP, having served as a Partner from 1975 to 2004, and as Chairman of the Management Committee from 1989 until 1999. Mr. Martin has served as President of The Commercial Club of Chicago and President of its Civic Committee since 1999. Among other civic and professional involvements, Mr. Martin is a member of the Board of Directors of the Chicago Board Options Exchange, a member of the Board of Directors of Nicor Inc., a Life Trustee of the Chicago Symphony Orchestra and a member of the Board of Trustees of Northwestern University, as well as Chair of its Audit Committee. Mr. Martin serves as a member of the Audit Committee, Compliance Committee and Finance Committee of our Board of Directors.
Age: 67

Aon Corporation

Andrew J. McKenna	Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to our Board of Directors. He is Chairman of Schwarz Supply Source, a printer, converter, producer and distributor of packaging and promotional materials. Mr. McKenna has served as Non-Executive Chairman of McDonald's Corporation since April 2004, and has served as a Director of McDonald's since 1991. In addition, he is a Director of Skyline Corporation. He is a Trustee and Chairman Emeritus of the Board of Trustees of the University of Notre Dame and the former Chairman of the Civic Committee of the Commercial Club of Chicago. Mr. McKenna is also a Director of Children's Memorial Hospital and the Lyric Opera of Chicago, and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as Chairman of the Governance/Nominating Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.
Age: 78

Robert S. Morrison	Director since 2000

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He also serves as a Director of 3M and Illinois Tool Works Inc. He serves as a member of the Audit Committee and Organization and Compensation Committee of our Board of Directors and as a Trustee of Aon Foundation.
Age: 65

Aon Corporation

Richard B. Myers	Director since 2006

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest-ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a Director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair for National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Compliance Committee, Investment Committee and Organization and Compensation Committee of our Board of Directors.
Age: 65

Richard C. Notebaert	Director since 1998

From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet-based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a Director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health, Inc. and a member of The Business Council. Mr. Notebaert also serves as Chairman of the Board of Trustees of the University of Notre Dame. He serves as Chairman of the Organization and Compensation Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 60

Aon Corporation

John W. Rogers, Jr.	Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Capital Management LLC ("Ariel"), an institutional money management firm specializing in equities and founded in January 1983. In addition, Ariel serves as the investment adviser to the Ariel Investment Trust, an open-end management investment company. Mr. Rogers is a Trustee of Ariel Investment Trust. Mr. Rogers is also a Director of Exelon Corporation and McDonald's Corporation. He is a member of the Board of Directors of the Chicago Urban League; Trustee of the John S. and James L. Knight Foundation; Trustee of Rush University Medical Center; Life Trustee of the Chicago Symphony Orchestra; and Trustee of the University of Chicago. Mr. Rogers is also a member of the Board of Directors of Chicago 2016 and Chairman of its Audit Committee. He serves as Chairman of the Audit Committee and as a member of the Finance Committee of our Board of Directors. Mr. Rogers also serves as Chairman of Aon Foundation.
Age: 49

Gloria Santona	Director since 2004

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations and a member of the Board of Directors of the American Corporate Counsel Association. She is a former member of the Board of Directors of the American Society of Corporate Secretaries and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, and a former member of the Board of Trustees of the Chicago Zoological Society. She serves as Chair of the Compliance Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 57

Dr. Carolyn Y. Woo	Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and Circuit City Stores, Inc., and is a former Director of Arvin Industries, Inc., Bindley-Western Industries, Inc. and St. Joseph Capital Bank. She serves as a member of the Audit Committee, Compliance Committee and Governance/Nominating Committee of our Board of Directors.
Age: 53

Aon Corporation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned as of February 29, 2008 by each Director and nominee, by each of the named executive officers of Aon as set forth in the Summary Compensation Table for Fiscal Years 2007 and 2006 in this proxy statement, and by all Directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Therefore, the table does not include the "phantom stock" shares held by or attributable to any individual under our benefit plans. Information with respect to shares attributable to Aon's directors under various deferral accounts is set forth in the section captioned "2007 Director Compensation."

Name	Aggregate Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Patrick G. Ryan**(3)(4)(5)(6)(7)	21,215,069	7.09
Gregory C. Case**(6)	793,066	*
Andrew M. Appel**(6)	101,281	*
David P. Bolger**(6)	368,822	*
Fulvio Conti	-0-	*
Edgar D. Jannotta(7)	56,025	*
Jan Kalff	4,764	*
Lester B. Knight(4)	30,000	*
J. Michael Losh	3,000	*
R. Eden Martin	10,000	*
Stephen P. McGill**(6)	78,374	*
Andrew J. McKenna	31,775	*
Robert S. Morrison	1,000	*
Richard B. Myers	-0-	*
Richard C. Notebaert	11,500	*
Michael D. O'Halleran**(4)(5)(6)	848,949	*
Richard M. Ravin**(5)(6)	485,958	*
John W. Rogers, Jr.	36,643	*
Gloria Santona	4,136	*
Carolyn Y. Woo	1,598	*
All Directors, nominees and executive officers as a group (31 persons)	24,464,304	8.18

(1)
The Directors, nominees and named executive officers, and all Directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the shares of Common Stock listed, except as indicated in note (4) and in the table below:

	Shared Voting Power	Shared Investment Power
Patrick G. Ryan	8,301,904	9,848,816

Aon Corporation

(2)
An asterisk indicates that the percentage of shares of Common Stock beneficially owned by the named individual does not exceed one percent (1%) of our outstanding shares of Common Stock. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 8,343,871 shares of Common Stock beneficially owned by Mr. Ryan and 962,970 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control.

(4)
The following shares of Common Stock are beneficially owned by members of the immediate family of the following Directors and named executive officers: 8,885,846 by trusts for the benefit of Mrs. Ryan; 15,000 by a trust for the benefit of Mr. Knight's wife; and 61,502 by Mrs. O'Halleran. As to the shares of Common Stock held by his wife, Mr. O'Halleran disclaims beneficial ownership.

(5)
Includes a beneficial interest in shares of Common Stock of the ESOP Account of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, and includes a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, as follows: Patrick G. Ryan, 433,483; Richard M. Ravin; 14,787; Michael D. O'Halleran, 27,521; and the other executive officers as a group, 7,835. The shares of Common Stock of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants; all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as shares of Common Stock for which voting instructions are received.

(6)
Includes the following number of shares of Common Stock which the respective Directors, nominees, named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 29, 2008: Patrick G. Ryan, 2,588,899; Gregory C. Case, 779,207; David P. Bolger, 329,021; Stephen P. McGill, 73,427; Richard D. Ravin, 452,652; Michael D. O'Halleran, 692,175; Andrew M. Appel, 41,868; and the other executive officers as a group, 340,784.

(7)
Of this amount: (a) with respect to Mr. Ryan, approximately 1,500,100 shares of Common Stock beneficially owned by Mr. Ryan, 2,145,000 shares of Common Stock beneficially owned by a trust for the benefit of Mrs. Ryan, and 138,000 shares of Common Stock held by the charitable foundation are pledged as security to a financial institution and; (b) with respect to Mr. Jannotta, approximately 5,100 shares of Common Stock are pledged as security to a financial institution.

Aon Corporation

CORPORATE GOVERNANCE

        The Board of Directors has adopted Governance Guidelines (the "Governance Guidelines"), which, along with the Committee charters, the Code of Business Conduct, which set forth standards of conduct for employees, officers and Directors, and the Code of Ethics for Senior Financial Officers, provide the framework for the governance of Aon. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the Directors throughout the year.

        The Governance Guidelines require that Aon have a majority of Directors who meet the categorical standards of independence adopted by the Board, which must meet or exceed the NYSE independence requirements. The Governance Guidelines further provide that each of the members of the Audit, Governance/Nominating and Organization and Compensation Committees will be comprised entirely of independent Directors. The principal responsibilities of each Committee are described in this section.

Director Independence

        In accordance with the listing standards of the NYSE, the Board has adopted categorical independence standards, which either meet or exceed the independence requirements of the NYSE corporate governance standards, to provide assistance in the determination of Director independence. The categorical standards are set forth below and provide that a Director of Aon will not qualify as an independent Director if:

  (i)
  The Director is, or has been within the last three years, an employee of Aon, or an immediate family member of the Director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The Director has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  The Director is a current partner or employee of Aon's internal or external audit firm, or was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The Director has an immediate family member who (A) is a current partner of a firm that is Aon's internal or external auditor, (B) is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice or (C) was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Aon's audit within that time;

  (v)
  The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

Aon Corporation

  (vi)
  The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  (vii)
  The Director or an immediate family member is a current officer, director or trustee of a charitable organization where Aon's annual discretionary charitable contributions to the charitable organization are more than the greater of (i) five percent (5%) of that organization's total annual charitable receipts or (ii) $250,000.

        For purposes of these categorical standards, immediate family member includes a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home.

        In connection with the determination of director independence, the Governance/Nominating Committee reviewed the categorical standards adopted by the Board together with other applicable legal requirements and the listing standards of the NYSE. The Committee also reviewed information compiled from the responses to questionnaires completed by each of Aon's directors, information derived from Aon's corporate and financial records, and information received from other relevant parties. Following this review, the Committee delivered a report to the entire Board of Directors, and the Board made its determination of director independence.

        As a result of this review, the Board affirmatively determined that each of the following Directors does not have a material relationship with Aon and is independent under the categorical standards, applicable legal requirements and the listing standards of the NYSE: Mr. Conti, Mr. Jannotta, Mr. Kalff, Mr. Knight, Mr. Losh, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo. Mr. Case is considered a management Director because of his position as President and Chief Executive Officer of Aon. Mr. Ryan is considered a management Director because of his position as Executive Chairman of Aon.

        In determining that each of the non-employee Directors is independent, the Board also considered the following relationships that it deemed were immaterial to such Director's independence.

        With respect to Mr. Conti, Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. Notebaert, Mr. McKenna, Mr. Rogers and Ms. Santona, the Board considered that, in the ordinary course of business, Aon has sold services to, or purchased services from, a company (or other entity) at which these Directors is an executive officer (or, in the case of Mr. Martin, is of counsel), and in each case the amount paid to or received from one of these entities in any of the previous three fiscal years was below one percent (1%) of Aon's or the other company's annual revenue.

        With respect to Mr. Knight, the Board considered personal investments made by Mr. Ryan, Mr. Jannotta, and Mr. McKenna, as well as by the Aon Pension Fund, in a privately held fund managed by Mr. Knight. The Board determined that the investments were immaterial and did not impact the independence of any non-management Director.

        The Board considered that Mr. Knight, Mr. Martin, Mr. McKenna and Mr. Rogers serve on the boards of one for-profit and various not-for-profit entities with executive officers of Aon.

        With respect to Mr. Janotta, Mr. Kalff, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Morrison, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that Aon has made charitable contributions in 2007 to organizations in which the Director or an immediate family member of the Director is an officer, director or trustee.

Aon Corporation

        With respect to Mr. Rogers, the Board considered that Mr. Rogers is a member of the Board of Directors of Chicago 2016 and chairman of its audit committee. With respect to Mr. McKenna, the Board considered that Mr. McKenna serves as co-chair of the fundraising Chicago 2016 Development Committee, which is a committee whose primary function is fundraising, and which has no governing or decision-making authority.

Board Meetings

        The Board met ten times in 2007. Other than Jan Kalff, all incumbent Directors attended at least seventy-five (75%) of the meetings of the Board and all committees of the Board on which they served.

Meetings of Non-Management Directors

        In accordance with NYSE rules and the Governance Guidelines, non-management Directors meet regularly in executive session without management. Andrew J. McKenna, Chairman of the Governance/Nominating Committee and Aon's lead independent Director (the "Lead Independent Director"), chaired these executive sessions.

Stock Ownership Guidelines for Non-Management Directors

        In July 2006, the Board of Directors adopted Stock Ownership Guidelines for Non-Management Directors. The Guidelines require each non-management Director to hold an investment position in Common Stock (including vested deferred stock units) equal to three times the annual Director retainer. The Guidelines provide a transition period of five years for non-management Directors to achieve the ownership guidelines level, however, notwithstanding that, each new non-management Director is expected to hold 1,000 shares within the first year of joining the Board or transitioning from a management Director to a non-management Director.

Attendance at Annual Meeting

        The Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. All of our Board members attended the 2007 Annual Meeting of Stockholders held on May 18, 2007.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon Corporation, c/o Office of the Secretary, 200 East Randolph Street, Chicago, IL 60601. Alternatively, stockholders and other interested parties may communicate with Aon's non-management Directors via electronic mail to the following address: corporate_governance@aon.com.

        The non-management Directors have established procedures for handling communications from stockholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management Directors or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management Director upon request.

Aon Corporation

Code of Business Conduct/Code of Ethics for Senior Financial Officers

        The Board has adopted a code of business conduct that applies to our Directors, officers and employees. The Code of Business Conduct can be found on our web site at http://www.aon.com/about/corp_governance/code_of_biz_conduct.jsp and is available in print copy to any stockholder who makes a written request to our Secretary.

        In addition, the Board has adopted a Code of Ethics for Senior Financial Officers that applies to the principal executive officer and the senior financial officers of Aon and our subsidiaries. The Code of Ethics for Senior Financial Officers can be found on our web site at http://www.aon.com/about/corp_governance/sfo_code.jsp.

        We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Business Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Aon Corporation

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has appointed standing committees, including Executive, Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees. The charters of the Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about/corp_governance/board_charters. Membership on the committees since the last Annual Meeting of the Board in 2007 has been as follows:

Executive	Audit	Compliance	Finance	Governance/Nominating	Organization and Compensation
Patrick G. Ryan(1)	John W. Rogers, Jr.(1)	Gloria Santona(1)	Lester B. Knight(1)	Andrew J. McKenna(1)	Richard C. Notebaert(1)
Gregory C. Case	R. Eden Martin	Fulvio Conti(2)	Fulvio Conti(2)	Jan Kalff	Edgar D. Jannotta
Lester B. Knight	Robert S. Morrison	Edgar D. Jannotta	Edgar D. Jannotta	J. Michael Losh	Lester B. Knight
Andrew J. McKenna	Richard C. Notebaert	R. Eden Martin	Jan Kalff	Richard C. Notebaert	J. Michael Losh
	Gloria Santona	Richard B. Myers	J. Michael Losh	Gloria Santona	Andrew J. McKenna
	Carolyn Y. Woo	Carolyn Y. Woo	R. Eden Martin	Carolyn Y. Woo	Robert S. Morrison
			Richard B. Myers		Richard B. Myers
John W. Rogers, Jr.

(1)
Chair.
(2)
Member as of January 18, 2008.

Executive Committee

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent on two occasions in 2007.

Audit Committee

        In 2007, the Audit Committee met ten times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. All of the Committee members are financially literate. The Board of Directors has determined that each of John W. Rogers, Jr., the Chairman of our Audit Committee, Robert S. Morrison and Richard C. Notebaert is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of the independent auditor, and its qualifications, independence and performance; and (iv) the performance of Aon's internal audit function. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

        The Audit Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about/corp_governance/board_charters/audit_charter.jsp. Additional information regarding the Audit Committee's responsibilities may be found in the section under the heading "Report of the Audit Committee."

Aon Corporation

Compliance Committee

        The Compliance Committee oversees Aon's policies, programs and procedures to ensure compliance with relevant laws, Aon's Code of Conduct, and other relevant standards. The Compliance Committee also monitors Aon's efforts to implement legal obligations arising from settlement agreements and other similar documents and performs other duties as directed by Aon's Board of Directors. Each member of the Compliance Committee is independent as defined by the NYSE listing standards. The Compliance Committee met four times during 2007.

Finance Committee

        The Finance Committee (formerly known as the Investment Committee) is responsible for: (i) reviewing the investment performance of our underwriting segment, pending completion of planned dispositions and run-off programs; (ii) reviewing and approving all private equity and other strategic investments of Aon; and (iii) monitoring the investment performance of our tax-qualified benefit plans. In addition, the responsibilities of the Finance Committee were expanded in 2008 to include assisting the Board with monitoring and overseeing Aon's balance sheet, including capital management strategy, capital structure, investments, returns and related policies, as well as reviewing and approving mergers, acquisitions and divestitures in accordance with policies established by the Board. The Finance Committee met four times during 2007.

Governance/Nominating Committee

        The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent Directors, reviews and recommends committee appointments and leads the annual performance review of the Board of Directors. In addition, the Governance/Nominating Committee reviews and recommends governance guidelines for Aon to the Board of Directors and reviews related party transactions. Each member of the Governance/Nominating Committee is independent as defined by the NYSE listing standards. The Governance/Nominating Committee met six times during 2007.

        The Governance/Nominating Committee considers recommendations for Director candidates from Aon's Directors, executive officers and stockholders. The Governance/Nominating Committee will consider stockholders' recommendations. Recommendations, together with the name and address of the stockholder making the recommendation, relevant biographical information regarding the proposed candidate and a description of any arrangement or understanding between the stockholder and the proposed nominee, should be sent to our Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating Director candidates, including professional background, expertise, reputation for integrity, business experience, leadership capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the independence standards of the NYSE.

        When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing Director, the Governance/Nominating Committee identifies and evaluates potential Director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates and sole authority to approve such search firm's fees and other retention terms.

Aon Corporation

        Candidates for Director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing Directors and the number of independent and management Directors. The Governance/Nominating Committee also considers the specific needs of the various Board committees. The Governance/Nominating Committee recommends potential Director candidates to the full Board of Directors, which is responsible for final approval of any Director candidate. This process is the same for Director candidates who are recommended by our stockholders.

        Recommendations for Director candidates to stand for election at the 2009 Annual Meeting of Stockholders must be submitted in writing to the Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Recommendations will be forwarded to the Chairman of the Governance/ Nominating Committee for review and consideration.

Organization and Compensation Committee

        The Organization and Compensation Committee (the "Compensation Committee") reviews and approves Aon's compensation philosophy as it applies to executive officers and more broadly. It annually reviews and determines the compensation of Aon's executive officers, including Aon's Executive Chairman and Chief Executive Officer subject to the approval of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Compensation Committee administers the Aon Stock Incentive Plan (and its predecessor plans), including granting stock options and stock awards (other than awards to the Chief Executive Officer or Executive Chairman, which awards must be approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Compensation Committee makes recommendations to the Board concerning Directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Compensation Committee may delegate its authority to sub-committees when appropriate. The Compensation Committee met twelve times during 2007. The Compensation Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about/corp_governance/board_charters/org_comp_charter .jsp.

  Process of Determining Executive Compensation

        The role of Aon management is to assist the Compensation Committee in managing the Company's executive and Director compensation programs. Direct responsibilities of management include, but are not limited to:

  •
  Recommending compensation increases, awards and incentives for executive officers other than the Chief Executive Officer and Executive Chairman;

  •
  Providing an ongoing review of the effectiveness of the Company's compensation programs and aligning the programs with the Company's objectives;

  •
  Designing and recommending the amendment of long-term and short-term cash and equity-based incentive plans; and

  •
  Designing and recommending the amendment of U.S. employee benefit plans.

        The independent non-employee directors met in the first quarter of 2007 to evaluate the performance, and review the compensation, of the Executive Chairman and Chief Executive Officer.

Aon Corporation

The Compensation Committee evaluated the performance, and reviewed the compensation, of all other executive officers. At that time, the Compensation Committee also approved for each executive officer a target annual incentive for 2007 performance and the specific corporate performance metric that Aon's performance would be measured against. The Compensation Committee also established the business unit and individual performance goals for 2007 of our Executive Chairman and Chief Executive Officer. The Chief Executive Officer approved the business unit and individual performance goals of all executive officers reporting to him.

        In November 2007, management presented the Compensation Committee with compensation tally sheets reporting compensation paid through October 2007 and competitive pay data. Those materials were reviewed, discussed and updated over the course of several meetings of the Compensation Committee. The Compensation Committee also reviewed and considered the overall performance of Aon against that target that was established for 2007 and the achievement of specific business unit performance goals and individual goals, culminating in certain compensation decisions made by the Compensation Committee at its meeting in February 2008. The performance metrics, tally sheets, and the Compensation Committee's decisions with respect to the compensation of our executive officers are described under "Executive Compensation—Compensation Discussion and Analysis."

  Relationship with Executive Compensation Consultant

        Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The consultant provides expertise on various matters coming before the Compensation Committee. The consultant is engaged by, and reports directly to, the Compensation Committee. The consultant does not advise Aon's management or receive other compensation from Aon. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc. typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and he communicates between meetings with the Chairman of the Compensation Committee. During 2007, the consultant assisted the Compensation Committee by: providing insights and advice regarding Aon's compensation philosophy, objectives and strategy; developing criteria for identification of Aon's peer group for executive compensation and company performance review purposes; reviewing management's proposed changes to the short-term incentive compensation program for future years; and providing comments on management's recommendations regarding executive officers' bonuses for 2007 and equity-based awards granted in 2007. With the Compensation Committee's support, management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services.

Compensation Committee Interlocks and Insider Participation

        During 2007, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Edgar D. Jannotta, Lester B. Knight, J. Michael Losh, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. No member of the Compensation Committee was, during 2007 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2007, there were no compensation committee interlocks required to be disclosed.

Aon Corporation

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young LLP ("E&Y"), Aon's independent registered public accounting firm for 2007, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2007, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and E&Y's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Auditing Standards, the SEC and other regulatory agencies (Communication With Audit Committees).

        In addition, the Audit Committee has discussed with E&Y the independence of that firm from Aon and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether E&Y's provision of non-audit services to Aon is compatible with maintaining E&Y's independence. The Audit Committee has concluded that E&Y is independent from Aon and its management.

        The Audit Committee discussed with Aon's internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee has approved, and the Board of Directors has requested that stockholders ratify, the selection of E&Y as our independent registered public accounting firm for the year 2008.

John W. Rogers, Jr., Chairman R. Eden Martin Robert S. Morrison	Richard C. Notebaert Gloria Santona Carolyn Y. Woo

Aon Corporation

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP ("E&Y") as Aon's independent registered public accounting firm for the year 2008, subject to ratification by our stockholders. E&Y was first retained as Aon's independent registered public accounting firm in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent registered public accounting firm for the year 2008. In the event a majority of the votes cast at the meeting are not voted in favor of this proposal, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of E&Y.

        We anticipate that a representative of E&Y will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by stockholders at the Annual Meeting.

        OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

        Audit Fees.    Fees for audit services totaled approximately $22.1 million in 2007 and $18.1 million in 2006. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes-Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally. Fees for required statutory audits and attestation reports in various domestic and foreign jurisdictions were approximately $12.6 million in 2007 and $8.3 million in 2006, respectively.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $1.9 million in 2007. In 2006, fees for audit-related services totaled approximately $1.4 million. There were no individual projects that exceeded $250,000 in 2006 or 2007. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $2.5 million in 2007 and $1.8 million in 2006.

        All Other Fees.    Fees for all other services not included above totaled approximately $0.1 million for each of 2007 and 2006.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

Aon Corporation

        The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

        All audit and non-audit services provided by the independent registered public accounting firm during 2007 were pre-approved in accordance with Aon's pre-approval policy as described above.

Aon Corporation

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

        Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

        This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent Directors:

Richard C. Notebaert, Chairman Edgar D. Jannotta Lester B. Knight	J. Michael Losh Andrew J. McKenna Robert S. Morrison Richard B. Myers

Aon Corporation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Our Compensation Program

        Aon's compensation program aligns the financial interests of our executives with those of our stockholders, both in the short and long term. The program supports Aon's key business objectives of building the pre-eminent risk advice and human capital management firm in the world through offering our clients world class advice, solutions, innovation and execution. To achieve those objectives, Aon must be the destination of choice for the best talent. We strive to maximize stockholders' return through growth in pre-tax net income and earnings per share. Our compensation program drives the achievement of those goals.

        Our guiding philosophy with regard to our variable components of compensation, such as equity-based awards and annual bonuses, is that our stockholders should always benefit first before any element of our executives' variable compensation is earned or paid. For example, we grant multi-year performance-based equity awards that vest only after significant and sustained value has been created for our stockholders.

        Similarly, under our annual bonus program, a minimum level of corporate performance must be achieved before any bonus is earned. Aon must demonstrate superior performance for our annual bonus program to reward our executives at the highest levels.

Components of Total Compensation

        The key components of our compensation program are:

  •
  Long-term equity based awards, which include:

    Performance share units that vest after three years and the value of which is tied to Aon's achievement of a cumulative three-year performance objective;

    Stock options that vest ratably over a three-year period and the value of which is tied to the fair market value of Aon's common stock over time; and

    Restricted stock units that vest ratably over a three-year period are awarded in lieu of a portion of the cash payment under our annual bonus program; and, for this reason, are performance-based compensation;

  •
  Performance-based annual cash bonus;

  •
  Base salary;

  •
  Personal benefits;

  •
  Broad-based employee benefits; and

  •
  Post-termination compensation.

Aon Corporation

        The table below describes our rationale for providing each component of pay and the factors that we consider in the determination of the target and actual amounts for a given year.

Component	Purpose	Factors Considered
Equity-Based Awards	Long-term incentive to focus executives' efforts on increasing long-term stockholder value and align with stockholder interests; encourage executive retention through vesting provisions typically connected with equity awards; and encourage ownership of Aon stock	Executive's past performance; expectations regarding executive's future contribution to Aon; and market pay data as a reference point
Annual Bonus (target and actual)	Short-term incentive to achieve select annual performance objectives
Scope of job responsibilities; expectations or opinions regarding the executive's qualitative and quantitative contributions to company-wide and business unit performance; and market pay data as a reference point
Base Salary	Stream of income provided throughout year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Personal Benefits and Executive Benefits
	Attraction and retention of top talent; with regard to executive benefits, provide mechanism to accumulate retirement benefits and protect wealth accumulation; with respect to personal use of corporate assets, allow for most effective time management	Perquisites or benefits received from prior employer in the geographic area in which the executive works; time management factors
Broad-based Employee Benefits	Provide opportunity to save for retirement and protect against catastrophic incidences (healthcare, disability and life insurance coverage)	Market practices
Post-Termination Compensation	Provide temporary income stream following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity of management during that event	Executive's role within organization; market practices

Benchmarking of Target Total Direct Compensation

        We set executive compensation at levels that are appropriate and competitive for professional services companies both within Aon's market sector and the general-industry marketplace. For this

Aon Corporation

purpose, we annually review the levels of executive officer compensation from global pay surveys provided by Hewitt Associates, Inc. and publicly disclosed annual financial reports from our peer group. We compare the target total direct compensation (base salary plus target bonus plus equity-based awards) for our named executive officers to the target total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar for the executives.

        Aon has identified the following companies as its peer group for 2007:

Accenture Ltd.	CNA Financial Corporation	Marsh & McLennan Companies, Inc.
AFLAC Incorporated	Comerica Incorporated	Principal Financial Group, Inc.
Assurant, Inc.	E*Trade Financial Corporation	The Progressive Corporation
Bear Stearns Companies Inc.	Fidelity National Financial, Inc.	SLM Corporation
Capital One Financial Corporation	Genworth Financial, Inc.	TD Ameritrade, Inc.
Charles Schwab & Co., Inc.	The Hartford Financial Services Group, Inc.	Transatlantic Holdings, Inc.
Chubb	Lincoln National Corporation	UnumProvident Corporation
CIT Group Inc.	Loews Corporation	Willis Group Holdings Limited

        The peer group was approved by Aon's Organization and Compensation Committee (referred to herein as the "Compensation Committee" or "Committee"), and the peer companies were selected based upon the following criteria: they are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital; with the exception of Willis Group Holdings Limited, which is a direct competitor, the remaining members of our peer group are generally similar to Aon in size (as measured by revenues and market capitalization); and they each provide public disclosure regarding executive compensation.

        The peer group is significantly different from the group utilized for 2006. During 2007, we worked with the Compensation Committee and its outside executive compensation consultant to refine the criteria for our peer group companies. Some of the companies in our 2006 peer group no longer qualified for the 2007 peer group and additional companies were added to the 2007 peer group. For example, the 2007 peer group is generally comprised of companies that are between one-third and three times our size, as measured by revenues and market capitalization; however, Willis was added to the peer group because it is a direct competitor for talent. The 2007 peer group members represent seven financial industry Global Industry Classification Standard sectors. The Committee's consultant confirmed that the composition of the 2007 peer group would not skew the compensation comparisons to the advantage or disadvantage of our executive officers.

        Given the infrequency of executive chairmen roles among Aon's industry peers, with regard to Mr. Ryan's compensation we reviewed global pay surveys provided by Hewitt and Watson Wyatt. In addition, with the approval of the Compensation Committee we employed the following peer group to compare Mr. Ryan's total direct compensation against similar compensation paid to the executive chairmen (who had previously held the title Chief Executive Officer) of the following companies: Freeport-McMoRan Copper & Gold Inc.; PepsiCo, Inc.; Wm. Wrigley Jr. Company; Cardinal Health, Inc.; Aetna Inc.; Walgreens Co.; Consolidated Edison, Inc.; FMC Technologies, Inc.; Clear Channel Communications, Inc.; Ace Limited; Apache Corporation; Bed, Bath & Beyond Inc.; Texas Instruments Incorporated; Intel Corporation; Duke Energy Corporation; Barnes & Noble, Inc.; O'Reilly Automotive, Inc.; Jones Apparel Group, Inc.; Autodesk, Inc.; and Ford Motor Company.

How We Determine Total Compensation

        As described above, market data is helpful in determining the competitive level of various elements of direct compensation. However, for 2007 Aon did not generally have a target for the total

Aon Corporation

compensation to be delivered to each executive officer; target a certain percentile of total compensation or a particular component or subset of compensation with regard to the benchmark; or use a specific formula to set total compensation either in relation to market data, the relative mix of pay components or otherwise. For this reason, a decision with respect to one component of compensation had only an indirect link to decisions regarding other pay components.

        Internal pay equity considerations do, from time to time, factor into compensation decisions for our executive officers. Those considerations for 2007 compensation decisions are described herein.

        We generally targeted a competitive level and mix of total compensation elements using market data simply as a reference point. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent was to manage the various elements of total compensation together so that the focus was on variable direct compensation, such as long term and short term incentives that fluctuate based on the performance of Aon.

        Based on the SFAS No. 123(R) grant date fair values of the long-term equity awards made to our named executive officers, performance-based compensation for 2007 ranged from 50%—85% of total direct compensation, as follows:

A Named Executive Officer	B Performance-Based Pay(1)	C Total Direct Compensation(2)	D % of Pay Linked to Performance [Column B ÷ Column C]
Case	$8,768,010	$10,268,010	85%
Bolger	$1,762,682	$3,512,682	50%
Ryan	$5,678,321	$6,803,321	83%
McGill	$3,294,749	$4,397,327	75%
Ravin	$2,692,825	$4,842,825	56%
O'Halleran	$2,692,678	$4,026,011	67%
Appel	$2,737,682	$3,487,682	78%

(1)
The amounts in this column are the sums of: (A) the cash portion of the executive's bonus paid for 2007 performance plus (B) the grant date value of all performance-based equity awards granted to the executive during 2007.

(2)
The amounts in this column are the sums of: (A) the executive's 2007 base salary; (B) any other non-performance based direct compensation paid for 2007 performance; and (C) the sum shown in Column B.

        This supplemental table is not required by the SEC and is provided simply to demonstrate the link between performance and our executives' total direct compensation. Please refer to the Summary Compensation Table for Fiscal Years 2007 and 2006 for complete disclosure of the total compensation of our named executive officers.

        As the chart demonstrates, we strive to link our executive's pay to performance at greater rates for our more senior executives. Given the responsibility of our Chief Executive Officer to drive performance results for Aon, and his success in achieving those results as further described below, 85% of Mr. Case's total direct compensation for 2007 was linked directly to the performance of Aon.

        The smaller percentages of performance-based pay shown for Messrs. Bolger and Ravin resulted from unique circumstances. Mr. Bolger and Mr. Ravin entered into transition agreements with Aon during the last half of 2007, and both agreements provide for minimum guaranteed bonuses. Therefore,

Aon Corporation

for purposes of the chart we did not identify that any portions of their 2007 bonuses were performance-based despite the actual superior performance of Aon during 2007 and their contributions to such success, as described below.

Our Use of Tally Sheets

        In connection with our annual compensation review process, as described in the "governance" section of this proxy, the Compensation Committee reviews compensation tally sheets detailing all aspects of total compensation. The tally sheets affix dollar amounts to all components of the executives' compensation, including outstanding equity awards, current bonus and base salary, deferred compensation, employee benefits (including supplemental pension benefits), perquisites and potential change-in-control severance payments. The tally sheets are presented to the directors to ensure they are aware of all compensation elements and the value of such elements.

Involvement of Mr. Case and Mr. Ryan in the Compensation Process

        The Compensation Committee approves each element of Aon executive officers' compensation; however, during the annual review process the Committee solicits certain recommendations from Mr. Case, Mr. Ryan and the independent members of Aon's board who do not serve on the Committee.

        Mr. Case recommends to the Compensation Committee the equity award, annual bonus and base salary adjustment, if any, for the executive officers who report directly to him because he has direct knowledge of the contributions made by those executive officers to Aon. As support for such recommendations, Mr. Case provides to the Committee performance evaluations for his direct reports. The Compensation Committee has the ultimate authority to determine equity awards, bonuses and compensation adjustments. The Committee discusses its preliminary compensation decisions with the independent members of the board who do not serve on the Committee. This process garners valuable input from those directors regarding the executives' performance. The sharing of performance review information also aids the directors in carrying out their succession planning responsibilities.

        During the annual compensation review process, Mr. Case and the Chairman of the Compensation Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's performance against the quantitative and qualitative objectives established at the beginning of the year. The report is considered, along with other factors, including the Compensation Committee's own assessment of Mr. Case's performance, Mr. Ryan's recommendations, relevant market data and Aon's overall performance, in the determination of Mr. Case's compensation.

        During the annual review process, the Compensation Committee similarly assesses the performance of Mr. Ryan against the quantitative and qualitative objectives established at the beginning of the year. Mr. Ryan's performance review is considered, along with other facts, including the Compensation Committee's independent assessment of Mr. Ryan's performance, relevant market data and Aon's overall performance in the determination of Mr. Ryan's compensation.

        The Committee shares with the independent members of the board who do not serve on the Committee its preliminary recommendations with regard to the compensation of Mr. Case and Mr. Ryan and, after considering input from those directors, the Committee makes its final determination.

        Mr. Case, the Company's Global Head of Human Resources and the Company's Chief Financial Officer make joint recommendations to the Committee relating to the corporate performance targets to

Aon Corporation

be established under the Company's annual Executive Bonus Plan and multi-year Leadership Performance Programs, which are described below under the heading "Explanation of 2007 Compensation Components." The Committee reviews such recommendations with its outside compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Explanation of 2007 Compensation Components

  Equity-Based Awards

        The Aon Stock Incentive Plan, as amended and restated in 2006 (the "Stock Plan"), authorizes the grant of a variety of equity compensation awards, including performance awards, stock options and restricted stock units—the three forms of equity compensation granted to our named executive officers in 2007.

        Performance Awards    In the first quarter of 2007 we granted "performance shares" to our executive officers pursuant to our "Leadership Performance Program" ("LPP"), a sub-plan of the Stock Plan that is intended to further strengthen the relationship between executive capital accumulation and long-term company financial performance and stockholder value. The performance shares were granted in the form of units payable in Aon shares, and the performance shares were valued on the date of grant based on that day's average of the high and low trading prices of Aon common stock, in accordance with the terms of the Stock Plan.

        The units will be earned and settled in a range of 0% to 200% of target value based on performance results over a three-year performance period. The performance period began January 1, 2007, and will end on December 31, 2009, and the performance results will be measured against the specified cumulative earnings per share target for the 2007-2009 period. After adjustments for the short-term dilutive impact of the sale of Combined Insurance Company of America and its subsidiaries, the cumulative target ranges from $7.32, below which no payout will occur, to $8.52, which would yield a payout of 200% of the target award value. A result of $7.77 in cumulative earnings per share would yield a payout at 100% of target. This target represents a 14% increase over the adjusted baseline for the LPP for the performance period 2006-2008, which is described directly below, and represents an aggressive, yet achievable, target.

        In determining the individual awards under our 2007 LPP, the Committee reviewed market data by employee level to determine the appropriate long-term value of such equity awards. For example, the market data relevant to Mr. Case and Mr. Ryan supported larger awards to them than the awards granted to the other named executive officers. The Committee also determined that combining performance awards with stock options (as described herein) under the LPP provides the requisite incentive for the executives to enhance the value of Aon's stock, while the performance units also provide an additional incentive to achieve specific corporate performance goals. The three-year performance period and a performance target based upon Aon's earnings per share were selected to provide the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives.

        The Compensation Committee did not consider the number or value of equity-based awards previously granted to, or currently held by, our named executive officers in determining individual awards for 2007. Past awards were granted to induce performance in prior years and, as a result, they were not viewed as relevant in determining the 2007 awards to the named executive officers.

Aon Corporation

        With regard to Mr. Ravin's LPP award, the Committee factored in his successful management of the leadership succession process at Combined Insurance Company of America and Mr. Ravin's agreement to remain a senior advisor who will contribute to the future success of Aon.

        We made similar awards to certain of our named executive officers under the LPP adopted for the performance period beginning January 1, 2006 and ending December 31, 2008. Thus, the awards we granted during 2007 formed the second layer of consecutive three-year performance awards for certain of our named executive officers. The units awarded under the LPP for the performance period beginning January 1, 2006 and ending December 31, 2008 will be earned and settled based upon the achievement of the specified cumulative earnings per share target for the three-year performance period. The cumulative target ranges from $6.72, below which no payout will occur, to $8.44, which would yield a payout at 150% of the target award value. A result of $6.98 in cumulative earnings per share would yield a payout at 100% of target.

        In addition to the broad-based multi-year performance awards under our LPP, in the past we have granted individual performance-based equity awards to executive officers when we seek to encourage specific performance results from a business unit or operating division. None of our named executive officers received supplemental awards of this type during 2007.

        Stock Options    Under the LPP, we also granted stock options to our named executive officers during 2007. Stock options represented 25% of the total value of their LPP awards, converted on a 3:1 basis using a Black-Scholes valuation. The stock options vest ratably over the three-year performance period. We grant stock options as an additional way to motivate our executive officers through the potential appreciation in our stock price over the options' exercise price.

        Restricted Stock Units    In the first quarter of 2007 we granted time-vested restricted stock units to our named executive officers in connection with Aon's "Incentive Stock Program," pursuant to which the executives received a portion of their 2006 annual bonus in the form of equity compensation. Of the restricted stock units, 67% vest ratably over a three-year period while the remaining 33% vest in full on the third anniversary of the date of grant, with the vesting of all such units contingent on continued employment and other conditions and are generally payable in shares of Aon common stock along with ongoing dividend equivalents. The primary goals of the program are to further focus the employees' attention on the longer-term performance of the Company as a whole, and to further promote employee retention and stock ownership.

  Performance-Based Annual Bonus

        For 2007, annual bonus eligibility for our named executive officers was directly tied to the achievement of a minimum threshold level of 85% of planned pre-tax income from continuing operations, which was $1,300 million, adjusted for unusual items such as gains or losses from the sale of a business or asset. This measure was selected to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance target established under the LPP (i.e. a cumulative earnings per share target), we believe the selection of performance targets balances the executives' short and long-term perspective appropriately.

        We set the pre-tax net income target at a level that was substantially in excess of Aon's 2006 actual pre-tax net income after adjustments. We also considered the past performance of our peer group in setting the target. We believe that the 2007 target was achievable but challenging. Eligibility for bonuses was dependent upon the achievement of at least 85% of the specified target, subject to appropriate

Aon Corporation

adjustments. We set the minimum threshold at 85% because we believed performance below that level would not be acceptable and, therefore, should not result in bonus payments.

        Each named executive officers' bonus was capped at $5 million under Aon's shareholder-approved Senior Officer Incentive Compensation Plan, as amended and restated in 2006 (the "Executive Bonus Plan"). Within the framework of the Executive Bonus Plan, in the first quarter of 2007 we set bonus eligibility for our named executive officers as follows: the target amount of each executive's bonus was 100% (125% for Mr. Case and Mr. Ryan) of the executive's base salary; and the bonus range was capped at 200% (250% for Mr. Case and Mr. Ryan) of the executive's base salary. The bonus targets and ranges were based on the relative responsibilities and scope of the executives' jobs. The higher targets and bonus ranges for Mr. Case and Mr. Ryan were in line with market data and reflected their significant responsibilities and obligations as Chief Executive Officer and Executive Chairman, which are greater than those of the other named executive officers.

        During 2007, Aon became the world's largest risk adviser despite a challenging global market. Aon was also named as one of the top five companies in the financial services and insurance sectors predicted to be "talent magnets" in 2008, and it was recognized as the best retail broker, best reinsurance intermediary and best employee benefit consulting firm for 2007 by the readers of Business Insurance. Our designations as the best global insurance broker and destination of choice for top talent demonstrate the considerable progress we made during 2007 in pursuit of our business objectives. In addition to those achievements, Aon improved its pre-tax net income 21% over the 2006 level (adjusted for unusual items) during a year in which the financial services sector performed poorly.

        During the first quarter of 2008, the Committee determined that the 2007 results for Aon overall exceeded the corporate performance goal under the Executive Bonus Plan by 5%, after the results were adjusted for non-controllable, extraordinary or unusual items such as gain or loss on the sale of businesses or assets. The Committee then determined the actual bonuses payable to the executives for 2007, taking into consideration the fact that the named executive officers' business units or operating divisions substantially achieved or exceeded their performance goals. The Committee also considered objective and subjective criteria regarding each executive's individual performance.

        The Committee's determination of the actual bonuses payable for 2007 was based, among other things, on Aon's performance overall and the performance of the executives' business units and individual performance. Factoring individual performance into the analysis allows the Committee to differentiate among executives and emphasize the link between individual performance and compensation. No specific weighting is given to business unit performance or individual performance by the Committee when considering actual bonus awards.

        The Compensation Committee chose not to exercise negative discretion with regard to the 2007 bonuses payable to Mr. Case, Mr. Ryan, Mr. McGill and Mr. Appel. Mr. Case and Mr. Ryan received bonuses at the maximum level of 250% of base salary, and Mr. McGill and Mr. Appel received bonuses at the maximum level of 200% of base salary. In addition to reflecting each of the executives' contributions to Aon's results and demonstrated leadership in achieving business unit results, the bonuses were intended to recognize their success (measured qualitatively) against Aon's Leadership Model. The five components of the model are: increasing client value; creating unmatched teams of talent; driving innovation; achieving solid business results; and reinforcing Aon's values and standards of conduct. In addition, the Compensation Committee considered the executives' extraordinary performance on board-approved global initiatives, including the expense reduction initiatives and restructuring programs and the sale of Combined Insurance Company of America and its subsidiaries.

Aon Corporation

        With respect to the bonus of Mr. O'Halleran, which was less than the maximum level, the Compensation Committee considered its assessment of his individual performance and his contribution to the financial performance of his business unit. The Committee also considered that Mr. O'Halleran returned to a market and client-facing, revenue-generating role in the third quarter of 2007 while retaining his duties as Chairman of Aon Re Global. The Committee considered his newly-assumed additional production responsibilities in determining his bonus for 2007 and his 2007 base salary adjustment (as described below under the heading "Base Salary").

        In determining the bonuses paid to Mr. Bolger and Mr. Ravin, the Committee considered their individual performance, their contributions to the company's strong performance, and the contractual guarantees set forth in their transition agreements.

        As described above under the heading "Restricted Stock Units," the annual bonuses of our named executive officers are payable pursuant to Aon's "incentive stock program." For 2007, under the program generally all annual bonuses are payable 65% in cash and 35% in restricted stock units. Pursuant to the Transition Agreements that we entered into during 2007 with Mr. Bolger and Mr. Ravin, the 2007 bonuses payable to them were paid fully in cash. We agreed that it would not be appropriate to pay a portion of their bonuses in RSUs vesting ratably over three years because the executives' transition services are expected to be completed within three years.

  Mr. Ryan's Total Direct Compensation

        With regard to each of its named executive officers, the Compensation Committee generally follows the compensation philosophy described herein. With regard to the compensation of Mr. Ryan, the Committee utilizes one additional principle. It targets Mr. Ryan's total direct compensation at roughly 60% of the total direct compensation paid to Mr. Case. The rationale is that the demands on Mr. Ryan have diminished since he stepped into the Executive Chairman role. For 2007, Mr. Ryan's total direct compensation was $6,803,321, which was 66% of the total direct compensation received by Mr. Case, $10,268,010. Although the Committee did not have a market target with regard to Mr. Ryan's total direct compensation, or any component thereof, the Committee noted after reviewing market data that Mr. Ryan's total direct compensation for 2007 was between the 50th and 75th percentile for the peer group.

  Internal Pay Equity Considerations for Other Executive Officers

        In determining an executive officer's target bonus or long-term performance award value, the Compensation Committee will, from time to time, consider internal pay equity factors. However, the Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers.

        During 2007, the Committee determined that Mr. Appel and Mr. McGill would each be eligible for a target bonus of 100% of base salary. They also received awards under the LPP valued at $1,500,000 each. By design, the bonus targets and long-term equity awards were established to provide parity to those officers who serve as leaders of Aon's major business units. Other than with regard to Mr. Ryan, Mr. Appel and Mr. McGill, internal pay equity was not a factor in the Committee's compensation decisions with regard to other named executive officers during 2007.

Aon Corporation

  Base Salary

        Base salary is a fixed component of compensation and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of our senior-most executives are adjusted rarely, as our practice is to increase other components of pay based upon superior performance.

        In September of 2007, the Compensation Committee approved an increase to Mr. O'Halleran's annual base salary to $2 million. This change was made at the time that Mr. O'Halleran assumed additional responsibilities as a market and client-facing, revenue-generator while retaining his role as Chairman of Aon Re Global. No other base salary adjustments were made for our named executive officers during 2007.

  Personal Benefits and Executive Benefits

  Personal Benefits

        During 2007 we provided personal benefits to our named executive officers as a component of their total compensation. We do not emphasize personal benefits in our executive compensation practices. We do not provide standard auto, private club or financial planning benefits.

        During 2007, we allowed personal use of company-owned or leased aircraft by certain of our named executive officers. In most cases, such use allowed the executives to use their time more efficiently and ensured their quick availability, which benefited Aon. When executive officers use our aircraft for company business and there are vacant seats on the flights, they may at times invite family members or guests to accompany them.

        With regard to other forms of personal benefits, such as tax equalization payments and expatriate allowances, that are typically provided by our competitors to their executives when asked to work in locations other than their home countries, and we feel we must provide these personal benefits to our executives who work outside of their home countries to attract and retain the best talent.

        In addition to Aon's broad-based employee benefit programs that are available to Aon employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our named executive officers other than Mr. McGill (who does not participate in our U.S. executive benefit programs) were eligible to participate in a deferred compensation program, a supplemental pension program and a supplemental savings plan.

  Deferred Compensation Program

        We maintain a Deferred Compensation Plan ("DCP") that allows certain employees, including our named executive officers, to defer receipt of their salary and/or annual incentive payments into Aon common stock or accounts that mirror several different investment funds. In the past, we also entered into individual deferral arrangements with certain executives.

        Participants may defer up to 75% of salary and up to 100% of their annual bonus until the date(s) they have specified in accordance with the DCP's distribution provisions. Under the DCP we do not credit above-market interest on deferred compensation, as that term is defined in the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). However, with respect to three deferred compensation arrangements we entered into with Mr. Ravin, above-rate market interest may be credited on the account balances.

Aon Corporation

        We are not required to make any contributions to the DCP. We do not fund the DCP, and participants have an unsecured contractual commitment by Aon to pay the amounts due under the DCP. When such payments are due, the distributions will be made from our general assets. We have purchased corporate-owned life insurance to offset a portion of this liability.

  U.S. Supplemental Pension Program

        The supplemental pension program is a non-qualified, deferred compensation plan that provides eligible U.S. employees, including executives hired on or before December 31, 2003, with the opportunity to receive benefits that could not be earned under the qualified pension plan because of tax limitations and the specific provisions of such plan. Our ability to offer participation in the plan has helped us attract and retain our top talent. For certain key executives, including Messrs. Ryan, Bolger and Ravin, we have granted additional service credits to be applied in determining their supplemental pension benefits, particularly where a executive lost similar supplemental pension benefits in connection with his or her previous employer upon joining Aon.

        The plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects of the plan and the expense of the plan. In addition, there are minimum age and service requirements (attainment of age 50 and 10 years of benefit accrual service) and for years after 2001 and prior to 2006, earnings in excess of $500,000 were not included in the calculation of basic benefits. Effective January 1, 2007, we amended the plan to provide benefits pursuant to a "career average pay formula." This change resulted in a reduction of future benefit accruals under this plan for the majority of plan participants.

  U.S. Supplemental Savings Plan

        The Supplemental Savings Plan is a non-qualified, deferred compensation plan that provides eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Savings Plan because of tax limitations and the specific provisions of such plan.

  Supplemental Retirement Program for Mr. McGill

        Mr. McGill has been an expatriate from the U.K. on assignment in the U.S. since 2006. While on assignment, he participates in our standard retirement programs available to eligible employees generally, but full participation in our U.K. defined contribution scheme while in the U.S is not viable. In order to eliminate any lost benefits that might otherwise result from his assignment, we have agreed that upon his retirement or return to work in the U.K., we will compare contributions that might otherwise have been paid into the U.K. scheme but were lost, recognizing his U.S.-based compensation and service, and pay those contributions through a supplemental retirement program.

  Post-Termination Compensation

        We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these agreements to be necessary, the terms of these agreements are not considered as part of the compensation strategy when the Committee annually determines the compensation for the named executive officers.

Aon Corporation

  Severance Agreements regarding Change in Control

        We have entered into change-in-control severance agreements with certain of our key executive officers, including each of our named executive officers other than Mr. Ryan. The agreements are intended to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change in control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon. Thus, the agreements require a "double trigger"—a qualifying change in control of Aon and a qualifying termination of the executive's employment—in order for severance benefits to become payable.

        If these conditions are met, the following severance benefits are payable: (a) the executive's base salary through the date of termination and a pro rated bonus based upon the executive's average annual bonus for the preceding three years; (b) for key executive officers other than Mr. Case, three times the executive's highest annual base salary in effect during the twelve-month period prior to the date of termination (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with three additional years of plan contributions.

        The agreements for executives also require us to maintain medical, dental and life insurance on behalf of the executive for three years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term, subject to the "double trigger" explained above. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

        As a condition to the receipt of payments and benefits pursuant to the agreements for executives, the executive is required to enter into an agreement with Aon providing that the executive will not compete with us or solicit our employees or customers for a two-year period and will not use or disclose any of our confidential information.

  Letter Agreement with Mr. Ryan

        As mentioned above, Mr. Ryan is not party to a change-in-control severance agreement. In 2005 we entered into a letter agreement with Mr. Ryan in connection with his continued service as Aon's Executive Chairman. The agreement provides certain supplemental benefits to Mr. Ryan in consideration for his agreement to continue to serve as our Executive Chairman. The agreement addresses certain benefits to be provided to him, including: (i) accelerated vesting of stock options; (ii) health care coverage; and (iii) supplemental pension benefits.

  Transition Agreements with Mr. Bolger and Mr. Ravin

        During the fourth quarter of 2007, we entered into transition agreements with Mr. Bolger and Mr. Ravin. The agreements are described in this proxy statement under the heading "Employment Agreement and Other Compensation Arrangements" in the narrative following the "Grants of Plan-Based Awards in Fiscal Year 2007" under the heading "Employment Agreements" in the section captioned "Potential Payments on Termination or Change-in-Control." Certain benefits provided under

Aon Corporation

the agreements are set forth in the section captioned "Potential Payments on Termination or Change-in-Control."

        In our agreement with Mr. Bolger, he waived the right to receive change-in-control coverage under a Tier 1 Agreement, as described in detail in the section captioned "Potential Payments on Termination or Change-in-Control", in exchange for limited change-in-control protection for certain equity awards. The protection applies in the event of a change in control prior to December 31, 2009. In approving the transition agreement with Mr. Bolger, the Compensation Committee considered Mr. Bolger's overall contributions to Aon during his five years of service, including service as the Company's chief financial officer for over four years. The Compensation Committee also considered Mr. Bolger's agreement to provide extensive transitional guidance to Aon and its new chief financial officer.

        Our agreement with Mr. Ravin provides for the transition of his employment from Combined Insurance Company of America to Aon effective December 13, 2007. Under the agreement, Mr. Ravin will serve as Special Advisor to Mr. Case through March 2009. In approving the transition agreement with Mr. Ravin, the Compensation Committee considered Mr. Ravin's assistance in the planned sale of Combined Insurance Company of America and its subsidiaries and his long tenure with the Company.

  Severance Benefits Pursuant to Employment Agreements

        We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change in control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement.

  Practices Regarding the Grant of Equity Awards

        We typically grant stock options and other forms of equity awards at regularly scheduled meetings of the Committee. During 2007, all equity awards granted in connection with our incentive stock program or pursuant to the LPP (other than awards to Mr. Case or Mr. Ryan) were awarded by the Committee at its regularly scheduled meetings and valued at such dates. The stock options and restricted stock units awarded to Mr. Case and Mr. Ryan were approved by the independent members of our Board at its regularly scheduled meetings, which typically occur the day following the meeting of the Committee, and the grants were effective and valued as of such Board meeting dates. In addition, during 2007 all other equity awards to executive officers (including awards made pursuant to employment agreements or granted for retentive purposes) were approved and granted by the Committee at its regularly scheduled meetings.

        We do not have a policy or practice with respect to coordinating grant dates for equity awards with the release of material non-public information.

  Recovery of Prior Performance-Based Equity Awards or Cash Bonuses

        We do not have a policy with respect to adjustment or recovery of equity awards or cash payments if relevant Company performance measures upon which such awards or payments were based are restated or otherwise adjusted in a manner that would have resulted in a reduced award or payment. Under those circumstances, the Committee would evaluate whether recovery was appropriate based upon the facts and circumstances surrounding the restatement or adjustment.

Aon Corporation

  Stock Ownership Guidelines

        In 2006 we adopted stock ownership guidelines applicable to members of Aon's senior executives. The guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our stockholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Aon common stock equal to four times annual base salary and each other executive officer, including the remainder of our named executive officers, should attain an investment position in Aon common stock equal to two times annual base salary. These investment levels should be achieved within five years. Shares counted toward these guidelines include: any shares owned outright; shares held through the Savings Plan; shares held through our employee stock purchase plan; "phantom" stock held under the DCP, if such distribution is paid in stock; and "phantom" stock held under the Supplemental Savings Plan.

  Role of the Compensation Consultant

        The Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The role of the compensation consultant is described in this proxy statement under "Board of Directors and Committees—Organization and Compensation Committee—Relationship with Executive Compensation Consultant."

  Impact of Tax and Accounting Treatment

        Section 162(m) of the Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer and certain of its other highest paid executive officers only if specific and detailed criteria are satisfied. Other sections of the Internal Revenue Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

        We recognize that the deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its stockholders.

        For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have from time to time approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For instance, we cannot deduct the portion of base salary in excess of $1 million that we paid to certain executive officers or certain costs related to our executives' personal use of company-owned or leased aircraft.

        We account for equity-based awards in accordance with the requirements of SFAS No. 123R. We are required to recognize compensation expense relating to equity-based awards in our financial statements. The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Aon Corporation

Historical Compensation of Executive Officers

        The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2007 and December 31, 2006. The following Summary Compensation Table contains compensation information for: (1) Messrs. Case and Bolger, who served as our Chief Executive Officer and Chief Financial Officer, respectively, during 2007, (2) Messrs. Ryan, McGill and Appel, who were our three other most highly compensated executive officers serving as of December 31, 2007, and (3) Messrs. Ravin and O'Halleran, who would have been among our most highly compensated executive officers except that they were not serving as executive officers as of December 31, 2007. We refer to these seven individuals as our "named executive officers." No compensation information for Messrs. McGill, Ravin and Appel is provided for 2006 because they each became a named executive officer in 2007.

Summary Compensation Table for Fiscal Years 2007 and 2006

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case (President and Chief Executive Officer)(9)	2007 2006	1,500,000 1,500,000	-0- -0-	5,520,883 1,629,111	1,806,667 1,968,722	2,437,500 2,400,000	-0- -0-	32,250 21,600	11,297,300 7,519,433
David P. Bolger (Executive Vice President—Chief Financial Officer)(10)	2007 2006	750,000 750,000	1,000,000 -0-	4,845,363 1,199,038	808,295 470,525	-0- 1,080,000	172,422 192,230	52,699 15,516	7,628,779 3,515,079
Patrick G. Ryan (Executive Chairman)(9)	2007 2006	1,125,000 1,125,000	-0- -0-	4,893,041 1,966,234	1,322,286 2,578,134	1,820,000 1,600,000	489,470 1,206,949	232,054 61,083	9,881,851 7,330,451
Stephen P. McGill (Chief Executive Officer—Aon Risk Services Americas)(11)	2007	1,102,578	-0-	2,610,520	242,968	1,421,958	-0-	891,357	6,269,381
Richard M. Ravin (Special Advisor to Chief Executive Officer)(12)	2007	800,000	1,350,000	3,134,345	501,715	-0-	287,572	107,477	6,181,109
Michael D. O'Halleran (Senior Executive Vice President and Executive Chairman—Aon Re Global, Inc.)	2007 2006	1,333,333 1,000,000	-0- -0-	2,985,142 2,942,678	371,492 490,201	975,000 960,000	-0- 255,584	235,492 98,202	5,900,459 5,491,081
Andrew M. Appel (Chief Executive Officer—Aon Consulting, Worldwide, Inc.)(13)	2007	750,000	-0-	2,616,320	551,983	975,000	-0-	29,643	4,922,946

(1)
For purposes of this table, the amount set forth with respect to Mr. McGill in column (c) for 2007 has been converted from British pounds sterling to U.S. dollars based on the conversion rate in effect at the time of each of Mr. McGill's monthly salary payments.

Aon Corporation

(2)
Except for Messrs. Bolger and Ravin, the named executive officers did not receive any payments for 2007 that would be characterized as "bonus" payments under the rules of the SEC and none of the named executive officers received any such bonus payments for 2006. As the amount of the 2007 bonuses paid to Messrs. Bolger and Ravin was guaranteed to each of them pursuant to their respective Transition Agreements with Aon, these payments are reported in column (d) as "bonus" payments. See the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2007 table for more information on these Transition Agreements. Cash amounts earned in 2007 and 2006 as short-term incentive compensation are shown in column (g) "Non-Equity Incentive Plan Compensation."

(3)
The amounts shown in column (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R) for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, of restricted stock unit awards, performance share unit awards and individual performance share unit awards granted to the named executive officers pursuant to the Aon Stock Plan, and its sub-plans, the ISP and the LPP, disregarding adjustments for forfeiture assumptions, and do not reflect amounts actually paid to, or realized by, the named executive officers in 2007, 2006 or prior years. These amounts include allocations from awards granted during the respective year, as well as awards granted during prior years. Based on the 2007 performance under both the 2006 LPP and 2007 LPP, accounting expense was accrued with respect to the LPP in 2007 at the maximum levels. Reflected in this table for 2007 is the maximum FAS 123(R) expense possible at the time of grant with respect to a performance share unit award granted pursuant to the LPP which is the dollar value attributed to the original award multiplied by 200% for 2007 and 150% for 2006.

Assumptions used in the calculation of these amounts for 2007 are set forth in Note 12 to Aon's audited financial statements for the year ended December 31, 2007 included in Aon's Annual Report on Form 10-K filed with the SEC on February 28, 2008, which we refer to as the "2007 Annual Report." Assumptions used in the calculation of these amounts for 2006 are set forth in Note 13 to Aon's audited financial statements for the fiscal year ended December 31, 2006 included in Aon's Annual Report on Form 10-K filed with the SEC on March 1, 2007, which we refer to as the "2006 Annual Report." A discussion of the assumptions used in the valuation of stock awards made in fiscal years prior to 2006 may be found in the corresponding sections of Aon's financial statement footnotes in the Form 10-K for the year in which the award was made. In addition, (a) because Messrs. Ryan, Ravin and O'Halleran are eligible for retirement based on their age and their ISP awards will continue to vest upon retirement, Aon expenses the full value of their awards upon grant, in accordance with the requirements of FAS 123(R), and (b) pursuant to the terms of Mr. Bolger's Transition Agreement with Aon and the original restricted stock unit and LPP award agreements, the vesting of all or a portion of his restricted stock unit and LPP awards is guaranteed; therefore, Aon expensed either all or a portion of the remaining value of these awards in 2007 in accordance with the requirements of FAS 123(R). The amounts shown in column (e) reflect Aon's accounting expense for these awards under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock awards granted in 2007, see the Grants of Plan-Based Awards in Fiscal Year 2007 table below.

(4)
The amounts shown in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, of options pursuant to the Aon Stock Plan and its sub-plan, the LPP, in accordance with FAS 123(R), disregarding adjustments for forfeiture assumptions, and do not reflect amounts paid to, or realized by, the named executive officers in 2007, 2006 or prior years. These amounts include allocations from options granted during the respective year, as well as options granted during prior years.

Assumptions used in the calculation of these amounts for 2007 are set forth in Note 12 to Aon's audited financial statements for the year ended December 31, 2007 included in Aon's 2007 Annual Report. Assumptions used in the calculation of these amounts for 2006 are set forth in Note 13 to Aon's audited financial statements for the fiscal year ended December 31, 2006 included in Aon's 2006 Annual Report. A discussion of the assumptions used in the valuation of option awards made in fiscal years prior to 2006 may be found in the corresponding sections of Aon's financial statement footnotes in the Form 10-K for the year in which the award was made. In addition, (a) pursuant to the terms of Mr. Ryan's letter agreement with us that provide for 100% vesting of his option awards upon his termination for any reason, Aon expenses the full value of the option upon grant, and (b) pursuant to the terms of Mr. Bolger's Transition Agreement with Aon

Aon Corporation

  and the original option award agreements, the vesting of a pro rata portion of his option awards is guaranteed; therefore, Aon expensed a pro rata portion of the remaining value of these awards in 2007 in accordance with the requirements of FAS 123(R). The amounts shown in column (f) reflect Aon's accounting expense for these options under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock options granted in 2007, see the Grants of Plan-Based Awards in Fiscal Year 2007 table below, and for further information on Mr. Ryan's letter agreement see the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2007 table.

(5)
With respect to the amounts set forth in column (g) for 2007: On February 22, 2008, the Compensation Committee granted the following awards under the Executive Bonus Plan based on the achievement of certain performance measures by the named executive officers during 2007: Mr. Case, $3,750,000; Mr. Ryan, $2,800,000; Mr. McGill, $2,163,591 (converted from British pounds sterling as described in this footnote below); Mr. O'Halleran, $1,500,000; and Mr. Appel, $1,500,000. In accordance with the terms of the ISP applicable to awards paid for 2007 service, the named executive officers receiving these awards were paid: (a) 65% of the awards in cash, and (b) 35% of the awards in the form of restricted stock units. The amounts shown in column (g) for 2007 reflect the cash portion of the awards paid to the named executive with Mr. McGill's cash portion converted from British pounds sterling as described in this footnote below and the following amounts of restricted stock units represent the restricted stock unit portion of these awards: Mr. Case, 30,818; Mr. Ryan, 23,011; Mr. McGill, 17,780; Mr. O'Halleran, 12,327; and Mr. Appel, 12,327. To the extent these individuals are again designated as our named executive officers, all of these restricted stock units will be shown in our Grants of Plan-Based Awards Table and our Outstanding Equity Awards at Fiscal Year-End Table in future executive compensation disclosures that present information for the fiscal year ending December 31, 2008. For further information on the terms of the ISP, see the section entitled "Explanation of 2007 Compensation Components" in the Compensation Discussion and Analysis. Mr. McGill's total award for his 2007 service was denominated in British pounds sterling when granted and for purposes of this footnote has been converted from £1,100,000 British pounds sterling to $2,163,591 U.S. dollars based on a February 22, 2008 currency exchange rate of £1 British pound = $1.966901 U.S. dollars. The value of 35% of this £1,100,000 award for purposes of determining the restricted stock unit portion of his award was also determined using this February 22, 2008 exchange rate. The 65% cash portion of his £1,100,000 award that is listed in column (g) has been converted from £715,000 British pounds sterling to $1,421,958 U.S. dollars based on the conversion rate of £1 British pound = $1.988752 U.S. dollars in effect on February 28, 2008, the date Mr. McGill was paid the cash portion of his award. Neither Mr. Bolger nor Mr. Ravin received any non-equity incentive compensation for 2007 service as the terms of their respective Transition Agreements modified their outstanding non-equity awards to become bonus arrangements as further described under "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2007 table and "Ravin Transition Agreement Award" following the Nonqualified Deferred Compensation in Fiscal 2007 table.

(6)
With respect to the amounts set forth in column (g) for 2006: On February 15, 2007, the Compensation Committee granted the following awards under the Executive Bonus Plan based on the achievement of certain performance measures by the named executive officers during 2006: Mr. Case, $3,000,000; Mr. Bolger, $1,350,000; Mr. Ryan, $2,000,000; and Mr. O'Halleran, $1,200,000. In granting Mr. Bolger's award, the Committee waived the maximum annual incentive award specified in Mr. Bolger's employment agreement dated January 1, 2003. In accordance with the terms of the incentive stock program or "ISP" applicable to awards paid for 2006 service, the other named executive officers were paid: (a) 80% of the award in cash; and (b) 20% of the award in the form of restricted stock units. The amounts shown in column (g) for 2006 reflect the cash portion of these awards paid to the named executive officers. In addition, pursuant to the terms of the ISP for 2006 service, Aon provided an enhancement award of an additional 10% of the award in the form of restricted stock units. As a result, the named executive officers received the following number of restricted stock units pursuant to the terms of the ISP: Mr. Case, 23,155; Mr. Bolger, 10,459; Mr. Ryan, 15,437; and Mr. O'Halleran, 9,297. These restricted stock unit awards are shown in the Grants of Plan-Based Awards in Fiscal Year 2007 table and the Outstanding Equity Awards at 2007 Fiscal Year-End table.

(7)
For all named executive officers except for Mr. Ravin, the amounts in column (h) reflect an estimate of the actuarial increase in the present value of the named executive officers' benefits under all defined benefit pension plans established by Aon determined using interest rates and mortality rate assumptions consistent with those used in the financial statements of Aon and includes amounts which the named executive officer

Aon Corporation

  may not currently be entitled to receive because such amounts are not vested. For Mr. Ravin, the amount in column (h) for 2007 includes $280,835, an estimate of his change in pension value as determined using the methodology set forth in the preceding sentence, and $6,737, the dollar value of interest earned by Mr. Ravin pursuant to a deferred compensation agreement dated as of December 31, 1980 that is in excess of 120% of the long-term applicable federal rate as determined under the rules of the SEC. See the footnotes to the Pension Benefits in Fiscal 2007 table for more information on the assumptions used to calculate the change in pension value estimates and see the section entitled "Ravin Agreements" below the Nonqualified Deferred Compensation in Fiscal 2007 table for more information on the deferred compensation agreement pursuant to which Mr. Ravin received the interest. Except as described for Mr. Ravin, no amount is reported in column (h) for the other named executive officers for above market earnings on compensation that is deferred outside of tax qualified plans. Mr. O'Halleran's pension value decreased by $146,248 in 2007 representing a reduction in actuarial value. Pursuant to SEC regulations, this negative value is not reflected in the amount shown in columns (h) or (j).

(8)
The amounts shown in column (i) for 2007 consist of the following components:

Name	Company Contributions ($)(a)	Other Compensation ($)(b)	Dividend Equivalents ($)(c)	Perquisites ($)(d)	Total ($)
Gregory C. Case	21,750	—	10,420	80	32,250
David P. Bolger	6,750	—	12,916	33,033	52,699
Patrick G. Ryan	6,750	—	14,290	211,014	232,054
Stephen P. McGill	—	677,279	15,958	198,120	891,357
Richard M. Ravin	6,750	22,542	8,910	69,275	107,477
Michael D. O'Halleran	6,750	—	110,628	118,114	235,492
Andrew M. Appel	21,750	—	7,893	—	29,643

  (a)
  The amounts shown in the "Company Contributions" column represent: (i) for each of the named executive officers except for Mr. McGill a contribution by Aon of $6,750 to the Aon Savings Plan, a defined contribution plan; and (ii) for each of Messrs. Case and Appel, the following additional contributions by Aon: a contribution of $6,750 to the Aon Retirement Account, a sub-account of the Aon Savings Plan, and a contribution of $8,250 to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan. See the section entitled "Personal Benefits and Executive Benefits" in the Compensation Discussion and Analysis for additional information regarding these contributions and plans. In addition, a discussion of the benefits provided to certain of the named executive officers pursuant to Aon's defined benefit plans is set forth below under the section entitled "Pension Benefits in Fiscal 2007."

  (b)
  The amount shown in the "Other Compensation" column for Mr. McGill represents (i) a $300,000 annual expatriate allowance paid to Mr. McGill for payment of his costs associated with his expatriate assignment, including obtaining housing in Chicago, Illinois; (ii) $330,781 in tax payments, paid by Aon for Mr. McGill related to his expatriate expenses and additional tax costs directly resulting from his expatriate assignment; and (iii) a $46,498 payment to Mr. McGill's personal pension plan that has been converted from British pounds sterling to U.S. dollars for purposes of this table based on the currency exchange rate in effect on January 17, 2007, the date of calculation of his payment. Mr. McGill's expatriate allowance is paid pursuant to Aon's policy of providing coverage for duplicate costs incurred when employees are on a foreign assignment including providing housing to employees assigned to work on locations outside of their home countries and is an allowance intended to cover actual costs incurred by Mr. McGill, who is a United Kingdom employee, of mortgage payments, property tax, insurance, maintenance and utility expenses on his Illinois residence as well as transportation costs, home leave and other out-of-pocket expenses related to his expatriate assignment. For further information on these payments to Mr. McGill see the sections entitled "Supplemental Retirement Program for Mr. McGill" in the Compensation Discussion and Analysis and "McGill Agreement" after the Nonqualified Deferred Compensation in Fiscal 2007 Table.

  The amount shown in the "Other Compensation" column for Mr. Ravin represents payments made by Aon to Mr. Ravin to reimburse him for certain tax expenses related to options he exercised in 2006 that were determined to have incorrect measurement dates. We determined during our review of stock option

Aon Corporation

    grants made during 1994-2006 that we conducted in 2007 that these certain options of Mr. Ravin's were among those that had been granted at a discount from fair market value. This payment to Mr. Ravin was made to offset the impact to him of this option exercise under Section 409A of the Internal Revenue Code of 1986, as amended, any related interest or penalties, and the associated income tax consequences of the reimbursement payment. As Mr. Ravin was a current Section 16 officer, he was not eligible to participate in the voluntary tender offer program we conducted in 2007 that offered to cure the discount and enable holders of these misdated options to avoid the adverse tax treatment under Section 409A. As the error regarding the valuation of Mr. Ravin's options was not uncovered until 2007, he was not able to avoid adverse tax treatment under Section 409A by voluntarily increasing the exercise price by December 31, 2006, a practice widely used by executives in similar situations at other companies. For further information on our review of those stock options, see the Explanatory Note Regarding Restatement Related to Stock Option Expense section in our 2006 Annual Report and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Recent Events—Tender Offer" of our 2007 Annual Report.

  (c)
  The amounts shown in the "Dividend Equivalents" column represent: (i) cash dividend equivalents paid on certain unvested restricted stock units granted under the ISP; and (ii) for Mr. O'Halleran, $8,554 cash dividend equivalents paid on certain unvested restricted stock units granted under the ISP and $102,075 in cash dividend equivalents paid on deferred restricted stock units and accrued as additional shares of restricted stock units pursuant to Mr. O'Halleran's deferral agreement with Aon further described under the section entitled "O'Halleran Agreement" after the Nonqualified Deferred Compensation in Fiscal 2007 table.

  (d)
  The amounts shown in the "Perquisites" column represent:

  (i)
  for Mr. Case, the $80 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (ii)
  for Mr. Bolger, Aon's payment on his behalf of $33,033 for legal services;

  (iii)
  for Mr. Ryan, the $3,730 value of his use of a company-owned automobile which has been calculated based on the decrease in book value of the fully-depreciated automobile from the end of 2006 to the end of 2007, and the $207,284 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (iv)
  for Mr. McGill, a $60,141 (£30,000) automobile allowance, that is paid in British pounds sterling and has been converted into U.S. dollars for purposes of this table based on the currency exchange rate in effect at the time of each of the monthly payments, and the $137,979 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (v)
  for Mr. Ravin, Aon's payment on his behalf of $30,696 for club membership dues and $38,579 for legal services; and

  (vi)
  for Mr. O'Halleran, a $20,000 automobile allowance, Aon's payment on his behalf of $29,074 for club membership dues and $19,040 for financial planning services, and charitable contributions totaling $50,000 that were made by Aon to various charitable organizations as directed and on behalf of Mr. O'Halleran pursuant to his employment agreement and in accordance with Aon's matching charitable contribution program.

  Aon determined the aggregate incremental cost of each named executive officer's personal use of aircraft that Aon owns and leases in 2007 by calculating the average variable hourly operating cost for each aircraft and multiplying this cost by the number of hours flown on a personal flight (which includes hours of any empty flights necessary to reposition the aircraft because of the personal use of the aircraft). The components of the variable operating cost include aircraft fuel and oil, travel, trip-related expenses for pilots and crew, trip-related repairs and maintenance, catering, and airport and other landing fees or customs. This methodology excludes from the variable operating cost calculation those fixed costs that do not change based on usage such as pilot salaries, the purchase costs of the aircraft and hangar costs. Spouses, families and invited guests occasionally accompany named executive officers on flights. The additional cost to Aon of these additional guests is insubstantial and a small charge that covers these

Aon Corporation

    incidental fees is added for each guest of an officer to the aggregate incremental cost allocated to that officer for personal use of that flight.

(9)
Messrs. Case and Ryan also serve as Directors of Aon, but receive no compensation for such service.

(10)
Mr. Bolger served as Executive Vice President—Chief Financial Officer and Chief Administrative Officer through September 30, 2007. Pursuant to the terms of his Transition Agreement with Aon, Mr. Bolger served as Aon's Executive Vice President—Chief Financial Officer from September 30, 2007 until March 1, 2008 when Christa Davies, Executive Vice President, Global Finance of Aon, assumed the office of Aon's Chief Financial Officer, after which time Mr. Bolger has continued his employment as set forth in his Transition Agreement.

(11)
Mr. McGill served as Chief Executive Officer of Aon Risk Services Americas during 2007 and through January 2008, and was named Chairman and Chief Executive Officer of Aon Risk Services in February 2008.

(12)
Mr. Ravin was employed by Aon's wholly-owned subsidiary Combined Insurance Company of America, referred to as "CICA," as its Chief Executive Officer through July 31, 2007 and continued to serve as Chairman of Combined's Board of Directors through December 13, 2007. Pursuant to the terms of his Transition Agreement with Aon, effective as of December 13, 2007 Mr. Ravin has been employed as Special Advisor to the CEO of Aon.

(13)
Mr. Appel served as Chief Executive Officer of Aon Consulting Worldwide, Inc. during 2007 and through January 2008, and was named Chief Executive Officer of Aon Re Global in February 2008.

Aon Corporation

Grants of Plan-Based Awards in Fiscal Year 2007

        The following table provides information on non-equity incentive plan awards, stock options, restricted stock unit awards and performance share unit awards granted in 2007 to each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)		(l)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory C. Case	— 02/21/2007 03/16/2007 03/16/2007	-0- — — —	1,875,000 — — —	3,750,000 — — —	— — -0- —	— — 118,985 —	— — 237,970 —	— 23,155 — —	(6)	— — — 118,985	— — — 37.82	— — — 37.94	— 900,035 4,297,738 1,132,737
David P. Bolger	02/15/2007 03/15/2007 03/15/2007	— — —	— — —	— — —	— -0- —	— 30,324 —	— 60,648 —	10,459 — —	(6)	— — 30,324	— — 37.10	— — 37.43	405,077 1,074,379 283,226
Patrick G. Ryan	— 02/21/2007 03/16/2007 03/16/2007	-0- — — —	1,406,250 — — —	2,812,500 — — —	— — -0- —	— — 71,391 —	— — 142,782 —	— 15,437 — —	(6)	— — — 71,391	— — — 37.82	— — — 37.94	— 600,036 2,578,643 679,642
Stephen P. McGill	— 02/15/2007 03/15/2007 03/15/2007	-0- — — —	1,091,723 — — —	2,183,445 — — —	— — -0- —	— — 30,324 —	— — 60,648 —	— 13,302 — —	(6)	— — — 30,324	— — — 37.10	— — — 37.43	— 515,186 1,074,379 283,226
Richard M. Ravin	02/15/2007 03/15/2007 03/15/2007	— — —	— — —	— — —	— -0- —	— 50,540 —	— 101,080 —	9,684 — —	(6)	— — 50,540	— — 37.10	— — 37.43	375,061 1,790,632 527,132
Michael D. O'Halleran	— 02/15/2007 03/15/2007 03/15/2007	-0- — — —	1,000,000 — — —	2,000,000 — — —	— — -0- —	— — 30,324 —	— — 60,648 —	— 9,297 — —	(6)	— — — 30,324	— — — 37.10	— — — 37.43	— 360,073 1,074,379 283,226
Andrew M. Appel	— 02/15/2007 02/15/2007 03/15/2007 03/15/2007	-0- — — — —	750,000 — — — —	1,500,000 — — — —	— — — -0- —	— — — 30,324 —	— — — 60,648 —	— 10,459 34,705 — —	(6) (7)	— — — — 30,324	— — — — 37.10	— — — — 37.43	— 405,077 1,344,125 1,074,379 283,226

(1)
The amounts shown in column (d) reflect the target payment level under the Executive Bonus Plan for the named executive officers' 2007 service, which, for Messrs. Case and Ryan, is 125% of their base salary, and for Messrs. McGill, O'Halleran and Appel, is 100% of their base salary. The amounts shown in column (e) reflect the maximum payment level under the Executive Bonus Plan for the named executive officers' 2007 service, which, for Messrs. Case and Ryan, is 250% of their base salary, and for Messrs. McGill, O'Halleran and Appel is 200% of their base salary. The Executive Bonus Plan does not contain a threshold payment level for each named executive officer. If pre-established performance measures are not met, no payments are made. The amounts in columns (d) and (e) represent 100% of the target and maximum payment levels of the award; however, pursuant to the terms of the ISP for 2007 service, the awards granted to the named executive officers were paid 65% in cash and 35% in restricted stock units. The actual cash portions paid to the named executive officers are set forth in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. The actual restricted stock unit portions of the awards granted to the named executive officers are set forth in the footnotes to column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. See "Performance-Based Annual Bonus" in the Compensation Discussion & Analysis for further information on these awards and the terms of the Executive Bonus Plan.

The amounts shown for Mr. McGill in columns (d) and (e) were based on his base salary of £550,000 and converted from British pounds sterling to U.S. dollars based on a December 31, 2007 currency exchange rate

Aon Corporation

  of £1 British pound = $1.984950 U.S. dollars. The amounts shown for Mr. O'Halleran in columns (d) and (e) were based on his base salary of $1,000,000 as of the date in 2007 when the annual performance criteria were set for this award.

  Neither Mr. Bolger nor Mr. Ravin have any outstanding non-equity incentive plan awards under the Executive Bonus Plan as the terms of their respective Transition Agreements modified these awards to become bonus arrangements as further described under "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2007 table and "Ravin Transition Agreement Award" following the Nonqualified Deferred Compensation in Fiscal 2007 table. For more information regarding the terms of the Executive Bonus Plan, see the section entitled "Explanation of 2007 Compensation Components" in the Compensation Discussion and Analysis.

(2)
The amounts shown in columns (f), (g) and (h) represent the threshold, target and maximum payouts of performance share units granted to certain of the named executive officers pursuant to Aon's LPP that will be earned and settled in shares of Common Stock if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For more information regarding the terms of these performance share units and the LPP, see the section entitled "Explanation of 2007 Compensation Components" in the Compensation Discussion and Analysis.

(3)
The amounts shown in column (j) represent option awards to the named executive officers pursuant to Aon's LPP that vest approximately 33 1/3% on each of the first, second and third anniversaries of their respective grant dates. For more information regarding the terms of these options and the LPP, see the section entitled "Explanation of 2007 Compensation Components" in the Compensation Discussion and Analysis.

(4)
The exercise price shown in column (k) for option awards is determined by averaging the high and low selling prices of a share of Common Stock on the NYSE, on the grant date of the option award. We have included an additional column showing the closing price of a share of Common Stock as reported on the NYSE on the grant date of the option awards.

(5)
The amounts shown in column (l) are the grant date fair values of the various awards. The grant date fair value generally reflects the amount Aon would expense in its financial statements over the award's vesting schedule, and does not correspond to the actual value that may be recognized by the named executive officers.

(6)
This amount represents the restricted stock unit portion of the named executive officer's incentive bonus earned in 2006 and paid in 2007 pursuant to the terms of the Executive Bonus Plan for 2006 service. Annual bonus eligibility for 2006 service for any executive officer was capped at $5 million under the Executive Bonus Plan. Within the framework of the Executive Bonus Plan, we set bonus eligibility for 2006 incentive bonuses for our named executive officers as follows: the target amount of each executive's bonus was 100% (125% for Mr. Case and Mr. Ryan) of the executive's base salary; the bonus range was capped at 200% (250% for Mr. Case and Mr. Ryan) of the executive's base salary; the determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall and the performance of the executive's business unit and personal performance; bonuses for the executives were determined through the Compensation Committee's exercise of its discretion to adjust the bonuses downward, but only after that Committee determined that Aon had achieved its specified performance target.

  All annual incentive compensation for 2006 service for the named executive officers was tied to the achievement of a minimum threshold level of 85% of planned pre-tax income from continuing operations, adjusted for unusual items such as gains or losses from the sale of a business or asset. All such adjustments were individually approved by the Compensation Committee and met the adjustment criteria established by that Committee within the first 90 days of 2006.

  In accordance with the terms of Aon's ISP for 2006 services under which the 2006 bonuses were payable, 80% of the bonus was paid in cash and 20% of the bonus amount was paid in the form of restricted stock units. In addition, pursuant to the ISP, Aon provided an enhancement award to the awards for 2006 service of an additional 10% of the total bonus amount in the form of restricted stock units. Dividend equivalents are paid quarterly in cash on unvested restricted stock units granted pursuant to the ISP, but not on contractual grants, performance share units or other grants pursuant to the Stock Plan. Voting rights do not attach to any unvested restricted stock units or performance share units. The cash portion of these awards is included as

Aon Corporation

  2006 compensation in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The terms of the Executive Bonus Plan and its payment under the ISP for 2006 performance are different than the terms for 2007 performance of the named executive officers. See "Performance-Based Annual Bonus" in the Compensation Discussion and Analysis for information on the terms of these plans applicable to 2007 performance.

(7)
This amount represents a grant to Mr. Appel on February 15, 2007 of 34,705 restricted stock units that vested immediately in settlement of a performance award granted to him in 2006. Mr. Appel's award was tied to his business unit's achievement of 12% growth in segment pre-tax net income for 2006. The 2005 segment pre-tax net income for Aon Consulting was approximately $129 million. The target value of such award was $750,000 and the maximum value upon settlement was $1,500,000. The Compensation Committee determined that Aon Consulting had achieved 124% of the target performance level. Therefore, pursuant to the terms of the performance award, Mr. Appel's award was settled at the value of $1,343,951. The number of shares granted to Mr. Appel was determined by dividing the value of his award by the average of the high and low selling prices of a share of Common Stock on the NYSE on February 15, 2007.

        See "How We Determine Total Compensation" in the Compensation Discussion and Analysis for information on the decision-making process with respect to the components of the total compensation of our named executive officers. In addition, the "Employment Agreements and Other Compensation Arrangements" section below provides additional information with respect to the named executive officers' compensation.

        The Transition Agreements we entered into in 2007 with each of Messrs. Bolger and Ravin modified the terms of certain equity based awards that they had previously been awarded. For further information on these modifications, see the description of the Transition Agreements under "Employment Agreements and Other Compensation Arrangements" below and "Ravin Transition Agreement Award" following the Nonqualified Deferred Compensation in Fiscal 2007 table.

Employment Agreements and Other Compensation Arrangements

        Each of Messrs. Case, McGill, O'Halleran and Appel has entered into an employment agreement with Aon. In addition, Mr. Ryan is a party to a letter agreement with Aon in connection with his continued service as Executive Chairman. Each of Messrs. Bolger and Ravin is a party to a transition agreement with Aon. Each of the employment agreements with Messrs. Case, Appel, McGill and O'Halleran, the letter agreement with Mr. Ryan, and the transition agreements with Messrs. Bolger and Ravin, addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of Messrs. Case, Bolger, Ravin, O'Halleran and Appel for a period of two years, and to Mr. McGill generally for a period of one year, following the termination of employment without regard to the reason for such termination.

        In addition to the employment agreements, each of Messrs. Case, McGill, Ravin, O'Halleran and Appel has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

        Aon has entered into an Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated April 4, 2005, which commenced April 4, 2005 and will expire April 3, 2010 unless terminated earlier. The agreement provides Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be appointed to Aon's Board

Aon Corporation

of Directors, and will be nominated for election as a Director at each subsequent annual meeting of stockholders during the period of his employment.

        The agreement provides for a base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, and an annual incentive bonus of up to 250% of his base salary, with a targeted annual incentive bonus of not less than 125% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Case received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which will vest in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 1,000,000 shares of Common Stock, which will vest in three equal annual installments on each of the second through fourth anniversaries of the date of grant. The restricted stock unit award and the portion of the stock option award related to 325,000 shares were granted outside of the Stock Plan. The agreement provides that, during the term of his employment, Mr. Case is also eligible to receive an annual option grant with a Black-Scholes value of not less than $1,800,000; however, Mr. Case has waived his entitlement to receive such option grants in 2006-2009 as consideration for his participation in Aon's LPP. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in the amount of $5,000,000 during the term of the agreement.

        Aon has entered into a Transition Agreement with David Bolger dated October 12, 2007. The terms of the transition agreement provide that: (i) Mr. Bolger will continue as Executive Vice President—Chief Financial Officer through the earlier of June 30, 2008 or a date determined or agreed to by Aon (the "Initial Period"), and (ii) Mr. Bolger shall remain an employee of Aon from October 12, 2007 through December 31, 2009 (the "Continuation Period") to facilitate the effective transition of his duties as chief financial officer and to provide transition services and other assistance to Aon.

        The transition agreement also provides that during the Continuation Period Mr. Bolger may engage in outside activities provided that they do not significantly interfere with his duties under the transition agreement or violate the confidentiality, non-competition or non-solicitation provisions of his Employment Agreement with Aon dated January 1, 2003. The restrictive covenants in his Employment Agreement remain in effect during the Continuation Period.

        In addition, Mr. Bolger will continue during the Continuation Period to: (i) receive his base salary at a rate no less than his salary in effect as of the effective date; (ii) remain eligible to participate in Aon's welfare benefit plans on the same terms offered generally to Aon executives; and (iii) remain a participant in Aon's qualified and non-qualified retirement plans and arrangements in which he participates as of the effective date. The transition agreement also provides that Mr. Bolger will receive his full account balance under the Company's deferred compensation plan in a lump sum payment on July 1, 2010. Beginning on September 1, 2012, a supplemental pension benefit equal to Mr. Bolger's actual years of service with Aon plus ten years will be paid to Mr. Bolger in five equal annual installments. The transition agreement also provides that all outstanding equity awards held by Mr. Bolger on the last date of the Continuation Period will be subject to the treatment accorded those awards in the event Mr. Bolger was subject to an involuntary termination (without cause) by Aon on December 31, 2009.

        Mr. Bolger will be paid a bonus for his performance in 2007 of no less than $1,000,000, payable fully in cash, with the exact amount as determined by the Compensation Committee, based on the achievement of company-wide financial objectives for 2007 and Mr. Bolger's performance of his duties

Aon Corporation

during 2007. The Transition Agreement provides that Mr. Bolger may be paid a bonus for his performance in 2008 ("2008 Bonus"), payable fully in cash, as determined by the Compensation Committee in its sole discretion. The target amount of the 2008 Bonus (the "2008 Target Amount") will be equal to the number of months Mr. Bolger holds the title of Chief Financial Officer of Aon in 2008 multiplied by $112,500; however, the Transition Agreement does not restrict Aon from awarding a 2008 Bonus greater than that 2008 Target Amount. The Committee may determine the exact amount of the 2008 Bonus based on the achievement of company-wide financial objectives for 2008 and Mr. Bolger's performance of his duties under the Transition Agreement.

        Aon has entered into a letter agreement with Patrick G. Ryan, our Executive Chairman, dated December 9, 2005. The agreement provides certain supplemental benefits to Mr. Ryan in consideration for his agreement to continue to serve as Aon's Executive Chairman. The agreement addresses certain benefits to be provided to Mr. Ryan by Aon, including: (i) accelerated vesting of stock options upon any termination of employment; (ii) health care coverage for Mr. Ryan and his eligible family members for life; and (iii) supplemental pension benefits equal to his actual years of service plus fifteen years.

        Aon has entered into an Executive Agreement with Stephen P. McGill, who currently serves as Chairman and Chief Executive Officer of Aon Risk Services, dated April 22, 2005, as amended by an amendment dated December 31, 2007 and as supplemented by an overseas assignment letter dated July 24, 2006. The executive agreement will expire January 1, 2013, unless renewed according to its terms. The executive agreement provides for a base salary of no less than £550,000, and a target annual bonus of not less than 150% of base salary. The executive agreement further provides that Mr. McGill will be entitled to participate in Aon's LPP for the performance period that begins January 1, 2008 and continues through December 31, 2010 at a target participation level of $3,000,000 and will be eligible to be considered for an award each subsequent year beginning in 2009. Pursuant to the executive agreement, Mr. McGill also receives an expatriate allowance of $25,000 per month for the purposes of housing, travel and other incidental costs while Mr. McGill is working in the United States. In addition, Aon has entered into a supplemental pension arrangement with Mr. McGill pursuant to which Mr. McGill receives payments to a personal pension plan and accrues additional pension contribution amounts while on assignment in the United States. For additional information on Mr. McGill's supplemental pension arrangement, see the section captioned "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2007 Table.

        Aon has entered into a Transition Agreement dated December 13, 2007 with Richard M. Ravin, who currently serves as Special Advisor to Aon's Chief Executive Officer, and formerly served as in various capacities with Combined Insurance Company of America ("CICA"), including as Chairman and Chief Executive Officer. Pursuant to the transition agreement, Mr. Ravin's employment with CICA terminated, and Mr. Ravin became an employee of Aon on December 13, 2007. The transition agreement will terminate on the later of: (i) March 31, 2009; or (ii) the day immediately following the date on which the Compensation Committee of Aon's Board of Directors meets in 2009 and awards bonus or incentive compensation.

        The transition agreement provides for: (i) a base salary of no less than $800,000; (ii) payment of a cash bonus of $1,350,000 for the 2007 performance year; and (iii) subject to certain conditions, the payment of a cash bonus of $1,350,000 for the 2008 performance year, and $400,000 for the period through March 31 of the performance year 2009. Under the terms of the transition agreement, Mr. Ravin is entitled to receive the entire amount of the cash bonus for the 2008 performance year if he voluntarily terminates his employment on or after July 1, 2008. The transition agreement also provides that upon termination of Mr. Ravin's employment for any reason, he will receive monthly payments for

Aon Corporation

life as a supplemental pension benefit in an amount equal to (1) 1/12th of 0.5% of the average of his five highest consecutive years of earnings (salary and bonus) out of his last 10 calendar years of earnings, multiplied by (2) his aggregate years of service with us up to a maximum of 20. The transition agreement further provides that the first monthly payment will include an additional amount of approximately $462,000 which equals the maximum amount that Mr. Ravin would be paid under the severance plan regardless of whether Mr. Ravin otherwise qualifies for such amount.

        In addition, the transition agreement provides that if Mr. Ravin is employed by Aon on March 31, 2009, he will fully vest in his award under Aon's LPP for the 2007-2009 performance period and will receive an award equal to the amount that he would have received had he been employed by Aon on December 31, 2009.

        Pursuant to a November 10, 2005 letter agreement with Aon, Mr. Ravin's employment agreement with CICA provided that Mr. Ravin will receive an award in March 2009 of fully vested shares of Aon common stock based on our achievement of certain performance criteria during 2008 performance period. The number of shares awarded in March 2009 pursuant to the performance award will be determined by dividing the value of the performance award received by Mr. Ravin in March 2009, which has a maximum value possible of $3.5 million, by the average of the high and low selling prices of Aon common stock on the NYSE on the award date. The transition agreement modifies this award to provide that, unless Mr. Ravin is properly terminated for cause (as defined in the transition agreement) after the effective date and before March 31, 2009, this performance award will be paid at the maximum value in cash to Mr. Ravin on the earlier of: (i) thirty days following the closing date of the sale, spin-off or transfer of CICA; and (ii) the first regularly scheduled pay day of January 2009.

        We have also entered into deferred compensation agreements with Mr. Ravin that provide for the deferral of certain bonus amounts which became payable to him between December 31, 1980 and December 31, 1983, and the accumulation of interest on such deferred bonus amounts as further described in the narrative under the Nonqualified Deferred Compensation Table in Fiscal 2007.

        Non-competition and non-solicitation covenants apply to Mr. Ravin for a period of two years following the termination of his employment without regard to the reason for such termination. The transition agreement also contains provisions with respect to the confidentiality of certain Aon information.

        Aon has entered into an Employment Agreement dated January 1, 2001, as amended pursuant to amendments dated September 29, 2004, May 18, 2006 and December 15, 2007, with Michael D. O'Halleran, who currently serves as Senior Executive Vice President and Executive Chairman of Aon Re Global. As amended, the agreement will expire on January 1, 2013 unless terminated earlier. The agreement provides for a base salary of $2,000,000 per year subject to increase as determined at the discretion of Aon's CEO and the Compensation Committee of Aon's Board of Directors; an annual incentive bonus to be determined in the sole discretion of the Compensation Committee; and stock options at the discretion of the Compensation Committee with the advice of Aon's Chairman and Chief Executive Officer. The agreement also provides for a grant of performance shares to Mr. O'Halleran, which will be earned and settled in shares of Common Stock based on global reinsurance performance results.

        Aon has entered into an Employment Agreement with Andrew M. Appel, who currently serves as Chief Executive Officer of Aon Re Global, dated July 15, 2005, which will expire July 16, 2010 unless terminated earlier. The agreement provides for a base salary of no less than $675,000, subject to adjustment; and a target annual incentive bonus of 100% of his base salary.

Aon Corporation

        Pursuant to the agreement, upon commencement of his employment, Mr. Appel received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which will vest in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 175,000 shares of Common Stock, which will vest in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% of the shares on the fourth anniversary of the date of grant.

        In March 2008, the Compensation Committee approved certain modifications to Mr. Appel's employment agreement. These modifications: (i) extend the term of Mr. Appel's employment through April 2013; and (ii) increase Mr. Appel's base salary from its current level of $750,000 to $950,000.

        For additional information regarding the Executive Bonus Plan and the LPP, see the section entitled "Explanation of 2007 Compensation Components" of the Compensation Discussion and Analysis.

Aon Corporation

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table sets forth information regarding exercisable and unexercisable stock options, unvested restricted stock units and unvested performance share units held by each of the named executive officers on December 31, 2007. See "Potential Payments on Termination or Change-in-Control" for information regarding the impact of employment termination scenarios on outstanding equity awards.

			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory C. Case	04/04/2005	(3)	333,334	666,666	—	22.8600	04/04/2015	—	—	—	—
	04/04/2005		—	—	—	—	—	100,000	4,769,000	—	—
	03/17/2006	(4)	30,189	60,378	—	41.3650	03/17/2012	—	—	—	—
	03/17/2006	(5)	—	—	—	—	—	—	—	135,851	6,478,734
	02/21/2007		—	—	—	—	—	23,155	1,104,262	—	—
	03/16/2007	(6)	—	118,985	—	37.8200	03/16/2013	—	—	—	—
	03/16/2007	(5)	—	—	—	—	—	—	—	237,970	11,348,789
David P. Bolger	01/08/2003		100,000	—	—	20.3750	01/08/2013	—	—	—	—
	01/08/2003		—	—	—	—	—	70,000	3,338,300	—	—
	03/18/2004	(7)	67,000	33,000	—	27.1550	03/18/2014	—	—	—	—
	03/18/2004		—	—	—	—	—	40,000	1,907,600	—	—
	03/17/2005	(4)	33,334	66,666	—	23.3800	03/17/2015	—	—	—	—
	03/17/2005		—	—	—	—	—	50,000	2,384,500	—	—
	03/17/2005		—	—	—	—	—	4,990	237,973	—	—
	03/16/2006	(8)	15,172	30,343	—	41.1950	03/16/2012	—	—	—	—
	03/16/2006		—	—	—	—	—	7,647	364,685	—	—
	03/16/2006	(5)	—	—		—	—	—	—	68,273	3,255,939
	02/15/2007		—	—	—	—	—	10,459	498,790	—	—
	03/15/2007	(9)	—	30,324	—	37.1000	03/15/2013	—	—	—	—
	03/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,892,303
Patrick G. Ryan	03/20/1998		322,500	—	—	43.3333	03/20/2008	—	—	—	—
	03/19/1999		315,000	—	—	43.4375	03/19/2009	—	—	—	—
	11/16/2000		300,000	—	—	30.7813	11/16/2010	—	—	—	—
	04/19/2001		300,000	—	—	35.1800	04/19/2011	—	—	—	—
	04/22/2002		250,000	—	—	36.8750	04/22/2012	—	—	—	—
	05/01/2003		500,000	—	—	21.9850	05/01/2013	—	—	—	—
	03/18/2004	(7)	201,000	99,000	—	27.1550	03/18/2014	—	—	—	—
	03/18/2005	(4)	100,000	200,000	—	22.9400	03/18/2015	—	—	—	—
	03/17/2006	(4)	37,170	74,338	—	41.3650	03/17/2012	—	—	—	—
	03/17/2006		—	—	—	—	—	11,423	544,763	—	—
	03/17/2006	(5)	—	—	—	—	—	—	—	167,262	7,976,725
	02/21/2007		—	—	—	—	—	15,437	736,191	—	—
	03/16/2007	(6)	—	71,391		37.8200	03/16/2013	—	—	—	—
	03/16/2007	(5)	—	—	—	—	—	—	—	142,782	6,809,274
Stephen P. McGill	05/15/2005		—	—	—	—	—	137,500	6,557,375	—	—
	03/16/2006	(8)	15,172	30,343	—	41.1950	03/16/2012	—	—	—	—
	03/16/2006		—	—	—	—	—	27,860	1,328,643	—	—
	03/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,255,939
	02/15/2007		—	—	—	—	—	13,302	634,372	—	—
	03/15/2007	(9)	—	30,324	—	37.1000	03/15/2013	—	—	—	—
	03/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,892,303

Aon Corporation

Richard M. Ravin	03/20/1998		30,000	—	—	43.3333	03/20/2008	—	—	—	—
	03/19/1999		30,000	—	—	43.3750	03/19/2009	—	—	—	—
	02/11/2000		49,936	—	—	23.9375	02/11/2010	—	—	—	—
	03/16/2001		75,000	—	—	34.5550	03/16/2011	—	—	—	—
	04/09/2003		95,479	—	—	22.1200	04/09/2013	—	—	—	—
	03/18/2004	(7)	67,000	33,000	—	27.1550	03/18/2014	—	—	—	—
	03/17/2005		—	—	—	—	—	36,000	1,716,840	—	—
	07/14/2005	(10)	41,667	83,333	—	25.5100	07/14/2015	—	—	—	—
	03/16/2006		—	—	—	—	—	33,881	1,615,785	—	—
	02/15/2007		—	—	—	—	—	9,684	461,830	—	—
	03/15/2007	(11)	—	50,540	—	37.1000	03/15/2013	—	—	—	—
	03/15/2007	(12)	—	—	—	—	—	—	—	75,786	3,614,234
Michael D. O'Halleran	01/02/1998		—	—	—	—	—	13,500	643,815	—	—
	01/02/1999		—	—	—	—	—	6,750	324,408	—	—
	03/19/1999		45,000	—	—	43.4375	03/19/2009	—	—	—	—
	02/11/2000		12,531	—	—	23.9375	02/11/2010	—	—	—	—
	01/02/2001		—	—	—	—	—	11,250	536,514	—	—
	03/16/2001		120,000	—	—	34.5500	03/16/2011	—	—	—	—
	01/02/2002		—	—	—	—	—	13,500	643,817	—	—
	04/22/2002		120,000	—	—	36.8750	04/22/2012	—	—	—	—
	01/02/2003		—	—	—	—	—	15,750	751,120	—	—
	05/01/2003		200,000	—	—	21.9850	05/01/2013	—	—	—	—
	05/01/2003		—	—	—	—	—	15,750	751,120	—	—
	01/02/2004		—	—	—	—	—	18,000	858,423	—	—
	03/18/2004	(7)	100,500	49,500	—	27.1550	03/18/2014	—	—	—	—
	01/01/2005		—	—	—	—	—	22,500	1,073,028	—	—
	01/01/2006	(13)	—	—	—	—	—	—	—	83,964	4,004,243
	01/02/2006		—	—	—	—	—	22,500	1,073,028	—	—
	03/16/2006	(8)	15,172	30,343	—	41.1950	03/16/2012	—	—	—	—
	03/16/2006		—	—	—	—	—	6,797	324,149	—	—
	03/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,255,939
	02/15/2007		—	—	—	—	—	9,297	443,375	—	—
	03/15/2007	(9)	—	30,324	—	37.1000	03/15/2013	—	—	—	—
	03/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,892,303
Andrew M. Appel	07/15/2005	(14)	—	116,666	—	25.6950	07/15/2015	—	—	—	—
	07/15/2005		—	—	—	—	—	100,000	4,769,000	—	—
	03/16/2006	(8)	15,172	30,343	—	41.1950	03/16/2012	—	—	—	—
	03/16/2006		—	—	—	—	—	4,956	236,352	—	—
	03/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,255,939
	02/15/2007		—	—	—	—	—	10,459	498,790	—	—
	03/15/2007	(9)	—	30,324	—	37.1000	03/15/2013	—	—	—	—
	03/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,892,303

  (1)
  The exercise price is determined by averaging the high and low selling prices of a share of Common Stock on the NYSE on the grant date.

  (2)
  The vesting schedule for the restricted stock units for each named executive officer is as follows:

Vesting Date	Gregory C. Case	David P. Bolger	Patrick G. Ryan	Stephen P. McGill	Richard M. Ravin	Michael D. O'Halleran	Andrew M. Appel
01/01/2008						4,500
01/02/2008						24,750
01/08/2008		10,000
02/15/2008		2,324		2,956	2,152	2,066	2,324
02/21/2008	5,146		3,431
03/16/2008		2,185		5,475	8,723	1,942	1,416
03/17/2008		14,990	3,263		5,000
03/18/2008		5,000
04/04/2008	12,500
05/01/2008						2,250
05/15/2008				27,500

Aon Corporation

07/01/2008		60,000
07/15/2008							12,500
01/01/2009						2,250
01/02/2009						20,250
01/08/2009
02/15/2009		2,324		2,956	2,152	2,066	2,324
02/21/2009	5,145		3,430
03/16/2009		5,462		12,675	25,158	4,855	3,540
03/17/2009		5,000	8,160		21,000
03/18/2009		5,000
04/04/2009	12,500
05/01/2009						2,250
05/15/2009				13,750
07/15/2009							12,500
01/01/2010						2,250
01/02/2010						11,250
01/08/2010
02/15/2010		5,811		7,390	5,380	5,165	5,811
02/21/2010	12,864		8,576
03/16/2010				4,855
03/17/2010		5,000			5,000
03/18/2010		5,000
04/04/2010	75,000
05/01/2010						2,250
05/15/2010				13,750
07/15/2010							75,000
01/01/2011						2,250
01/02/2011						13,500
01/08/2011
03/16/2011				4,855
03/17/2011		5,000			5,000
03/18/2011		5,000
05/01/2011						2,250
05/15/2011				13,750
01/01/2012						2,250
01/02/2012						11,250
01/08/2012
03/17/2012		5,000
03/18/2012		5,000
05/01/2012						2,250
05/15/2012				13,750
01/01/2013						2,250
01/02/2013						9,000
01/08/2013
03/17/2013		5,000
03/18/2013		5,000
05/01/2013						4,500
05/15/2013				13,750
01/01/2014						2,250
01/02/2014						6,750
03/17/2014		5,000
03/18/2014		10,000
05/15/2014				13,750
01/01/2015						4,500
01/02/2015						2,250
03/17/2015		10,000
05/15/2015				27,500
01/02/2016						4,500

TOTAL	123,155	183,096	26,860	178,662	79,565	124,094	115,415
  (3)
  Represents options that vest approximately 50% on each of 4/4/2008 and 4/4/2009.

  (4)
  Represents options that vest approximately 50% on each of 3/17/2008 and 3/17/2009.

  (5)
  The performance share units convert into shares of Common Stock on a one-to-one basis at the conclusion of a three-year performance period if Aon meets a cumulative earnings per share target determined by the Compensation Committee. For performance share units with a 3/16/2006 or 3/17/2006 grant date the three-year performance period ends on December 31, 2008 and for performance share units with a 3/15/2007 or 3/16/2007 grant date the three-year performance period ends on December 31, 2009. If the minimum target is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown as the awards are currently tracking above target level, and the payout value is calculated using $47.69, the closing price of a share of Common Stock on the NYSE on December 31, 2007. If Aon did not obtain the maximum cumulative target over the three-year period, the number of shares of Common Stock received by the named executive officers upon settlement would be reduced.

  (6)
  Represents options that vest approximately 33 1/3% on each of 3/16/2008, 3/16/2009 and 3/16/2010.

  (7)
  Represents options that vest 100% on 3/18/2008.

  (8)
  Represents options that vest approximately 50% on each of 3/16/2008 and 3/16/2009.

  (9)
  Represents options that vest approximately 33 1/3% on each of 3/15/2008, 3/15/2009 and 3/15/2010.

Aon Corporation

  (10)
  Represents options that vest approximately 50% on each of 7/14/2008 and 7/14/2009.

  (11)
  Represents options that will vest approximately 33 1/3% on each of 3/15/2008, 3/15/2009 and 3/31/2009.

  (12)
  The performance share units convert into shares of Common Stock on a one-to-one basis at the conclusion of a three-year performance period ending on December 31, 2009 if Aon meets a cumulative earnings per share target determined by the Compensation Committee. If the minimum target is not attained, the performance share units will be forfeited; however, pursuant to the terms of Mr. Ravin's Transition Agreement, if he is employed by Aon on March 31, 2009, these performance share units shall fully vest. In this table the maximum number of performance share units is shown as the awards are currently tracking above target level, and the payout value is calculated using $47.69, the closing price of a share of Common Stock on the NYSE on December 31, 2007. If Aon did not obtain the maximum cumulative target over the three-year period, the number of shares of Common Stock received by the named executive officers upon settlement would be reduced.

  (13)
  Represents a grant of 83,964 performance share units that will be settled in Common Stock upon the achievement of certain performance criteria. The payout value shown in the table is calculated using $47.69, the closing price of a share of Common Stock on the NYSE on December 31, 2007. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk.

  (14)
  Represents options that vest approximately 50% on each of 7/15/2008 and 7/15/2009.

Aon Corporation

Option Exercises and Stock Vested in Fiscal 2007

        The following table sets forth (1) the number of shares of Common Stock acquired during 2007 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards, and (2) the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)
(a)	(b)	(c)	(d)	(e)
Gregory C. Case	-0-	-0-	12,500	481,875
David P. Bolger	-0-	-0-	24,181	890,125
Patrick G. Ryan	337,500	3,149,989	3,264	123,444
Stephen P. McGill	-0-	-0-	5,477	207,140
Richard M. Ravin	26,250	183,640	22,723	862,669
Michael D. O'Halleran	177,469	3,386,552	24,442	875,256
Andrew M. Appel	58,334	1,414,891	48,622	1,919,480

(1)
The amounts shown in column (b) reflect the aggregate number of shares of Common Stock underlying the options that were exercised in 2007.

(2)
Calculated by multiplying (a) the difference between (i) the market price of Common Stock on the exercise date, which was determined using the closing price on the NYSE of a share of Common Stock, and (ii) the exercise price of the options, by (b) the number of shares of Common Stock acquired upon exercise.

(3)
Represents the vesting of restricted stock units granted under the Stock Plan.

(4)
The amounts shown in column (d) reflect the aggregate number of shares of Common Stock underlying the restricted stock unit awards that vested in 2007. Of the amounts shown, the following aggregate number of shares of Common Stock were withheld to pay taxes due in connection with the vesting: Mr. Case, 5,089 shares; Mr. Bolger, 8,293 shares; Mr. Ryan, 1,447 shares; Mr. McGill, 2,247 shares; Mr. O'Halleran, 7,373 shares; and Mr. Appel, 16,607 shares. No shares were withheld for Mr. Ravin.

(5)
Calculated by multiplying (a) the fair market value of Common Stock on the vesting date, which was determined using the average of the high and low prices of a share of Common Stock on the date of vesting on the NYSE, by (b) the number of shares of Common Stock acquired upon vesting.

Aon Corporation

Pension Benefits in Fiscal 2007

        The following table sets forth certain information regarding the benefits expected to be paid pursuant to Aon's defined benefit plans, as well as supplemental contractual arrangements. The terms of each such plan and arrangement are described below the table.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Gregory C. Case (Principal Executive Officer)	N/A	N/A	N/A	N/A
David P. Bolger (Principal Financial Officer)	Aon Pension Plan Excess Benefit Plan Special Contractual Pension	5 5 10 additional years	58,644 N/A 941,916	-0- -0- -0-
Patrick G. Ryan	Aon Pension Plan Excess Benefit Plan Special Contractual Pension	28 28 15 additional years	1,507,420 6,980,189 2,632,245	-0- -0- -0-
Stephen P. McGill	N/A	N/A	N/A	N/A
Richard M. Ravin	Aon Pension Plan Excess Benefit Plan Special Contractual Pension	36 36 20	1,037,479 3,541,565 1,598,910	-0- -0- -0-
Michael D. O'Halleran	Aon Pension Plan Excess Benefit Plan	20 20	413,917 2,125,593	-0- -0-
Andrew M. Appel	N/A	N/A	N/A	N/A

(1)
As a result of special contractual pension arrangements, Mr. Bolger is credited with an additional ten years of service for a total of 15 years of service, Mr. Ryan is credited with an additional 15 years of service for a total of 43 years of service, and Mr. Ravin is credited with an additional benefit equal to 0.5% multiplied by final average earnings multiplied by years of service to a maximum of 20 such years.

(2)
Reflects the actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions disclosed in Note 12 to the audited financial statements included in Aon's 2007 Annual Report. The present values of the accumulated benefits shown above are based on the pension benefits earned from service and compensation through December 31, 2007. The discount rate used to determine the present values is 6.39% and the retirement age is assumed to be the later of age 65 or the current age.

        Prior to January 1, 2007, a participant's final average compensation used for the Aon Pension Plan and the Aon Excess Benefit Plan is the average of his or her base salary and certain eligible bonus payments for the five consecutive calendar plan years during the last ten years of the participant's career for which the average is the highest or, in the case of a participant who has been employed for less than five full years, the period of his or her employment with Aon and our subsidiaries. Due to the number of acquisitions by Aon and resulting pension plan assumptions and mergers, the formula used to determine pension benefits for service prior to January 1, 1998 is complex. The pension formula for service after January 1, 1998, and prior to January 1, 2007, is 1.15% of final average compensation times years of service, plus 0.45% of final average earnings in excess of Social Security Covered Compensation times years of service (maximum of 35 years). Covered Compensation is the average of

Aon Corporation

the Social Security Taxable Wage Base for the 35-year period prior to the participant's normal retirement age.

        The Internal Revenue Code places limits on compensation and pension benefits for qualified defined benefit programs such as the Aon Pension Plan. For example, in 2007, compensation in excess of $225,000 cannot be used to determine pension benefits from the Aon Pension Plan. Because of these limitations Aon, like other companies, has established a non-qualified supplemental defined benefit pension program to restore, or partially restore, pension benefits not otherwise payable to an executive under the qualified plan. Aon's ability to offer participation in the Aon Excess Benefit Plan has helped Aon attract and retain our top talent. For certain key executives, Aon has granted additional service credits to be applied in determining supplemental pension benefits, particularly where a new executive loses similar supplemental pension benefits in connection with his or her previous employer upon joining Aon, where prior service is not recognized under the Aon Pension Plan or the Aon Excess Benefit Plan due to merger and acquisition agreements, or where previously enhanced early retirement benefits were offered but the executive was asked by Aon not to participate. Nonetheless, the Aon Excess Benefit Plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects of the plan and the expense of the plan. In addition, minimum age and service requirements exist (attainment of age 50 and 10 years of benefit accrual service) that must be completed before an executive will be entitled to any benefits from the Aon Excess Benefit Plan. Because of its non-qualified tax status, no trust fund exists to formally fund the Aon Excess Benefit Plan and plan benefits are paid on a pay-as-you-go basis from corporate cash flow. As of December 31, 2007, there were 424 active employees who had met the age and service requirements for the Aon Excess Benefit Plan.

        To limit Aon's expense under the Aon Excess Benefit Plan, Aon's Board of Directors approved an amendment to the plan that provides, for years after 2001, earnings in excess of $500,000 will not be included in the calculation of basic benefits. During 2005, Aon's Board of Directors reexamined this change and determined that, for more highly compensated and longer service executives, the compensation limitation could result in a decreasing total pension benefit over time and had the unintended result of encouraging the executive to depart Aon during his or her high earnings years. As a result, effective January 1, 2006, Aon's Board of Directors approved an alternative pension formula that provides a benefit of 1% of final average compensation (without limitation) times total years of service subject to a maximum annual pension benefit of $500,000, subject to certain exceptions. Upon retirement a participant will receive the greater of the pension from the basic formula (1.15%/0.45%) or the 1% formula.

        Effective January 1, 2007, the method used to determine benefits under the Aon Pension Plan and Aon Excess Benefit Plan changed. Beginning January 1, 2007, future pension benefits are earned each calendar year based on the compensation paid in such calendar year. Pension benefits earned prior to 2007 cannot be reduced but pension benefits in the future are earned under this career average pay method rather then the prior final average pay method. The definition of compensation was not changed. The basic pension formula (1.15%/0.45%) and the alternative formula (1%) remain the same but are applied on a future annual career average basis. The plan change has no effect on employees over age 65 as of December 31, 2006 but generally reduces projected pension benefits at normal retirement for other participants. Further, no executive will be entitled to a larger pension benefit under the revised plan than under the plan prior to the change.

Aon Corporation

        Estimated pensionable earnings in 2007, estimated years of service at age 65, and the estimated projected total annual pension benefit at age 65 (or current age if later) for the named executive officers covered by the Aon Pension Plan and the Aon Excess Benefit Plan are:

  (a)
  for Mr. Bolger, estimated pensionable earnings of $2,100,000 (base salary of $750,000 and bonus paid in 2007 of $1,350,000), 17 years of service (7 standard years plus 10 additional years of service granted pursuant to his employment agreement dated January 1, 2003) and estimated projected total annual pension benefits of $282,375;

  (b)
  for Mr. Ryan, estimated pensionable earnings of $3,125,000 (base salary of $1,125,000 plus bonus paid in 2007 of $2,000,000) and 43 years of service (28 standard years plus 15 additional years pursuant to the letter agreement between Aon and Mr. Ryan dated December 9, 2005) and estimated total annual pension benefit of $1,364,861;

  (c)
  for Mr. Ravin, estimated pensionable earnings of $2,050,170 (base salary of $800,172 plus bonus paid in 2007 of $1,250,000), 37 years of service and estimated total annual pension benefit of $693,650 (which includes $193,650 of special contractual benefits); and

  (d)
  for Mr. O'Halleran, estimated pensionable earnings of $2,533,333 (base salary of $1,333,333 plus bonus paid in 2007 of $1,200,000), 27 years of service and estimated total annual pension benefit of $500,000.

        As Mr. Ryan holds greater than 5% of our outstanding Common Stock and has reached the age of 70 1/2, the minimum required distribution rules of the Internal Revenue Code require that he begin to receive distributions of his tax qualified company sponsored retirement benefits by April 1, 2008. These distributions will be paid to Mr. Ryan on a monthly basis in an amount equal to the pension benefits earned under the Aon Pension Plan basic pension formula as of age 65, actuarially increased to April 1, 2008. The minimum required distribution rules of the Internal Revenue Code also require distributions of Mr. Ryan's balance in the Aon Savings Plan, our tax-qualified 401(k) plan, to begin as of April 1, 2008. Mr. Ryan's initial distribution as of April 1, 2008 will be made with respect to 2007, the year in which he reached 70 1/2 years of age. In addition, a distribution is required to be made with respect to 2008 on or before December 31, 2008. Thereafter, on or before December 31st of each subsequent year, Mr. Ryan will receive another distribution until the entire balance of his Aon Savings Plan account has been paid to him in full. The amount of each distribution will be determined by taking his account balance at December 31st of the year ended prior to the subject year divided by a life expectancy factor provided by the Internal Revenue Service. Mr. Ryan's benefits under any nonqualified deferred compensation plan, including the Excess Benefit Plan and his special contractual pension benefits, are not affected by these minimum distribution rules.

        Mr. Case and Mr. Appel do not participate in the Aon Pension Plan or the Aon Excess Benefit Plan because participation under both plans was closed to employees hired after December 31, 2003. Instead, like all employees hired in 2004 or later, Mr. Case and Mr. Appel participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan, and in a sub-account under such plan (the Aon Retirement Account) to which Aon may make a discretionary annual contribution for employees hired on or after December 31, 2003. Mr. Case and Mr. Appel also participate in a non-qualified defined contribution plan (the Aon Supplemental Savings Plan) for executives hired after December 31, 2003. The Aon Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($225,000 in 2007). Compensation is limited to $500,000 for the Aon Supplemental Savings Plan. The percentage allocation varies by length of service but in the first five years of employment the allocation percentage is 3% and increases to 7% after 30 years of

Aon Corporation

service. For Mr. Case, Aon's contribution for 2007 to his Aon Retirement Account under the Aon Savings Plan was $6,750, and Aon's allocation on his behalf to the Aon Supplemental Savings Plan was $8,250. For Mr. Appel, Aon's contribution for 2007 to his Aon Retirement Account under the Aon Savings Plan was $6,750, and Aon's allocation on his behalf to the Aon Supplemental Savings Plan was $8,250.

        Mr. McGill is not eligible to participate in the plans because he is a United Kingdom-based employee. However, he does receive payments from us into his personal pension plan and is accruing additional pension contribution amounts while he is on assignment in the United States as further described in footnote 7(b) to the Summary Compensation Table and under the caption "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2007 Table.

Nonqualified Deferred Compensation in Fiscal 2007 Table

        The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the named executive officers with respect to each of the following non-qualified savings plans of Aon:

  •
  the Aon Deferred Compensation Plan, referred to as the "Deferred Compensation Plan,"

  •
  the Aon Supplemental Savings Plan, referred to as the "Supplemental Savings Plan,"

  •
  the Aon Supplemental Employee Stock Ownership Plan, referred to as the "Supplemental ESOP,"

  •
  the Aon Supplemental Profit Sharing Plan, referred to as the "Supplemental Profit Sharing Plan,"

  •
  an agreement with Mr. McGill that provides for the accrual of a pension-equivalent amount while he is assigned to work in the United States, referred to as the "McGill Agreement,"

  •
  agreements with Mr. Ravin that provides for the deferral of certain of his compensation earned in 1980, 1981 and 1982, referred to collectively as the "Ravin Agreements,"

  •
  an award to Mr. Ravin that provides for the payment upon various events pursuant to the terms of his Transition Agreement, referred to as the "Ravin Transition Agreement Award," and

  •
  an agreement with Mr. O'Halleran that provides for the deferral of the vesting of certain of his restricted stock unit awards, referred to as the "O'Halleran Agreement."

Aon Corporation

        Mr. McGill, as a United Kingdom employee, is not eligible to participate in any of these plans except for the McGill Contractual Arrangement. See the section entitled "Personal Benefits and Executive Benefits" in Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Aon Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
	(a)	(b)	(c)	(d)		(e)	(f)
Gregory C. Case	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan	-0- -0- -0- -0-	-0- 8,250 -0- -0-	-0- 854 -0- -0-		-0- -0- -0- -0-	-0- 18,341 -0- -0-
David P. Bolger	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan	457,500 -0- -0- -0-	-0- -0- -0- -0-	110,127 -0- -0- -0-		-0- -0- -0- -0-	1,794,827 -0- -0- -0-
Patrick G. Ryan	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan	-0- -0- -0- -0-	-0- -0- -0- -0-	78,938 188,640 34,667 489,845		-0- -0- 162,192 -0-	1,694,045 705,353 19,567 1,833,229
Stephen P. McGill	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan McGill Agreement	-0- -0- -0- -0- -0-	-0- -0- -0- -0- -0-	-0- -0- -0- -0- 208,265		-0- -0- -0- -0- -0-	-0- -0- -0- -0- 564,409
Richard M. Ravin	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan Ravin Agreements Ravin Transition Agreement Award	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	166,336 89,014 98,694 140 27,537 -0-		-0- -0- -0- -0- -0- -0-	617,595 332,837 369,031 158,057 451,578 3,500,000
Michael D. O'Halleran	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan O'Halleran Agreement	-0- -0- -0- -0- -0-	-0- -0- -0- -0- -0-	-0- 146,153 203,205 -0- 102,075	(5)	-0- -0- -0- -0- -0-	-0- 546,489 759,816 -0- 8,182,227	(5)
Andrew M. Appel	Deferred Compensation Plan Supplemental Savings Plan Supplemental ESOP Supplemental Profit Sharing Plan	75,000 -0- -0- -0-	-0- 8,250 -0- -0-	4,421 251 -0- -0-		-0- -0- -0- -0-	79,421 8,651 -0- -0-

(1)
These amounts are included in "Salary" and/or "Non-Equity Incentive Plan Compensation" for 2007 in the Summary Compensation Table.

(2)
These amounts are included in "All Other Compensation" for 2007 in the Summary Compensation Table for Fiscal Years 2007 and 2006.

(3)
Of these amounts, $7,614 of the amount shown for Mr. Ravin in the row labeled "Ravin Agreements" is included in "Change in Pension Value and Nonqualified Deferred Compensation Earnings" for 2007 in the Summary Compensation Table for Fiscal Years 2007 and 2006 as it was earned as interest pursuant to the Ravin Agreements. No other amounts in this column are included as 2007 compensation in the Summary Compensation Table for Mr. Ravin or any other named executive officer.

Aon Corporation

(4)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each named executive officer that has been previously reported as compensation in our Summary Compensation Tables for 2007 and 2006.

Name	Name of Plan	Amount Included in 2007 Compensation in Summary Compensation Table ($)	Amount Included in 2006 Compensation in Summary Compensation Table ($)
Gregory C. Case	Supplemental Savings Plan	8,250	8,400
David P. Bolger	Deferred Compensation Plan	457,500	420,000
Patrick G. Ryan	—	-0-	-0-
Stephen P. McGill	—	-0-	N/A	(a)
Richard M. Ravin	Ravin Agreements	7,614	N/A	(a)
Michael D. O'Halleran	—	-0-	-0-
Andrew M. Appel	Deferred Compensation Plan	75,000	N/A	(a)
	Supplemental Savings Plan	8,250	N/A	(a)

	Total for Mr. Appel:	83,250

  (a)
  Messrs. McGill, Ravin and Appel have not been named executive officers of Aon prior to this proxy statement; therefore, the Summary Compensation Table with 2007 compensation information contained in this proxy statement is the first Summary Compensation Table for which their compensation has been reported.

(5)
The earnings and balance under the O'Halleran Agreement accrue as shares of Common Stock. The amounts in this table have been calculated using the closing price of a share of Common Stock on the NYSE on the dates the dividends were issued with respect to the earnings and December 31, 2007 with respect to the balance.

  Aon Deferred Compensation Plan ("Deferred Compensation Plan")

        The Deferred Compensation Plan is an unfunded, unsecured deferred compensation program that allows participants to defer:

  •
  Up to 75% of their base salary;

  •
  All or a portion of their annual performance bonus; and

  •
  Up to 75% of other earnings, including hiring, retention or non-performance bonuses.

        Aon does not make any company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of 14 valuation funds, including a fund that tracks Common Stock, that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's administrator.

        When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

        Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single, lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at

Aon Corporation

retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment.

  Aon Supplemental Profit Sharing Plan ("Supplemental Profit Sharing Plan")

        Prior to 1989, Messrs. Ryan and Ravin participated in the Combined International Corporation Staff Employees Profit Sharing Plan, the "CIC Profit Sharing Plan," which eventually became the Aon Savings Plan. A Supplemental Profit Sharing Plan was established to provide company allocations similar to those that participants would have received had the Internal Revenue Code limits not restricted contributions in the CIC Profit Sharing Plan. No company allocations were made to the Supplemental Profit Sharing Plan after 1988. Distributions from the Supplemental Profit Sharing Plan are made in cash after actual retirement.

        Aon Supplemental Savings Plan ("Supplemental Savings Plan") and Aon Supplemental Employee Stock Ownership Plan ("Supplemental ESOP")

        In 1989, Aon established tax qualified retirement plans, the Savings Plan and the Aon Employee Stock Ownership Plan, the "ESOP." The ESOP was merged into the Savings Plan in 2002. The Aon Supplemental Savings Plan and Supplemental ESOP were created to provide matching and other company allocations similar to those that participants in the Savings Plan and ESOP would have received had the Internal Revenue Code limits not restricted contributions under the Savings Plan and ESOP. As of January 1, 2004, no further matching allocations or other company allocations were made to the Supplemental Savings Plan or Supplemental ESOP, subject to very limited exceptions for employees of a specific practice group of Aon Consulting. Distributions from the Supplemental ESOP are made in the form of Common Stock. Distributions from the Supplemental Savings Plan and Supplemental ESOP must begin at the earlier of retirement or age 65.

        A supplemental retirement account was established under the Supplemental Savings Plan for employees eligible for the Aon Retirement Account of the Aon Savings Plan and whose regular contributions were limited due to Internal Revenue Code compensation limits. Employees are eligible for the supplemental retirement account if they are eligible to participate in the regular Aon Retirement Account (criteria include hired after January 1, 2004, paid 1,000 or more hours per year and did not accrue a benefit under the Aon Pension Plan) and plan eligible compensation exceeds the Internal Revenue Code qualified plan limit. The Board will determine the allocation to be paid in each particular year.

  McGill Agreement

        We have agreed to make on behalf of Mr. McGill, a United Kingdom employee, annual contributions to his personal pension plan; however, as he is currently assigned to the United States his receipt of the full amount of these pension payments each year may subject the payments to United States tax treatment that is less favorable than that he would otherwise have experienced as an employee in the United Kingdom. To ensure Mr. McGill is not unfavorably treated due to his foreign assignment, Aon has agreed to pay on behalf of Mr. McGill a smaller portion of his total yearly pension contribution and to hold the balance until he is reassigned back to the United Kingdom when it will be distributed according to an agreed upon seven-year schedule. These pension contribution amounts that are held pending Mr. McGill's return to the United Kingdom do not earn interest or otherwise accrue earnings before final disbursement. On January 18, 2007, Aon paid £23,605 ($46,606

Aon Corporation

in U.S. Dollars based on then-current exchange rate) in pension plan contributions on behalf of Mr. McGill and during 2007 his balance of deferred pension amounts accrued £104,922 ($208,265 in U.S. Dollars based on December 31, 2007 exchange rate).

  Ravin Agreements

        We have also entered into deferred compensation agreements with Mr. Ravin that provide for the deferral of certain bonus amounts which became payable to him between December 31, 1980 and December 31, 1983, and the accumulation of interest on such deferred bonus amounts until the first to occur of Mr. Ravin's termination of employment with Combined or 30 days after his death, at which time Mr. Ravin is to receive the deferred bonus amounts and any accrued interest in a lump sum. The interest is compounded semi-annually at the annual rate determined as of January 1st and July 1st each year by (1) averaging a prime interest rate over the last six prior months or 6%, if greater, with respect to bonus amounts deferred from calendar year 1981, and (2) averaging a one year Treasury bill yield for the last six prior months, with respect to bonus amounts deferred from calendar year 1982 and 1983. Mr. Ravin's employment with Combined was terminated as of December 13, 2007 pursuant to the terms of his Transition Agreement with Aon. The distribution of his deferred compensation under these agreements will begin on or around July 1, 2008.

  Ravin Transition Agreement Award

        Pursuant to the terms of Mr. Ravin's Transition Agreement, we have agreed to pay to Mr. Ravin in cash a previously granted performance award to him in the amount of $3,500,000 on the earlier of: (1) 30 days following the closing date of the sale, spin-off or other transfer of Combined Insurance Company of America; and (2) the first regularly scheduled pay day of January 2009, unless Aon terminates Mr. Ravin for cause on or after December 13, 2007 and before March 31, 2009. Prior to this modification of the award by Mr. Ravin's Transition Agreement, the award was to be paid to Mr. Ravin in shares of Common Stock having a maximum aggregate value of $3,500,000 if the Compensation Committee determined Combined had met certain performance targets relating to revenue and profit at the conclusion of three performance periods (2006-2008, 2007-2008 and 2008). To the extent the relevant performance criteria were achieved, the performance award was to be paid in a number of shares of Common Stock calculated at the time of such determination. As the potential payments were dependent on Combined's achievement of certain performance criteria in the future, they were completely at risk.

        The original performance award had been granted to Mr. Ravin pursuant to the terms of a letter agreement he executed with Aon dated November 10, 2005 and was approved by the Compensation Committee on November 17, 2005. The grant date of the award for accounting purposes was January 1, 2006.

  O'Halleran Agreement

        We have agreed to a deferral arrangement with Mr. O'Halleran pursuant to which he has deferred the vesting of 148,500 of his restricted stock units that would have otherwise vested between January 1998 and January 2004. This arrangement provides that as Aon issues cash dividends, Mr. O'Halleran's balance of deferred restricted stock units is credited with an amount of additional shares or restricted stock units equal to (1) the aggregate cash dividends that the then-current balance of deferred restricted stock units would have been received if vested, divided by (2) the average of the high and low selling prices of a share of Common Stock on the NYSE on the date the dividend was issued. Pursuant to the arrangement, the aggregate balance of Mr. O'Halleran's restricted stock units will be distributed to him in ten annual issuances of Common Stock beginning as soon as administratively feasible in 2008. Each issuance will be for an amount of shares equal to 1/10th of the aggregate balance on the first distribution, plus any additional shares that may accrue based on dividend issuances during a 10-year distribution period.

Aon Corporation

Potential Payments on Termination or Change-in-Control

Severance Agreements

        Aon has entered into severance agreements, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including Messrs. Case, McGill, Ravin, O'Halleran and Appel. We refer to these officers as "Tier 1 Executives." Neither Mr. Bolger nor Mr. Ryan is party to a Tier 1 Agreement.

        The Tier 1 Agreements are intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change in control of Aon.

        The Tier 1 Agreement between Aon and each Tier 1 Executive provides that the executive receives the following severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon: (a) the executive's base salary through the date of termination, a pro rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for key executive officers other than Mr. Case, three times the executive's highest annual base salary in effect during the 12-month period prior to the date of termination (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions. Qualifying terminations consist of termination by Aon other than for cause (as defined in the Tier 1 agreements) or by the executive for good reason (as defined in the Tier 1 agreements), in each case in connection with or within two years following a change in control.

        As defined in the Tier 1 Agreements:

  •
  "Good reason" means: (1) a material adverse change in authority, powers, functions, duties or responsibilities; (2) a material reduction in salary or bonus opportunity; (3) a failure to maintain material employee benefit or compensation plans; (4) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (5) a failure by Aon to require a successor to assume Aon's obligations, and

  •
  "Cause" means: (1) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (2) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (3) the commission by the executive of a felony involving moral turpitude.

        Each Tier 1 Agreement between Aon and each Tier 1 Executive also requires that Aon maintain medical, dental and life insurance on behalf of the executive for three years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

Aon Corporation

        A "change in control" for purposes of the agreements generally consists of any of the following: (a) an acquisition of 30% or more of either outstanding common stock or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing stockholders receive more than 60% of the outstanding common stock and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding common stock or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); and (d) a liquidation or dissolution of Aon.

        The Tier 1 Agreement also provides that the executive may not receive severance benefits or equity acceleration and vesting benefits from both the Tier 1 Agreement and any other arrangement with Aon. Specifically, (1) if the executive desires to receive the severance benefits pursuant to the Tier 1 Agreement, he or she must execute a release of all rights to alternative severance payments and benefits that are payable pursuant to an employment agreement or other compensation arrangement with Aon, and (2) if the executive desires to receive the equity acceleration and vesting benefits pursuant to the Tier 1 Agreement, he or she must execute a release of all rights to alternative equity acceleration or vesting pursuant to an employment agreement or other compensation arrangement with Aon. Each release is independent of the other and the executive may chose to receive only one category of benefits (the severance payments or the equity acceleration and vesting) pursuant to his or her Tier 1 Agreement and the other category of benefits pursuant to his employment agreement or other arrangement. Upon an applicable termination scenario, the executive would make the determination as to the source of the most favorable benefits, the executive's Tier 1 Agreement or those under the executive's employment or other agreement with Aon, and would release the executive's rights to the benefits otherwise provided by the less favorable source for each category of benefits. As referenced in the footnotes to the Payments and Benefits Upon Termination as of December 31, 2007 table for each named executive officer other than Messrs. Bolger and Ryan, who are not parties to a Tier 1 Agreement, and Mr. McGill, who would receive the greatest benefit by electing to receive the severance payments under his employment agreement and equity acceleration and vesting benefits under his Tier 1 Agreement, with respect to a hypothetical termination occurring as of December 31, 2007 we believe each named executive officer would receive the greatest benefit by electing to receive both severance payments and equity acceleration and vesting benefits under his Tier 1 Agreement; however, this may not always be the case.

        As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon.

        If an executive is entitled under the Tier 1 Agreement to severance payments and benefits or the vesting of equity awards, and any payment or distribution to the executive pursuant to such agreements are, or would otherwise be, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive is entitled to a grossed-up payment from the Company sufficient to pay the amount of such excise tax.

        The Board may terminate the Tier 1 Agreements for named executive officers, other than Mr. Case, upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change in control or if there has been a change in control. Mr. Case's Tier 1 Agreement may not, without his consent, be amended or terminated during the term of his employment agreement. In any event, each executive's Tier 1 Agreement will terminate upon the

Aon Corporation

first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change in control.

Employment Agreements

        As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following the table captioned Grants of Plan-Based Awards in Fiscal Year 2007 each of Messrs. Case, Bolger, McGill, Ravin, O'Halleran and Appel has entered into an employment agreement or a transition agreement with Aon. In addition, Mr. Ryan is a party to a letter agreement with Aon in connection with his continued service as Executive Chairman. The terms of these various agreements that provide benefits upon a change in control or the termination of employment under various scenarios are set forth below.

  Mr. Case's Employment Agreement

        Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) continued vesting of the stock options and awards granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death."

        Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; and (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from Aon's Board of Directors.

        If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit award and continued vesting of the stock option awards granted to him pursuant to the agreement; and (vi) a lump sum cash payment equal to two times the sum of Mr. Case's base salary and his target annual incentive bonus for the bonus year in which his employment terminates, provided that for purposes of this calculation, Mr. Case's base salary

Aon Corporation

and target annual bonus will be no less than his initial base salary and initial target bonus. If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vi) of the immediately preceding sentence. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

        Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Bolger's Transition Agreement

        The transition agreement contains provisions that provide for the following upon a "Change in Control" (as defined in the Transition Agreement) during the Continuation Period: (i) the following will immediately become fully vested, either (a) Mr. Bolger's outstanding equity based awards that would otherwise vest on December 31, 2009 due to the applicable vesting schedule or if Mr. Bolger was involuntarily terminated (other than for cause) as of December 31, 2009, or (b), if the "Change in Control" occurs during the Initial Period, all of Mr. Bolger's outstanding equity-based awards; and (ii) to the extent any cash payment for Mr. Bolger's salary, bonus for 2007 performance, any bonus for 2008 performance or the deferred compensation payments and supplemental pension benefits have not been paid to Mr. Bolger, then pursuant to the terms of the transition agreement they shall be paid in a lump-sum on the date of the "Change in Control." The terms of the Severance Agreement dated as of February 8, 2005 between Mr. Bolger and Aon, that provided Mr. Bolger with certain financial protections in the event of a termination of his employment linked to a change in control of Aon remains in effect solely for the tax gross-up obligations of Aon with respect to severance payments paid to Mr. Bolger.

        The payments and benefits to Mr. Bolger under the transition agreement are subject to his executing and not revoking a release of claims shortly after July 1, 2008. The transition agreement also contains indemnification provisions, including the advance to Mr. Bolger of related expenses, according to which Aon will indemnify Mr. Bolger if he is made a party, or is threatened to be made a party to any action, suit or proceeding pursuant to his capacity as a director, officer or employee of Aon. Aon has agreed to maintain a directors and officers liability insurance policy covering Mr. Bolger to the extent it provides such coverage to its other executive officers or directors.

        If Mr. Bolger's employment under the transition agreement is terminated due to: (i) his death, his beneficiaries shall be entitled to the compensation and benefits he would be provided under the transition agreement, excluding welfare benefits; (ii) his illness, injury or other disability or Aon's breach of the transition agreement, he shall be entitled to the compensation and benefits provided to him under the transition agreement to the extent not yet then provided; (3) the Governance and Nominating Committee of Aon's Board of Directors determines that he has breached and not cured his breach of the transition agreement, all of Aon's obligations under the transition agreement immediately terminate, except for certain continuing rights of Mr. Bolger to his account balance under Aon's deferred compensation plan and supplemental pension benefits.

        Non-competition and non-solicitation covenants apply to Mr. Bolger for a period of two years following the termination of his employment without regard to the reason for such termination.

Aon Corporation

  Mr. Ryan's Letter Agreement

        The letter agreement with Mr. Ryan provides that all of Mr. Ryan's unvested options will immediately vest as of the date he ceases to be employed by Aon. The agreement also extends the expiration date of Mr. Ryan's options until the later of: (a) the 15th day of the third month following the date the exercise period for each such option would have expired; and (b) December 31 of the calendar year during which the exercise period for each such option would otherwise have expired. In addition, upon cessation of Mr. Ryan's employment, he and his eligible family members are entitled to continue participation in Aon-sponsored group health plans for life. Finally, subject to certain qualifications, the agreement provides that Mr. Ryan shall receive a supplemental pension benefit calculated based upon his actual years of service with Aon plus fifteen years (to the extent such years are not considered under Aon's pension plans), the latter representing his years of service with Ryan Insurance Group prior to the date of its acquisition by Aon.

  Mr. McGill's Employment Agreement

        Mr. McGill's employment agreement provides that, in the event Mr. McGill is terminated without cause, Mr. McGill is entitled to receive the salary and benefits payable to him during the notice period of twelve months set forth in the agreement, plus base salary though January 1, 2013. The treatment of the various equity and equity-based awards granted to Mr. McGill, including restricted stock unit awards, stock options, and performance share units, is governed by the various plans and award agreements applicable to each such grant.

  Mr. Ravin's Transition Agreement

        Mr. Ravin's transition agreement provides that, in the event of Mr. Ravin's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) the award granted to Mr. Ravin under Aon's Leadership Performance Program; (ii) $3,500,000 in cash, as Mr. Ravin's 2009 performance award; (iii) a pro rata portion of the bonus that Mr. Ravin would have received for the year of his death; (iv) his accrued base salary to the date of his death; and (v) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon. In the event of Mr. Ravin's disability, Mr. Ravin or his legal representative shall be entitled to receive the benefits set forth in sections (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death" in those sections.

        If Aon terminates Mr. Ravin's employment for cause due to a failure or inability to perform his material duties under the agreement to the satisfaction of the majority of the members of the Compensation Committee, Mr. Ravin will be entitled to receive: (i) the continuation of base salary for a period of one year from his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for cause as set forth in his employment agreement (other than as provided in the immediately preceding sentence), Mr. Ravin will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon.

        If Aon terminates Mr. Ravin's employment without cause, Mr. Ravin will be entitled to receive: (i) his base salary through March 31, 2009 at the rate in effect at the date of termination; (ii) a pro rata portion of the bonus that Mr. Ravin would have received for the year of his termination of employment; (iii) a pro rata portion of the award granted to Mr. Ravin under Aon's Leadership Performance Program; (iv) $3,500,000 in cash, representing the full value of Mr. Ravin's 2009

Aon Corporation

performance award; and (v) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon.

        If Mr. Ravin voluntarily terminates his employment, for any reason, he is required to give Aon thirty (30) days' prior written notice and will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; (iii) the pro rata, or full, bonus payment for the year of termination, as provided by the terms of the agreement; (iv) a pro rata portion of the award granted to Mr. Ravin under Aon's Leadership Performance Program; and (v) if the voluntary termination occurs prior to July 1, 2008, a pro rata portion of Mr. Ravin's 2009 performance award, and if the voluntary termination occurs after July 1, 2008, $3,500,000 in cash representing the full amount of Mr. Ravin's 2009 performance award.

  Mr. O'Halleran's Employment Agreement

        Mr. O'Halleran's employment agreement provides that, in the event of Mr. O'Halleran's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary to the date of his death; and (ii) a lump sum cash payment equal to Mr. O'Halleran's base salary at the date of death through January 1, 2009, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit.

        Mr. O'Halleran's employment agreement provides that if Mr. O'Halleran's employment is terminated due to his disability or incapacity, he will receive: (i) his accrued base salary through his date of termination; and (ii) a lump sum cash payment equal to Mr. O'Halleran's base salary at the date of termination through January 1, 2009, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit. If Aon terminates Mr. O'Halleran's employment for cause due to his failure to perform the duties under the agreement to the satisfaction of the majority of the members of the Compensation Committee of the Board of Directors, Mr. O'Halleran will be entitled, among other things, to receive his base salary for two years after the termination. If Aon terminates Mr. O'Halleran's employment for cause as set forth in his employment agreement (other than as provided in the immediately preceding sentence), Mr. O'Halleran will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. O'Halleran's employment for any reason, other than due to his death, disability, or for cause (as determined by the Compensation Committee or otherwise) Aon must give twelve (12) months prior written notice of termination and Mr. O'Halleran will be entitled to receive his base salary through January 1, 2009.

        In addition, under these circumstances, Mr. O'Halleran will receive (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. Further, all stock awards previously granted pursuant to Mr. O'Halleran's employment agreement will immediately vest, and all unvested stock options will immediately vest.

        Non-competition and non-solicitation covenants apply to Mr. O'Halleran for two years after termination of employment without regard to the reason for the termination of employment.

  Mr. Appel's Employment Agreement

        Mr. Appel's employment agreement provides that, in the event of Mr. Appel's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his

Aon Corporation

accrued base salary through and including his date of death; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of death through July 16, 2010, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Mr. Appel's employment by reason of disability, he will receive: (i) his accrued base salary through and including his date of termination; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of termination through July 16, 2010, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit. In March 2008, the Compensation Committee approved the extension of the term of Mr. Appel's employment through 2013, which is not reflected in the information set forth in Mr. Appel's table below as it reflects the terms of his employment agreement in effect as of December 31, 2007.

        Mr. Appel's employment agreement also provides that if Aon terminates Mr. Appel's employment for cause due to a failure or inability to perform his material duties under the agreement to the satisfaction of the majority of the members of the Governance/Nominating Committee, Mr. Appel will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) the continuation of his base salary for a period of two years from his date of termination; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for cause as set forth in his employment agreement (other than as provided in the immediately preceding sentence), Mr. Appel will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Appel twelve (12) months prior written notice of termination, and he will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) a lump sum cash payment equal to the product of (A) two (2) and (B) the sum of the base salary and Mr. Appel's target annual incentive bonus for the bonus year in which his employment terminates; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Mr. Appel voluntarily terminates his employment for good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. In addition, if Mr. Appel is terminated without cause, or if he voluntarily terminates his employment for good reason (as defined in the agreement), the stock awards and stock options granted to Mr. Appel pursuant to the employment agreement will immediately vest as of the date of termination.

        Non-competition and non-solicitation covenants apply to Mr. Appel for a period of two years following the termination of his employment without regard to the reason for such termination.

Termination and Change-in-Control Tables

        The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change in control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

  •
  The amounts shown in the table assume that the employment of each named executive officer was terminated on December 31, 2007, and that the price per share of Common Stock is $47.69 per share, the closing market price per share on December 31, 2007, the last trading day of 2007. Accordingly, the tables set forth amounts earned as of December 31, 2007 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event.

Aon Corporation

  •
  The employment of the named executive officers did not actually terminate on December 31, 2007. In addition, a change in control of Aon did not occur on December 31, 2007. As a result, the named executive officers did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a named executive officer in connection with a termination event can only be determined at the time of such termination event.

  •
  Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

  •
  For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the Tier 1 Agreements entered into with each of the named executive officers other than Messrs. Bolger and Ryan.

Aon Corporation

Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination as of December 31, 2007(1)

	Voluntary Termination—by Mr. Case Without Good Reason ($)	Voluntary Termination— by Mr. Case for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)
Cash Severance(4)	—	6,750,000	—	—	—	6,750,000	10,125,000
Annual Incentive Bonus(5)	—	1,875,000	1,875,000	1,875,000	—	1,875,000	2,320,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	5,873,262	5,873,262	5,873,262	—	5,873,262	5,873,262
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	17,092,429	18,109,590	18,109,590	—	17,092,429	18,109,590
Performance Share Units (LPP)(9)	—	8,102,070	9,993,535	9,993,535	—	8,102,070	9,993,535
Continuation of Health & Welfare Benefits(10)	—	17,335	—	—	—	17,335	26,003
Additional Pension and Non-Qualified Plan Benefit(11)	—	—	—	—	—	—	65,250
Excise Tax Gross-Up(12)	—	—	—	—	—	—	9,738,883
Continuation of Life and Disability(13)	—	—	—	—	—	—	9,990

(1)
For purposes of this table, we have assumed that Mr. Case's compensation is as follows: current base salary is equal to $1,500,000 and target annual incentive bonus is equal to 125% of base salary.

(2)
Represents a voluntary termination by Mr. Case due to: (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Case's principal office be located more than fifty (50) miles outside the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Case shall constitute "Voluntary Termination—by Mr. Case Without Good Reason."

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Case would choose to receive the maximum benefits possible pursuant to the terms of his employment agreement and his Tier 1 Agreement. As described in the section above entitled, "Severance Agreements," upon such a termination event, Mr. Case may choose between receiving severance benefits under the terms of either his employment agreement or his Tier 1 Agreement and he may also choose pursuant to which agreement he will receive equity acceleration and vesting benefits. As of December 31, 2007, Mr. Case would receive greater benefits pursuant to both the severance and the equity acceleration and vesting terms of his Tier 1 Agreement; therefore, we have assumed in the "Qualifying Termination—Change-in-Control" column that he would have chosen to receive these greater benefits.

(4)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary and annual incentive bonus for "Qualifying Termination—Change-in-Control."

Aon Corporation

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. For Mr. Case, who commenced employment with Aon in April 2005, the annual incentive bonus is based on the annual cash incentive received in the preceding two years.

(6)
Under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and (b) all outstanding unvested RSUs granted pursuant to the ISP vest immediately. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and in the case of "Voluntary Termination—by Mr. Case Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest in accordance with their original vesting schedules and remain exercisable until 90 days following the later of: (i) the date the option becomes fully vested; or (ii) the date of termination; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and remain exercisable for twelve months; and (b) all other outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For options other than those granted under the 2006 LPP and the 2007 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding invested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of an involuntary termination for cause, death or disability, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

Aon Corporation

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," "Voluntary Termination—by Mr. Case for Good Reason," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change in Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(10)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Voluntary Termination—by Mr. Case for Good Reason," and "Involuntary Termination—Without Cause," and thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(11)
Represents additional pension and non-qualified plan benefits payable to Mr. Case upon a "Qualifying Termination—Change-in-Control." For additional information with respect to the pension benefits payable to Mr. Case, see the table captioned Pension Benefits in Fiscal 2007 set forth in this proxy statement. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(12)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2007; (b) the named executive officer was involuntarily terminated on December 31, 2007; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(13)
Continuation of life and disability insurance is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

David P. Bolger
Executive Vice President—Chief Financial Officer
Payments and Benefits Upon Termination as of December 31, 2007

	Voluntary Termination ($)	Voluntary Termination—by Mr. Bolger For Breach by Company ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Governance Committee) ($)(1)	Involuntary Termination— For Cause (all others) ($)(2)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change in Control ($)(3)
Annual Incentive Bonus(4)	1,000,000	1,000,000	1,000,000	1,000,000	—	—	1,000,000	1,000,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(5)	—	8,731,848	8,731,848	5,105,448	—	—	5,105,448	8,731,848
Stock Options (Unvested; Accelerated or Continued Vesting)(6)(7)	—	2,816,515	2,816,515	1,334,354	—	—	1,334,354	2,816,515
Performance Share Units (LPP)(8)	—	3,134,711	3,616,762	3,134,711	—	—	3,134,711	3,616,762
Additional Pension and Non-Qualified Plan Benefit(9)	2,879,783	2,879,783	2,879,783	2,879,783	2,879,783	2,879,783	2,879,783	2,879,783
Excise Tax Gross-Up(10)	—	—	—	—	—	—	—	3,979,379

(1)
Represents a termination for a breach by Mr. Bolger of his obligations under his transition agreement as determined by a majority of the members of the Governance/Nominating Committee of Aon's Board of Directors.

(2)
Represents any termination for "Cause" as defined in Mr. Bolger's transition agreement, other than as provided in footnote (2) above.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control," the benefits payable upon termination are governed by the terms of Mr. Bolger's transition agreement, which is described in the section entitled "Severance Agreements."

(4)
Represents the payment of a guaranteed minimum bonus of $1,000,000 pursuant to Mr. Bolger's transition agreement.

(5)
Under "Voluntary Termination," "Involuntary Termination—For Cause (as determined by Governance Committee)," and "Involuntary Termination—For Cause (all others)" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Death," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause" and "Disability": (a) with respect to restricted stock unit awards granted prior to September 16, 2004, vesting ceases as of the date of termination and all such unvested awards are forfeit, and (b) with respect to restricted stock unit awards granted after September 16, 2004, that (i) were not granted pursuant to the ISP, the unvested restricted stock awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination and remaining unvested awards are forfeit, and (ii) were granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under

Aon Corporation

  "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(6)
Under "Voluntary Termination," with respect to all options, and under either scenario of "Involuntary Termination—For Cause," and under "Involuntary Termination—Without Cause" and "Disability," with respect to those options granted prior to September 16, 2004, the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death," all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death to exercise all vested options. Under "Involuntary Termination—Without Cause," and "Disability" with respect to those options granted after September 16, 2004 the unvested stock options vest as of the employment termination date in a pro-rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under either scenario of "Involuntary Termination—For Cause" and "Disability" with respect to options granted after September 16, 2004, all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and remain exercisable through the life of the grant.

(7)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(8)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination" and under either scenario of "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Voluntary Termination—by Mr. Bolger For Breach by Company" "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred

Aon Corporation

  and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(9)
Represents additional pension and non-qualified plan benefits payable to Mr. Bolger upon the various termination scenarios, including the payment of $1,794,827 which represents Mr. Bolger's balance in the Non-Qualified Deferred Compensation Plan.

(10)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2007; (b) the named executive officer was involuntarily terminated on December 31, 2007; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

Aon Corporation

Patrick G. Ryan
Executive Chairman
Payments and Benefits Upon Termination as of December 31, 2007

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Retirement ($)	Qualifying Termination— Change-in-Control ($)
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(1)	—	1,280,954	1,280,954	—	1,280,954	1,280,954	—
Stock Options (Unvested; Accelerated or Continued Vesting)(2)(3)	8,157,782	8,157,782	8,157,782	8,157,782	8,157,782	8,157,782	8,157,782
Performance Share Units (LPP)(4)	—	8,722,453	8,722,543	—	7,587,574	7,587,574	8,722,453
Additional Pension and Non-Qualified Plan Benefit(5)	4,326,290	4,326,290	4,326,290	4,326,290	4,326,290	4,326,290	4,326,290
Continuation of Health & Welfare Benefits(6)	194,322	194,322	194,322	194,322	194,322	194,322	194,322

(1)
Under "Voluntary Termination" and "Involuntary Termination—For Cause," the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Involuntary Termination—Without Cause" and "Retirement," the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. There are no change in control provisions in the restricted stock unit award agreements, so benefits pursuant to a "Qualifying Termination—Change-in-Control" will depend on the reason for the termination.

(2)
Under any of the termination events set forth above, all outstanding unvested stock options become fully vested as of the date of termination and remain exercisable until the later of (a) the 15th day of the third month following the expiration date of the original exercise period; or (b) December 31 of the calendar year during which the exercise period would otherwise have expired.

(3)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(4)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," "Retirement" or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on: (a) in the case of Involuntary Termination—Without Cause" or "Retirement", the achievement of growth as a proportion of the total achieved over the performance period; or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Involuntary Termination—Without Cause" and "Retirement," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the

Aon Corporation

  end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date of the change in control transaction.

(5)
Represents additional pension and non-qualified plan benefits payable to Mr. Ryan upon the various termination scenarios, including a payment of $1,694,045 which represents Mr. Ryan's balance in the Non-Qualified Deferred Compensation Plan. For further information with respect to the pension benefits payable to Mr. Ryan, see the table captioned Pension Benefits in Fiscal 2007 set forth in this proxy statement.

(6)
Represents the cost of continued health care coverage in Aon-sponsored group health plans for life for each of Mr. Ryan and his eligible family members.

Aon Corporation

Stephen P. McGill
Chief Executive Officer—Aon Risk Services Americas(1)
Payments and Benefits Upon Termination as of December 31, 2007(2)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)
Cash Severance(4)	—	—	—	—	5,565,360	5,565,360
Annual Incentive Bonus(3)	—	—	—	—	—	—
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(5)	—	8,520,391	8,520,391	—	3,408,585	8,520,391
Stock Options (Unvested; Accelerated or Continued Vesting)(6)(7)	—	518,209	518,209	—	203,228	518,209
Performance Share Units (LPP)(8)	—	3,616,762	3,616,762	—	3,134,711	3,616,762
Continuation of Health & Welfare Benefits(9)	—	—	—	—	—	2,940
Additional Pension and Non-Qualified Plan Benefit(10)	—	—	—	—	—	—
Excise Tax Gross-Up(11)	—	—	—	—	—	—
Continuation of Life and Disability(12)	—	—	—	—	—	—

(1)
Reflects Mr. McGill's title as of December 31, 2007. In February 2008, Mr. McGill assumed the role of Chairman and Chief Executive Officer of Aon Risk Services.

(2)
For purposes of this table, we have assumed that Mr. McGill's compensation is as follows: current base salary is equal to £550,000, which is equivalent to $1,091,723 using a foreign currency translation rate of 1.98495 as of December 31, 2007, and target annual incentive bonus is equal to 100% of base salary.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. McGill would choose to receive the maximum benefits possible pursuant to the terms of his employment agreement and his Tier 1 Agreement. As described in the section entitled, "Severance Agreements," upon such a termination event, Mr. McGill may choose between receiving severance benefits under the terms of either his employment agreement or his Tier 1 Agreement and he may also choose pursuant to which agreement he will receive equity acceleration and vesting benefits. As of December 31, 2007, Mr. McGill would receive greater benefits, with respect to severance benefits, pursuant to the severance provisions of his employment agreement and, with respect to equity acceleration and vesting benefits, with respect to the equity acceleration and vesting terms of his Tier 1 Agreement; therefore, we have assumed in the "Qualifying Termination—Change-in-Control" column that he would have chosen to receive these greater benefits.

(4)
Severance is calculated as the amount equal to salary and benefits payable to Mr. McGill during the notice period of twelve months required by his employment agreement, plus base salary through January 1, 2013.

(5)
Under "Voluntary Termination" and "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause": (a) with respect to restricted stock unit awards granted other than pursuant to the ISP, the unvested restricted stock unit awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination and all remaining unvested awards are forfeit; and (b) with respect to restricted stock unit awards granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

Aon Corporation

(6)
Under "Voluntary Termination," the vesting ceases of all outstanding unvested stock options as of the date of employment termination, all unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. Under "Involuntary Termination—For Cause," all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Involuntary Termination—Without Cause," all outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For all options other than those granted under the 2006 LPP and the 2007 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination-Change-in-Control," all outstanding invested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of an involuntary termination for cause, death or disability, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(7)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(8)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change in Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated

Aon Corporation

  amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(9)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(10)
Mr. McGill does not qualify for any additional pension or non-qualified plan benefits due to his status as a citizen of the United Kingdom.

(11)
Mr. McGill does not qualify for any excise tax gross up with respect to taxes in the United States due to his status as a citizen of the United Kingdom.

(12)
Mr. McGill does not qualify for continuation of life and disability insurance due to his status as a citizen of the United Kingdom.

Aon Corporation

Richard M. Ravin
Special Advisor to the Chief Executive Officer
Payments and Benefits Upon Termination as of December 31, 2007(1)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Org & Comp Committee) ($)(2)	Involuntary Termination— For Cause (all others) ($)(3)	Involuntary Termination— Without Cause ($)	Retirement ($)	Qualifying Termination— Change in Control ($)(4)
Cash Severance(5)	—	—	—	—	—	—	—	2,400,000
Salary Continuation(6)	—	—	—	800,000	—	1,000,000	—	—
Annual Incentive Bonus(7)	3,683,333	4,850,000	4,850,000	—	—	4,850,000	3,500,000	1,000,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(8)	—	3,794,455	3,794,455	—	—	3,053,975	3,053,975	3,794,455
Stock Options (Unvested; Accelerated or Continued Vesting)(9)(10)	—	3,061,200	3,061,200	—	—	1,348,157	1,348,157	3,061,200
Performance Share Units(11)	1,606,835	4,820,505	4,820,505	—	—	1,606,835	1,606,835	2,410,253
Continuation of Health & Welfare Benefits(12)	—	—	—	—	—	—	—	17,338
Additional Pension and Non-Qualified Plan Benefit(13)	2,048,117	2,048,117	2,048,117	2,048,117	2,048,117	2,048,117	2,048,117	411,629	(14)
Excise Tax Gross-Up(15)	—	—	—	—	—	—	—	1,779,545
Continuation of Life and Disability(16)	—	—	—	—	—	—	—	21,302

(1)
For purposes of this table, we have assumed that Mr. Ravin's base salary as of December 31, 2007 is equal to $800,000.

(2)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. Ravin to perform his material duties under his employment to the satisfaction of at least a majority of the members of the Compensation Committee.

(3)
Represents any termination for "Cause" as defined in Mr. Ravin's employment agreement, other than as provided in footnote (2) above.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Ravin would choose to receive the maximum benefits possible pursuant to the terms of his employment agreement and his Tier 1 Agreement. As described in the section entitled, "Severance Agreements," upon such a termination event, Mr. Ravin may choose between receiving severance benefits under the terms of either his employment agreement or his Tier 1 Agreement and he may also choose pursuant to which

Aon Corporation

  agreement he will receive equity acceleration and vesting benefits. As of December 31, 2007, Mr. Ravin would receive greater benefits pursuant to both the severance and the equity acceleration and vesting terms of his Tier 1 Agreement; therefore, we have assumed in the "Qualifying Termination—Change-in-Control" column that he would have chosen to receive these greater benefits.

(5)
Severance is calculated as three times Mr. Ravin's highest base salary in effect during the 12-month period prior to the date of termination for "Qualifying Termination—Change-in-Control."

(6)
Represents salary continuation for one year of Mr. Ravin's base salary for "Involuntary Termination—For Cause (as determined by Org & Comp Committee)" and payment of Mr. Ravin's base salary until March 31, 2009 for "Involuntary Termination—Without Cause."

(7)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon Mr. Ravin's average annual cash incentive for the preceding three years.

(8)
Under "Voluntary Termination" and either scenario of "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause" and "Retirement": (a) with respect to restricted stock unit awards granted prior to September 16, 2004, vesting ceases as of the date of termination and all such unvested awards are forfeit, and (b) with respect to restricted stock unit awards granted after September 16, 2004, that (i) were not granted pursuant to the ISP, the unvested restricted stock awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination and remaining unvested awards are forfeit, and (ii) were granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(9)
Under "Voluntary Termination," with respect to all options, and under either scenario of "Involuntary Termination—For Cause" and under "Involuntary Termination—Without Cause" and "Retirement," with respect to those options granted prior to September 16, 2004, the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability," all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. Under "Involuntary Termination—Without Cause," with respect to those options granted after September 16, 2004, the unvested stock options vest as of the employment termination date in a pro-rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Retirement," with respect to those options granted after September 16, 2004, the unvested stock options vest as of the employment termination date in a pro-rata amount based on the number of days of service between the date of grant and the date of termination remaining, all remaining unvested options are forfeit and the named executive officer has a 36-month period from the date of termination to exercise all vested options. Under either scenario of "Involuntary Termination—For Cause" with respect to options granted after September 16, 2004, all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and remain exercisable through the life of the grant.

(10)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(11)
The amounts in this row are attributable to an individual performance award and a grant under the 2007 LPP. For the individual performance award and the grant under the 2007 LPP, under either scenario of "Involuntary Termination—For Cause" and for the grant under the 2007 LPP, under "Voluntary Termination," participation in the LPP is cancelled retroactively back to the beginning of the performance period. For the individual performance award, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the

Aon Corporation

  target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For the individual performance award, under "Voluntary Termination," "Involuntary Termination—Without Cause," "Retirement" or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Involuntary Termination—Without Cause" and "Retirement," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For the individual performance award, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(12)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(13)
Represents additional pension and non-qualified plan benefits payable to Mr. Ravin upon the various termination scenarios, including the payment of $373,105 in interest pursuant to the Ravin Contractual Arrangement and the payment of $617,595 representing Mr. Ravin's balance in the Non Qualified Deferred Compensation Plan. For further information on the Ravin Contractual Arrangement and with respect to the pension benefits payable to Mr. Ravin, see the tables captioned Nonqualified Deferred Compensation Table in Fiscal 2007 and Pension Benefits in Fiscal 2007 set forth in this proxy statement.

(14)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(15)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2007; (b) the named executive officer was involuntarily terminated on December 31, 2007; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(16)
Represents the continued coverage of life insurance for a three year period after employment termination.

Aon Corporation

Michael D. O'Halleran
Senior Executive Vice President and Executive Chairman—Aon Re Global
Payments and Benefits Upon Termination(1)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Org & Comp Committee)(2) ($)	Involuntary Termination— For Cause (all others)(3) ($)	Involuntary Termination— Without Cause ($)	Retirement ($)	Qualifying Termination— Change in Control(4) ($)
Cash Severance(5)	—	—	—	—	—	—	—	6,000,000
Salary Continuation(6)	—	2,000,000	2,000,000	4,000,000	—	4,000,000	—	—
Annual Incentive Bonus(7)	—	—	—	—	—	—	—	960,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(8)	6,652,757	7,420,280	7,420,280	7,420,280	—	7,420,280	7,420,280	7,420,280
Stock Options (Unvested; Accelerated or Continued Vesting)(9)(10)	1,534,692	1,534,692	1,534,692	1,534,692	—	1,534,692	1,534,692	1,534,692
Performance Share Units(11)	—	7,716,385	7,716,385	6,166,727	—	6,166,727	6,166,727	7,716,385
Continuation of Health & Welfare Benefits(12)	—	—	—	—	—	17,334	—	26,001
Additional Pension and Non-Qualified Plan Benefit(13)	—	—	—	—	—	—	—	432,209	(14)
Excise Tax Gross-Up(15)	—	—	—	—	—	—	—	7,251,560
Continuation of Life and Disability(16)	—	—	—	—	—	14,736	—	22,104

(1)
For purposes of this table, we have assumed that Mr. O'Halleran's compensation is as follows: current base salary is equal to $2,000,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. O'Halleran to perform his material duties under his employment to the satisfaction of at least a majority of the members of the Compensation Committee.

(3)
Represents any termination for "Cause" as defined in Mr. O'Halleran's employment agreement, other than as provided in footnote (2) above.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. O'Halleran would choose to receive the maximum benefits possible pursuant to the terms of his employment agreement and his Tier 1 Agreement. As described in the section entitled, "Severance Agreements," upon such a termination event, Mr. O'Halleran may choose between receiving severance benefits under the terms of either his employment agreement or his Tier 1 Agreement and he may also choose pursuant to which agreement he will receive equity acceleration and vesting benefits. As of December 31, 2007, Mr. O'Halleran would receive greater benefits pursuant to both the severance and the equity acceleration and vesting terms of his Tier 1 Agreement; therefore, we have assumed in the "Qualifying Termination—Change-in-Control" column that he would have chosen to receive these greater benefits.

Aon Corporation

(5)
Severance is calculated as three times Mr. O'Halleran's highest base salary in effect during the 12-month period prior to the date of termination for "Qualifying Termination—Change-in-Control."

(6)
Salary continuation is calculated as a lump-sum payment pursuant to an insurance policy purchased by Aon, representing Mr. O'Halleran's base salary until January 1, 2009 for "Death", continuation of base salary until January 1, 2009 for "Disability" and continuation of base salary for a period of two years for each of "Involuntary Termination—For Cause (as determined by Org & Comp Committee)" and "Involuntary Termination—Without Cause."

(7)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon Mr. O'Halleran's average annual cash incentive for the preceding three years.

(8)
Under "Voluntary Termination": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment agreement continue to vest in accordance with their original vesting schedules; and (b) the vesting of all outstanding unvested restricted stock unit awards granted pursuant to the ISP ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Death" and "Disability": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment continue to vest in accordance with their original vesting schedules; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP immediately vest. Under "Involuntary Termination—For Cause (as determined by Org & Comp Committee)": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment agreement continue to vest in accordance with their original vesting schedules; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their terms. Under "Involuntary Termination—For Cause (all others)," the vesting of all outstanding unvested restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Involuntary Termination—Without Cause," all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment agreement will immediately vest and all restricted stock unit awards granted pursuant to the ISP will continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested and remain exercisable through the life of the grant.

(9)
Under "Voluntary Termination," "Death," "Disability," "Involuntary Termination—For Cause (as determined by Org & Comp Committee)," "Involuntary Termination—Without Cause," and "Qualifying Termination-Change in Control," all outstanding unvested stock options as of the date of termination continue to vest in accordance with their original vesting schedules and remain exercisable through the life of the grant. Under Involuntary Termination for Cause (all others)," the vesting of all outstanding unvested options ceases upon the date of termination, all unvested options are forfeit and with respect to those options granted prior to September 16, 2004, the named executive officer has a 90-day period from date of termination to exercise all vested options. For all options other than those granted under the 2006 LPP and the 2007 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of an involuntary termination for cause, death or disability, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(10)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007.

(11)
The amounts in this row are attributable to an individual performance award and grants under the 2006 LPP and the 2007 LPP. For the individual performance award and grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination" and either scenario of "Involuntary Termination—For Cause," participation in the LPP is cancelled retroactively back to the beginning of the performance period. For the individual performance award and grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent

Aon Corporation

  (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For the individual performance award and grants under the 2006 LPP, under "Involuntary Termination—Without Cause," "Retirement" or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Involuntary Termination—Without Cause" and "Retirement," the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Involuntary Termination—Without Cause" and "Retirement," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for the individual performance award and grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For the individual performance award and grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(12)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(13)
Represents additional pension and non-qualified plan benefits payable to Mr. O'Halleran upon a "Qualifying Termination—Change-in-Control." For additional information with respect to the pension benefits payable to Mr. O'Halleran, see the table captioned "Pension Benefits in Fiscal 2007" set forth in this proxy statement.

(14)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(15)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2007; (b) the named executive officer was involuntarily terminated on December 31, 2007; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(16)
Continuation of life and disability insurance is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Andrew M. Appel
Chief Executive Officer—Aon Consulting Worldwide, Inc.(1)
Payments and Benefits Upon Termination as of December 31, 2007(2)

	Voluntary Termination— by Mr. Appel Without Good Reason ($)	Voluntary Termination—by Mr. Appel For Good Reason(3) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Governance Committee)(4) ($)	Involuntary Termination— For Cause (all others)(5) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(6) ($)
Cash Severance(7)	—	3,000,000	404,795	876,206	1,500,000	—	3,000,000	2,250,000
Annual Incentive Bonus(8)	—	—	—	—	—	—	—	890,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(9)	—	5,504,142	5,504,142	5,504,142	—	—	5,504,142	5,504,142
Stock Options (Unvested; Accelerated or Continued Vesting)(10)(11)	—	2,768,824	3,084,278	3,084,278	—	—	2,768,824	3,084,278
Performance Share Units (LPP)(12)	—	3,134,711	3,616,762	3,616,762	—	—	3,134,711	3,616,762
Continuation of Health & Welfare Benefits(13)	—	—	—	—	—	—	—	23,052
Additional Pension and Non-Qualified Plan Benefit(14)	79,421	79,421	79,421	79,421	79,421	79,421	79,421	144,671
Excise Tax Gross-Up(15)	—	—	—	—	—	—	—	3,033,191
Continuation of Life and Disability(16)	—	—	—	—	—	—	—	4,482

(1)
Reflects Mr. Appel's title as of December 31, 2007. In February 2008, Mr. Appel assumed the role of Chief Executive Officer of Aon Re Global.

(2)
For purposes of this table, we have assumed that Mr. Appel's compensation is as follows: current base salary is equal to $750,000 and target annual incentive bonus is equal to 100% of base salary.

(3)
Represents a voluntary termination by Mr. Appel due to: (a) the assignment to Mr. Appel of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Appel's principal office be located more than fifty (50) miles outside the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Appel shall constitute "Voluntary Termination—by Mr. Appel Without Good Reason."

Aon Corporation

(4)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. Appel to perform his material duties under his employment agreement to the satisfaction of at least a majority of the members of the Governance/Nominating Committee of Aon's Board of Directors.

(5)
Represents any termination for "Cause" as defined in Mr. Appel's employment agreement, other than as provided in footnote (4) above.

(6)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Appel would choose to receive the maximum benefits possible pursuant to the terms of his employment agreement and his Tier 1 Agreement. As described in the section entitled, "Severance Agreements," upon such a termination event, Mr. Appel may choose between receiving severance benefits under the terms of either his employment agreement or his Tier 1 Agreement and he may also choose pursuant to which agreement he will receive equity acceleration and vesting benefits. As of December 31, 2007, Mr. Appel would receive greater benefits pursuant to both the severance and the equity acceleration and vesting terms of his Tier 1 Agreement; therefore, we have assumed in the "Qualifying Termination—Change-in-Control" column that he would have chosen to receive these greater benefits.

(7)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by us for the benefit of Mr. Appel. For "Involuntary Termination—For Cause (as determined by Governance Committee)," severance is calculated as the continuation of base salary for a period of two years from the date of termination of Employment.

(8)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. For Mr. Appel, who commenced employment with Aon in July 2005, the annual incentive bonus is based on the annual cash incentive received in the preceding two years.

(9)
Under "Voluntary Termination—by Mr. Appel Without Good Reason," "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Mr. Appel Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Appel's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(10)
Under "Voluntary Termination—by Mr. Appel Without Good Reason" "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Appel's employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2006 LPP and the 2007 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options

Aon Corporation

  granted under the 2006 LPP, under "Qualifying Termination— Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of an involuntary termination for cause, death or disability, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(11)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2007 that vest as applicable to each termination scenario.

(12)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination—by Mr. Appel Without Good Reason" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Appel for Good Reason" and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater pro-rata amount of that based on the achievement of performance criteria achieved over the performance period or based on the time elapsed in the performance period. For grants under the 2007 LPP, under "Voluntary Termination—by Mr. Appel for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using a pro-rata methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one

Aon Corporation

  hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(13)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(14)
Represents additional pension and non-qualified plan benefits payable to Mr. Appel under the various termination scenarios, including the payment of $79,421 representing Mr. Appel's balance in the Non Qualified Deferred Compensation Plan. For additional information with respect to the pension benefits payable to Mr. Appel, see the table captioned Pension Benefits in Fiscal 2007 set forth in this proxy statement. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(15)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2007; (b) the named executive officer was involuntarily terminated on December 31, 2007; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(16)
Continuation of life and disability insurance is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

2007 Director Compensation

        The table below summarizes compensation for Aon's non-employee Directors for the fiscal year ended December 31, 2007. All non-employee Directors are referred to in this proxy statement as "outside Directors" or "non-management Directors."

        Gregory C. Case, Aon's President and Chief Executive Officer, and Patrick G. Ryan, Aon's Executive Chairman, receive no additional compensation for their services as Directors of Aon. The compensation received by each of Messrs. Case and Ryan as employees of Aon is shown in the Summary Compensation Table for Fiscal Years 2007 and 2006 set forth in this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(g)	(h)
Edgar D. Jannotta	85,000	102,000	10,000	197,000
Jan Kalff	85,000	89,000	10,000	184,000
Lester B. Knight	95,000	97,000	10,000	202,000
J. Michael Losh	85,000	89,000	10,000	184,000
R. Eden Martin	85,000	91,000	10,000	186,000
Andrew J. McKenna	105,000	112,625	53,725	271,350
Robert S. Morrison	85,000	95,000	10,000	190,000
Richard B. Myers	85,000	113,333	10,000	208,333
Richard C. Notebaert	95,000	99,000	10,000	204,000
John W. Rogers, Jr.	115,000	102,236	10,000	227,236
Gloria Santona	95,000	87,000	10,000	192,000
Carolyn Y. Woo	85,000	99,000	10,000	194,000

(1)
This column represents the amount of cash compensation earned in 2007 for Board and Committee service. No amounts are shown in the table for Fulvio Conti, as he commenced service as a Director on January 1, 2008. The following outside Directors deferred cash compensation earned in 2007 into their deferred account under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below:

Name	2007 Cash Fees Deferred ($)	Shares in Deferred Account Attributed to 2007 Cash Fees (#)
Edgar D. Jannotta	85,000	1,540
Lester B. Knight	95,000	1,773
J. Michael Losh	85,000	1,540
R. Eden Martin	85,000	1,540
Andrew J. McKenna	105,000	2,006
Robert S. Morrison	85,000	1,540
Richard C. Notebaert	95,000	1,773
John W. Rogers, Jr.	115,000	2,239
Gloria Santona	95,000	1,773
(2)
As of December 31, 2007, each outside Director had the following aggregate number of shares of Common Stock equivalents credited to various deferral accounts for all years of service as an outside

Aon Corporation

  Director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Common Stock Equivalents Credited to Various Deferral Accounts
Edgar D. Jannotta	48,725
Jan Kalff	5,920
Lester B. Knight	34,565
J. Michael Losh	20,851
R. Eden Martin	24,754
Andrew J. McKenna	99,035
Robert S. Morrison	28,584
Richard B. Myers	8,558
Richard C. Notebaert	38,788
John W. Rogers, Jr.	55,106
Gloria Santona	13,084
Carolyn Y. Woo	21,224
(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), and thus includes amounts from deferred stock unit awards granted in 2007 and retirement plan awards granted prior to 2007. The grant date fair value of the stock awards granted to each Director in 2007 was $85,000. For more information, see the information below this table under the heading "Grant of Deferred Stock Units."

(4)
Includes a matching contribution of $10,000 on behalf of each Director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program. Also includes, for Mr. McKenna, a life insurance premium payment of $43,725 where Mr. McKenna is the secondary insured on a policy whose proceeds will be used to fund a charitable bequest pursuant to the Aon Corporation Outside Director Bequest Plan, the terms of which are described below this table under the heading "Bequest Plan."

Components of Outside Director Compensation

Cash Compensation

        Aon provides its outside Directors with the following cash compensation:

  •
  an annual retainer of $85,000, payable quarterly;

  •
  an additional annual retainer of $10,000 to the Chairs of each Board Committee other than the Audit Committee;

  •
  an additional annual retainer of $20,000 to the Chair of the Audit Committee; and

  •
  an additional annual retainer of $20,000 to the Lead Independent Director, less the amount of any other additional retainer received for serving as the Chair of a Board Committee.

        Aon also pays or reimburses outside Directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, committee or Company business meetings and for other reasonable expenses related to Board service such as continuing education.

Aon Corporation

Grant of Deferred Stock Units

        In addition, under the Aon Corporation Non-Employee Directors' Deferred Stock Unit Plan, effective January 1, 2006, a subplan of the Stock Plan, each outside Director receives an annual grant of deferred stock units with a value of $85,000 on the date of Aon's annual meeting of stockholders. In 2007, this grant was made on May 18. The deferred stock units vest over the course of a year, and will convert to shares of Common Stock upon the earlier of: (a) the third anniversary of the date of grant; or (b) the outside Director's termination of service from the Board, unless the outside Director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. The number of deferred stock units to be granted will be determined by dividing $85,000 by the fair market value of a share of Common Stock on the date of grant. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

        An outside Director newly elected or appointed to the Board on or after January 1, 2006, will receive an additional grant of deferred stock units as of his or her first day of service on the Board. The deferred stock units will be subject to the same rules described directly above and will be valued at $85,000 for a Director elected or appointed to service on the Board at Aon's annual meeting of stockholders.

Matching Charitable Contributions

        During 2007, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any outside Director.

Deferred Compensation

        Pursuant to the Aon Corporation Outside Director Deferred Compensation Plan, effective January 1, 2003 (the "Deferred Plan") and the Aon Corporation Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2003 (the "Award Plan") (as subplans of the Stock Plan) (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors have the ability to defer receipt of cash compensation and shares of Common Stock until, generally, retirement from the Board.

        Under the Deferred Plan, outside Directors elect that a portion of the annual retainer (referred to as "Fees") be credited to either a cash account, the earnings of which are based on six-month Treasury bills, or a stock account. Both accounts are maintained for bookkeeping purposes only and no amounts are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of shares that could have been purchased with the Fees at the average of the high and low prices of the shares of Common Stock on the date the Fees are earned. As dividends are declared and paid on shares of Common Stock, each outside Director's stock account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions generally commence upon termination of Director status or retirement of the outside Director from the Board. With regard to the deferred Fees, distributions may be made in cash or in shares of Common Stock, at the election of the outside Director.

        Under the Award Plan, outside Directors may also elect to defer receipt of the annual award of shares of Common Stock issued prior to January 1, 2006. For outside Directors who elect to defer, we maintain accounts for bookkeeping purposes that are credited with the number of shares of Common

Aon Corporation

Stock that could have been purchased with the annual award if shares were priced at the average price of shares of Common Stock during the first three months of the year the annual award is made. As dividends are declared and paid on shares of Common Stock, each outside Director's account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions are made in shares of Common Stock.

Retirement Benefits

        In addition, under the Award Plan, for periods prior to January 1, 2006, outside Directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each outside Director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director will be distributed in ten installments consisting of shares of Common Stock.

        Although the retirement benefit has been discontinued, existing retirement benefits will continue to vest and will remain subject to the terms and conditions of the Award Plan, as it may be amended from time to time.

Bequest Plan

        Outside Directors elected or appointed to serve on the Board before January 1, 2006, remain eligible to participate in the outside Directors' lifetime charitable bequest program (the "Bequest Plan"), established by Aon in 1994. Outside Directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with the modifications to outside Director compensation that were effective January 1, 2006.

        The Bequest Plan was established to acknowledge the service of outside Directors, to recognize the mutual interest of Aon and our outside Directors in supporting worthy charitable institutions and to assist us in attracting and retaining outside Directors of the highest caliber. Aon funds the Bequest Plan generally through the maintenance of life insurance policies on our outside Directors. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax-deductible charitable donations accrue solely to us. Charitable donations by Aon will be directed to charitable institutions designated by the eligible outside Directors. Each eligible outside Director is permitted to recommend total charitable donations of up to $1,000,000 and to designate up to five tax qualified institutions to receive a portion of such bequest (subject to a $100,000 minimum per institution). The bequest will be contributed in 10 annual installments to the designated tax qualified institutions following the death of that outside Director or any outside Director with whom he or she is paired for purposes of the Bequest Plan.

Stock Ownership Guidelines

        Aon adopted stock ownership guidelines for its outside Directors effective July 21, 2006. The guidelines require that: (i) a target ownership level of Aon common stock equal to three times the annual Director retainer be achieved by each outside Director within five years of joining the Board; and (ii) each new outside Director achieve a target ownership level of 1,000 shares of Common Stock within the first year of joining the Board or transitioning from a management Director to a

Aon Corporation

non-management Director. Shares held by the outside Directors in deferred accounts will be included when determining if the target ownership level has been achieved.

Outside Director Compensation—2008 Revisions

        On March 14, 2008, Aon's Board approved changes to the amount of compensation paid to Aon's outside Directors. The modifications were recommended to the Board by the Compensation Committee after that Committee undertook a careful review of market practices and, based on advice from the Committee's outside compensation consultant, the Committee found the outside Directors' compensation programs to provide compensation that was below the competitive level relative to non-employee directors at companies in Aon's peer group.

        The Board authorized the following changes to outside Director compensation, effective January 1, 2008:

  •
  The annual retainer will be increased to $95,000.

  •
  The value of the annual grant of deferred stock units made to each outside Director on the date of each annual Aon stockholders' meeting will be increased to $95,000.

        Other than the revisions noted above, all other elements of the Director compensation program will remain in effect.

Aon Corporation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any Director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's Directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, Directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related-party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

Related Party Transactions

        Aon has provided support to Chicago 2016, a charitable organization whose mission is to bring the 2016 Olympic Games to Chicago. Two named executive officers hold executive positions with Chicago 2016. Patrick G. Ryan serves as Chairman of the Board of Directors and Chief Executive Officer and David P. Bolger was named Chief Operating Officer on June 28, 2007 and has served part-time in that capacity while he transitioned from his position of Chief Financial Officer of Aon.

        In 2007, Aon's financial support of Chicago 2016 included use of Aon unoccupied leased space as a headquarters valued at $284,052, Mr. Bolger's time of an undeterminable value during his transition from CFO of Aon to COO of Chicago 2016, and other value-in-kind support totaling approximately $732,000, including salaries for temporary employees and consultants, additional travel and entertainment, information technology, and marketing and promotional expense. In addition, Aon Foundation, which is indirectly affiliated with Aon, contributed $1,505,000 in 2007 in support of Chicago 2016. Mr. Ryan is a trustee of Aon Foundation.

        Aon has made contractual arrangements to provide ready access to aircraft for executives of Aon and our subsidiaries for business purposes. These arrangements include two dry leases entered into with two aircraft leasing companies affiliated with Patrick G. Ryan, Globe Leasing, Inc. and 17AN Leasing LLC. In addition, Aon provides hangar space and related operating support to Globe Leasing, Inc. and 17AN Leasing LLC in return for negotiated fees. In 2007, Aon and our subsidiaries paid Globe Leasing, Inc. and 17AN Leasing LLC $528,360 and $990,640, respectively, for usage of aircraft. Globe and 17AN paid Aon $284,269 and $201,535, respectively, for hangar space and operating support. These amounts are presented on an accrual basis. We believe that all of these arrangements are more favorable to us than would have been obtained by negotiating similar transactions with unrelated third parties. The payments represented in excess of 5% of each of Globe's and 17AN's consolidated gross revenues in 2007 and are expected to do so again in 2008. In addition, Globe and 17AN paid us $47,935 and $46,235, respectively, as annual insurance premiums for aircraft liability including bodily injury, property damage and hull physical damage (including war risk). Patrick G. Ryan

Aon Corporation

owns 100% of Globe and serves as a Director, Chairman of the Board and treasurer; he also indirectly holds 50% of 17AN and serves as a Director, Chairman of the Board and Chief Executive Officer.

        On January 1, 2005 one of our subsidiaries entered into a five-year consulting agreement with Raymond I. Skilling, who served as Executive Vice President and Chief Counsel of Aon until August 2003. This agreement was terminated effective December 31, 2007. Mrs. Raymond I. Skilling (recently deceased) and Mrs. Patrick G. Ryan are sisters. Under the terms of the agreement, Mr. Skilling performed services related to the subsidiary's professional liability brokerage business. The company paid him an annual fee of $250,000, provided office support services, and continued to vest the stock options and stock awards granted to him while he was an employee. During 2007, 6,750 stock awards with an aggregate market value of $257,254, and 33,000 options vested.

        In 2007, Ryan Enterprises Group LLC, of which Patrick G. Ryan is a Director and officer, paid Aon $110,150 representing insurance costs, pilot fees and consulting fees.

        In 2007, Patrick G. Ryan and Shirley Ryan paid Aon the following amounts: (i) $160,000 for pilot services in connection with the use of personal aircraft; and (ii) $242,045 for insurance premiums paid to insurers related to brokerage services provided by subsidiaries of Aon.

        Robert Jann, the son-in-law of Richard M. Ravin, is employed by one of our subsidiaries. In 2007, Mr. Jann received aggregate cash compensation of $254,938. In addition, Mr. Jann received equity compensation consisting of 971 restricted stock units. Mr. Jann does not report to Mr. Ravin, and Mr. Ravin does not determine his compensation.

Aon Corporation

LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS

        Beginning in 2004, a number of actions were filed against certain current and former Directors and officers of Aon. These actions include: (1) putative class actions, pending in the Northern District of Illinois, making allegations under the Employee Retirement Security Act of 1974 ("ERISA") that certain Directors, officers and retirement plan ("Plan") fiduciaries knew or should have known that alleged business improprieties at Aon, including contingent commission arrangements, steering and leveraging of alleged insurance placements, made Aon stock an imprudent investment alternative for the Plan and breached their fiduciary duties to Plan participants; (2) putative federal securities class actions brought in the Northern District of Illinois, alleging that certain current and former officers and Directors failed adequately to disclose that Aon was engaged in allegedly illegal contingent commission agreements, steering and leveraging of insurance placements, and that these activities resulted in Aon having overstated its revenues; and (3) shareholders' derivative complaints filed in the Circuit Court of Cook County, Illinois, alleging that Aon's Directors and officers breached their fiduciary duties to the Company by approving and implementing a business plan that included the receipt of allegedly unlawful payments from insurance carriers, or alternatively, by failing to be aware of and take steps to alter this business plan. Pursuant to the indemnification provision contained in our Second Amended and Restated Certificate of Incorporation, as amended, Aon will advance expenses (including attorneys' fees) incurred by these current and former Directors and officers in defending against these actions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that each of our Directors and executive officers, and any other person who owns more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such Directors, executive officers and stockholders are required by regulation to furnish us with copies of such reports. Based solely upon our review of these reports, as well as written representations to the effect that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met during 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 Annual Meeting of Stockholders must submit their proposals to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, on or before December 8, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

        In accordance with our by-laws, in order to nominate a candidate for election as a Director or properly bring other business before the 2009 Annual Meeting of Stockholders, a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, not less than 75 nor more than 100 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 5, 2009 and no later than March 2, 2009.

Aon Corporation

ANNUAL REPORT ON FORM 10-K

        We will furnish without charge to each person whose proxy is being solicited, upon such person's request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to the Office of the Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Our Annual Report on Form 10-K will also be available free of charge through our web site (http://www.aon.com).

INCORPORATION BY REFERENCE

        Appendix A to this proxy statement contains our 2007 Annual Financial Report, including our consolidated financial statements and management's discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in Appendix A and the sections of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President, Associate General Counsel and Secretary

Chicago, Illinois
April 8, 2008

Aon Corporation

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2008.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/AON
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold

	01 - Patrick G. Ryan	☐	☐
	02 - Gregory C. Case	☐	☐
	03 - Fulvio Conti	☐	☐
	04 - Edgar D. Jannotta	☐	☐
	05 - Jan Kalff	☐	☐
	06 - Lester B. Knight	☐	☐
	07 - J. Michael Losh	☐	☐
	08 - R. Eden Martin	☐	☐
	09 - Andrew J. McKenna	☐	☐
	10 - Robert S. Morrison	☐	☐
	11 - Richard B. Myers	☐	☐
	12 - Richard C. Notebaert	☐	☐
	13 - John W. Rogers, Jr.	☐	☐
	14 - Gloria Santona	☐	☐
	15 - Carolyn Y. Woo	☐	☐

2.	Ratification of appointment of Ernst & Young LLP as Aon’s	For	Against	Abstain
	Independent Registered Public Accounting Firm.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Stockholder Service Information

Cash Dividend Payments — U.S. Based Stockholders:

Aon encourages all stockholders who do not participate in the Dividend Reinvestment Plan to authorize the electronic deposit of their quarterly dividend payments directly into their checking or savings accounts. To take advantage of this free service, please mail a VOIDED check directly to Computershare at the address listed below along with your request for enrollment.

Dividend Reinvestment:

If you currently receive a cash payment for your dividend and wish to reinvest your dividend into additional shares of Aon Corporation common stock, you may view the Dividend Reinvestment Plan brochure through the Internet at www.computershare.com or you may telephone a customer service representative at one of the numbers listed below and request that one be sent to you.

Internet Account Services:

Stockholders can access their account information on-line at www.computershare.com. Through the Internet, you can view your certificate holdings and dividend reinvestment plan history. You can also request address changes and dividend reinvestment plan statements.

Frequently Asked Questions:

For general information pertaining to stock transfers, please visit the FAQ section, under “Shareholder Services” at www.computershare.com. If you have further questions regarding stock transfer related issues please call our stock transfer agent, Computershare Trust Company. Representatives are available to assist you Monday through Friday, 9:00 A.M. through 5:00 P.M. Eastern Time. The automated voice response telephone system is available 24 hours a day, 7 days a week.

Computershare Contact Information:

Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069	Via Telephone:	Inside the U.S.: Outside the U.S.:	(800) 446-2617 (781) 575-2723
	Via Internet:	www.computershare.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy — Aon Corporation

Chicago, Illinois

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 2008

The undersigned hereby appoints Gregory C. Case, D. Cameron Findlay or Jennifer L. Kraft, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on May 16, 2008 at Indiana Room, Aon Center, 200 East Randolph Street, Chicago, IL 60601 at 10:00 A.M. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned participant and held of record by such trustees, if any. A trustee for each plan will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Eastern Time on May 14, 2008. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees and Proposal 2.

QuickLinks

  PRINCIPAL HOLDERS OF VOTING SECURITIES
  PROPOSAL 1—ELECTION OF DIRECTORS
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  CORPORATE GOVERNANCE
  BOARD OF DIRECTORS AND COMMITTEES
  REPORT OF THE AUDIT COMMITTEE
  PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  COMPENSATION COMMITTEE REPORT
  EXECUTIVE COMPENSATION
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
  ANNUAL REPORT ON FORM 10-K
  INCORPORATION BY REFERENCE
  OTHER MATTERS